United States Securities and
Exchange Commission
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934 (Amendment No. )

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Texas Instruments Incorporated
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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 17, 2014

Dear Stockholder:

You are cordially invited to attend the 2014 annual meeting of stockholders on Thursday, April 17, 2014, at the cafeteria on our property at 12500 TI Boulevard, Dallas, Texas, at 10:00 a.m. (Central time). At the meeting we will consider and act upon the following matters:

  the election of directors for the next year,
  advisory approval of the company’s executive compensation, ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2014, approval of the TI Employees 2014 Stock Purchase Plan,
  reapproval of the material terms of the performance goals under the Texas Instruments 2009 Long-Term Incentive Plan, and
  such other matters as may properly come before the meeting.

Stockholders of record at the close of business on February 18, 2014, are entitled to vote at the annual meeting.

We urge you to vote your shares as promptly as possible by: (1) accessing the Internet website, (2) calling the toll-free number or (3) signing, dating and mailing the enclosed proxy.

Sincerely,

Joseph F. Hubach
Senior Vice President,
Secretary and
General Counsel

Dallas, Texas
March 4, 2014

TEXAS INSTRUMENTS	2014 PROXY STATEMENT • 55

TABLE OF CONTENTS

Voting procedures and quorum	56
Election of directors	58
Nominees for directorship	58
Director nomination process	59
Board diversity and nominee qualifications	59
Communications with the board	61
Corporate governance	61
Annual meeting attendance	61
Director independence	61
Board organization	62
Board and committee meetings	62
Committees of the board	63
Board leadership structure	65
Risk oversight by the board	65
Director compensation	66
2013 director compensation	67
Executive compensation	68
Proposal regarding advisory approval of
the company’s executive compensation	68
Compensation Discussion and Analysis	69
Compensation Committee report	81
2013 summary compensation table	81
Grants of plan-based awards in 2013	83
Outstanding equity awards at fiscal year-end 2013	84
2013 option exercises and stock vested	86
2013 pension benefits	86
2013 non-qualified deferred compensation	89
Potential payments upon termination or
change in control	90
Audit Committee report	93
Proposal to ratify appointment of independent
registered public accounting firm	94
Proposal to approve the TI Employees
2014 Stock Purchase Plan	95
Proposal to reapprove the material terms of the
performance goals under the Texas Instruments
2009 Long-Term Incentive Plan	97
Equity compensation plan information	99
Additional information	100
Voting securities	100
Security ownership of certain beneficial owners	100
Security ownership of directors and management	101
Related person transactions	102
Compensation committee interlocks and
insider participation	103
Cost of solicitation	103
Stockholder proposals for 2015	104
Benefit plan voting	104
Section 16(a) beneficial ownership reporting compliance	104
Telephone and Internet voting	104
Stockholders sharing the same address	105
Electronic delivery of proxy materials	105
Directions and other annual meeting information	106
Exhibit A (TI Employees 2014 Stock Purchase Plan)	A-1
Exhibit B (Texas Instruments 2009 Long-Term
Incentive Plan)	B-1
Appendix (Non-GAAP Reconciliations)	C-1

PROXY STATEMENT – MARCH 4, 2014

EXECUTIVE OFFICES
12500 TI BOULEVARD, DALLAS, TEXAS 75243
MAILING ADDRESS: P.O. BOX 660199, DALLAS, TEXAS 75266-0199

VOTING PROCEDURES AND QUORUM

TI’s board of directors requests your proxy for the annual meeting of stockholders on April 17, 2014. If you sign and return the enclosed proxy, or vote by telephone or on the Internet, you authorize the persons named in the proxy to represent you and vote your shares for the purposes mentioned in the notice of annual meeting. This proxy statement and related proxy are being distributed on or about March 4, 2014. If you come to the meeting, you can vote in person. If you do not come to the meeting, your shares can be voted only if you have returned a properly signed proxy or followed the telephone or Internet voting instructions, which can be found on the enclosed proxy. If you sign and return your proxy but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the board of directors. You can revoke your authorization at any time before the shares are voted at the meeting.
     A quorum of stockholders is necessary to hold a valid meeting. If at least a majority of the shares of TI common stock issued and outstanding and entitled to vote are present in person or by proxy, a quorum will exist. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. Broker non-votes occur when a beneficial owner who holds company stock through a broker does not provide the broker with voting instructions as to any matter on which the broker is not permitted to exercise its discretion and vote without specific instruction.

56 • 2014 PROXY STATEMENT	TEXAS INSTRUMENTS

     Scheduled to be considered at the meeting are the election of directors, an advisory vote regarding approval of the company’s executive compensation, ratification of the appointment of our independent registered public accounting firm, a proposal to approve the TI Employees 2014 Stock Purchase Plan, and a proposal to reapprove the material terms of the performance goals under the Texas Instruments 2009 Long-Term Incentive Plan. Each of these matters is discussed elsewhere in this proxy statement. On each of these matters you may vote “for,” “against” or “abstain.” The vote required for the election of directors and approval of the other matters is shown in the table below.

Matter	Required Vote	Impact of Abstentions or Broker Non-Votes
Election of directors	Majority of votes present in person and by proxy at the meeting and entitled to be cast in the election with respect to a nominee must be cast for that nominee.	Abstentions have the same effect as votes against. Broker non-votes are not counted as votes for or against.

Advisory vote to approve named executive officer compensation

Proposal to approve the TI Employees 2014 Stock Purchase Plan

Proposal to reapprove the material terms of the performance goals under the Texas Instruments 2009 Long-Term Incentive Plan

	Majority of votes present in person or by proxy at the meeting must be cast for the proposal.	Abstentions and broker non-votes have the same effect as a vote against.

Proposal to ratify appointment of independent registered public accounting firm	Majority of votes present in person or by proxy at the meeting must be cast for the proposal.

Abstentions have the same effect as votes against. (Brokers are permitted to exercise their discretion and vote without specific instruction on this matter. Accordingly, there are no broker non-votes.)

Any other matter that may properly be submitted at the meeting	Majority of votes present in person or by proxy at the meeting must be cast for the proposal.	Abstentions and broker non-votes have the same effect as votes against.

TEXAS INSTRUMENTS	2014 PROXY STATEMENT • 57

ELECTION OF DIRECTORS

Directors are elected at the annual meeting to hold office until the next annual meeting and until their successors are elected and qualified. The board of directors has designated the following persons as nominees: RALPH W. BABB, JR., MARK A. BLINN, DANIEL A. CARP, CARRIE S. COX, RONALD KIRK, PAMELA H. PATSLEY, ROBERT E. SANCHEZ, WAYNE R. SANDERS, RUTH J. SIMMONS, RICHARD K. TEMPLETON and CHRISTINE TODD WHITMAN.
     If you return a proxy that is not otherwise marked, your shares will be voted FOR each of the nominees.

Nominees for directorship

All of the nominees for directorship are directors of the company. For a discussion of each nominee’s qualifications to serve as a director of the company, please see pages 59-61. If any nominee becomes unable to serve before the meeting, the persons named as proxies may vote for a substitute or the number of directors will be reduced accordingly.

Directors

RALPH W. BABB, JR. Age 65 Director since 2010 Chair, Audit Committee	RONALD KIRK Age 59 Director since 2013 Member, Governance and Stockholder Relations Committee	RUTH J. SIMMONS Age 68 Director since 1999 Member, Audit Committee

MARK A. BLINN Age 52 Director since 2013 Member, Audit Committee	PAMELA H. PATSLEY Age 57 Director since 2004 Member, Compensation Committee	RICHARD K. TEMPLETON Age 55 Chairman since 2008 and director since 2003

DANIEL A. CARP Age 65 Director since 1997 Member, Governance and Stockholder Relations Committee	ROBERT E. SANCHEZ Age 48 Director since 2011 Member, Compensation Committee	CHRISTINE TODD WHITMAN Age 67 Director since 2003 Chair, Governance and Stockholder Relations Committee

CARRIE S. COX Age 56 Director since 2004 Lead Director; Chair, Compensation Committee	WAYNE R. SANDERS Age 66 Director since 1997 Member, Governance and Stockholder Relations Committee

58 • 2014 PROXY STATEMENT	TEXAS INSTRUMENTS

Director nomination process

The board is responsible for approving nominees for election as directors. To assist in this task, the board has designated a standing committee, the Governance and Stockholder Relations Committee (the G&SR Committee), which is responsible for reviewing and recommending nominees to the board. The G&SR Committee is comprised solely of independent directors as defined by the rules of The NASDAQ Stock Market (NASDAQ) and the board’s corporate governance guidelines. Our board of directors has adopted a written charter for the G&SR Committee. It can be found on our website at www.ti.com/corporategovernance.
     It is a long-standing policy of the board to consider prospective board nominees recommended by stockholders. A stockholder who wishes to recommend a prospective board nominee for the G&SR Committee’s consideration can write to the Secretary of the G&SR Committee, Texas Instruments Incorporated, P.O. Box 655936, MS 8658, Dallas, TX 75265-5936. The G&SR Committee will evaluate the stockholder’s prospective board nominee in the same manner as it evaluates other nominees.
     In evaluating prospective nominees, the G&SR Committee looks for the following minimum qualifications, qualities and skills:

  Outstanding achievement in the individual’s personal career.
  Breadth of experience.
  Soundness of judgment.
  Ability to make independent, analytical inquiries.
  Ability to contribute to a diversity of viewpoints among board members.
  Willingness and ability to devote the time required to perform board activities adequately (in this regard, the G&SR Committee will consider the number of other boards on which the individual serves as a director, and in particular the board’s policy that directors should not serve on the boards of more than three other public companies).
  Ability to represent the total corporate interests of TI (a director will not be selected to, nor will he or she be expected to, represent the interests of any particular group).

     Stockholders, non-employee directors, management and others may submit recommendations to the G&SR Committee.
     Mr. Kirk was elected to the board effective September 19, 2013. He is the only director nominee at the 2014 annual meeting of stockholders who is standing for election by the stockholders for the first time. One of the independent directors identified Mr. Kirk as a potential candidate.
     The board believes its current size is within the desired range as stated in the board’s corporate governance guidelines.

Board diversity and nominee qualifications

As indicated by the criteria above, the board prefers a mix of background and experience among its members. The board does not follow any ratio or formula to determine the appropriate mix. Rather, it uses its judgment to identify nominees whose backgrounds, attributes and experiences, taken as a whole, will contribute to the high standards of board service at the company. The effectiveness of this approach is evidenced by the directors’ participation in the insightful and robust yet respectful deliberation that occurs at board and committee meetings and in shaping the agendas for those meetings.
     As it considered director nominees for the 2014 annual meeting, the board kept in mind that the most important issues it considers typically relate to the company’s strategic direction; succession planning for senior executive positions; the company’s financial performance; the challenges of running a large, complex enterprise, including the management of its risks; major acquisitions and divestitures; and significant research and development (R&D) and capital investment decisions. These issues arise in the context of the company’s operations, which primarily involve the manufacture and sale of semiconductors all over the world into industrial, automotive, personal electronics, communications equipment and enterprise systems markets.
     As described below, each of our director nominees has achieved an extremely high level of success in his or her career, whether at multi-billion dollar multinational corporate enterprises, major U.S. universities or significant governmental organizations. In these positions, each has been directly involved in the challenges relating to setting the strategic direction and managing the financial performance, personnel and processes of large, complex organizations. Each has had exposure to effective leaders and has developed the ability to judge leadership qualities. Ten of them have experience in serving on the board of directors of at least one other major corporation, and two have served in high political office, all of which provides additional relevant experience on which each nominee can draw.
     In concluding that each nominee should serve as a director, the board relied on the specific experiences and attributes listed below and on the direct personal knowledge, born of previous service on the board, that each of the nominees brings insight and the willingness to ask difficult questions to board deliberations.

TEXAS INSTRUMENTS	2014 PROXY STATEMENT • 59

Mr. Babb

  As chairman and CEO of Comerica Incorporated and Comerica Bank (2002-present) and through a long career in banking, has gained first-hand experience in managing large, complex institutions, as well as insight into financial markets, which experience is particularly relevant to the company due to its global presence.
  As Audit Committee chair at the company, chief financial officer of Comerica Incorporated and Comerica Bank (1995-2002), controller and later chief financial officer of Mercantile Bancorporation (1978-1995), and auditor and later audit manager at the accounting firm of Peat Marwick Mitchell & Co. (1971-1978), has gained extensive audit knowledge and experience in audit- and financial control-related matters.

Mr. Blinn

  As CEO and a director of Flowserve Corporation (2009-present), has gained first-hand experience in managing a large, multinational corporation operating in global industrial markets, with ultimate management responsibility for the organization’s financial performance and significant capital and R&D investments.
  As chief financial officer of Flowserve Corporation (2004-2009), chief financial officer of FedEx Kinko’s Office and Print Services Inc. (2003-2004) and vice president and controller of Centex Corporation (2000-2002), has developed a keen appreciation for audit- and financial control-related matters.

Mr. Carp

  As chairman and CEO (2000-2005) and president (1997-2001, 2002-2003) of Eastman Kodak Company, has gained first-hand experience in managing a large, multinational corporation focused on worldwide electronic consumer markets (which are of relevance to the company), with ultimate management responsibility for the corporation’s financial performance and its significant investments in capital and R&D.
  As chairman of the board of directors of Delta Air Lines, Inc. (2007-present), a director of Norfolk Southern Corporation (2006-present) and a former director of Liz Claiborne, Inc. (2006-2009), has helped oversee the strategy and operations of major multinational corporations in various industries, including some that are capital-intensive.

Ms. Cox

  As chairman (2013-present), CEO and a director (2010-present) of Humacyte, Inc., executive vice president and president of Global Pharmaceuticals at Schering-Plough Corporation (2003-2009) and executive vice president and president of Global Prescription Business at Pharmacia Corporation (1997-2003), has gained first-hand experience in managing large, multinational organizations focused on medical-related markets (which are of relevance to the company), with responsibility for those organizations’ financial performance and significant capital and R&D investments. Is also a director of Cardinal Health, Inc. (2009-present) and Celgene Corporation (2009-present).

Mr. Kirk

  As U.S. Trade Representative (2009-2013), has gained first-hand experience in managing a complex organization that operates on an international scale and developed insight into issues bearing on global economic activity, international trade policies and strategies and the workings of foreign governments.
  As Senior Of Counsel of Gibson, Dunn & Crutcher LLP (2013-present), and as a partner of Vinson & Elkins, LLP (2005-2009), has gained first-hand experience as an advisor to numerous multinational companies.
  As a director of Brinker International, Inc. (1997-2009) and Dean Foods Company (1997-2009) has helped oversee the strategy and operations of other large corporations.

Ms. Patsley

  As chairman and CEO (2009-present) of MoneyGram International, Inc., senior executive vice president of First Data Corporation (2000-2007) and president and CEO of Paymentech, Inc. (1991-2000), has gained first-hand experience in managing large, multinational organizations, including the application of technology in the financial services sector, with ultimate management responsibility for their financial performance and significant capital investments.
  As former Audit Committee chair at the company, a member of the audit committee at Dr Pepper Snapple Group, Inc., chief financial officer of First USA, Inc. (1987-1994) and a former auditor at KPMG Peat Marwick for almost six years before joining First USA, has developed a keen appreciation for audit- and financial control-related matters.
  As a director of Dr Pepper Snapple Group, Inc. (2008-present) and a former director of Molson Coors Brewing Company (2005-2009), has helped oversee the strategy and operations of other major multinational corporations.

Mr. Sanchez

  As chairman and CEO (2013-present), president (2012 to present) and chief operating officer (2012) of Ryder System, Inc., and as president of its Global Fleet Management Solutions business segment (2010-2012), has gained first-hand experience in managing a large, multinational, transportation-related organization, with responsibility for the organization’s financial performance and significant capital investments.
  As executive vice president and chief financial officer (2007-2010) and as senior vice president and chief information officer (2003-2005) of Ryder System, Inc., has developed a keen appreciation for audit- and financial control-related issues and gained first-hand experience with all technology-related functions of a large, multinational corporation focused on transportation and logistics.

60 • 2014 PROXY STATEMENT	TEXAS INSTRUMENTS

Mr. Sanders

  As chairman (1992-2003) and CEO (1991-2002) of Kimberly-Clark Corporation, has gained first-hand experience in managing a large, multinational consumer goods corporation, with ultimate management responsibility for its financial performance and its significant capital and R&D investments.
  As chairman of Dr Pepper Snapple Group, Inc. (2008-present) and a director of Belo Corporation (2003-2013), has helped oversee the strategy and operations of other large corporations.

Ms. Simmons

  As president of Brown University (2001-2012) and president of Smith College (1995-2001), has gained first-hand experience in managing large, complex institutions, and developed deep insight into the development and training of professionals, including engineers, scientists and technologists, on whom the company relies for its next generation of employees.
  As a director of Chrysler Group LLC (2012-present) and Mondelez International, Inc. (2012-present) and as a former director of The Goldman Sachs Group, Inc. (2000-2010), has helped oversee the strategy and operations of other large corporations.

Mr. Templeton

  As a 33-year veteran of the semiconductor industry, serving the last 18 years at a senior level at the company, including as chairman since 2008, CEO since 2004 and director since 2003, has developed a deep knowledge of all aspects of the company and of the semiconductor industry.

Ms. Whitman

  As Administrator of the Environmental Protection Agency (2001-2003) and Governor of the state of New Jersey (1994-2000), has gained first-hand experience managing a large, complex organization and developed keen insight into the workings of government on the federal and state level and how they might impact company operations.
  As a director of S.C. Johnson & Son, Inc. (2003-present) and United Technologies Corp. (2003-present), has helped oversee the strategy and operations of other large corporations.

Communications with the board

Stockholders and others who wish to communicate with the board as a whole, or to individual directors, may write to them at: P.O. Box 655936, MS 8658, Dallas, TX 75265-5936. All communications sent to this address will be shared with the board or the individual director, if so addressed.

Corporate governance

The board has a long-standing commitment to responsible and effective corporate governance. The board’s corporate governance guidelines (which include the director independence standards), the charters of each of the board’s committees, TI’s code of business conduct and our code of ethics for our CEO and senior financial officers are available on our website at www.ti.com/corporategovernance. Stockholders may request copies of these documents free of charge by writing to Texas Instruments Incorporated, P.O. Box 660199, MS 8657, Dallas, TX 75266-0199, Attn: Investor Relations.

Annual meeting attendance

It is a policy of the board to encourage directors to attend each annual meeting of stockholders. Such attendance allows for direct interaction between stockholders and board members. In 2013, all directors then in office attended TI’s annual meeting of stockholders.

Director independence

The board has determined that each of our directors is independent except for Mr. Templeton. In connection with this determination, information was reviewed regarding directors’ business and charitable affiliations, directors’ immediate family members and their employers, and any transactions or arrangements between the company and such persons or entities. The board has adopted the following standards for determining independence.

A.	In no event will a director be considered independent if:
	1.	He or she is a current partner of or is employed by the company’s independent auditors;
	2.	A family member of the director is (a) a current partner of the company’s independent auditors or (b) currently employed by the company’s independent auditors and personally works on the company’s audit;
	3.	Within the current or preceding three fiscal years he or she was, and remains at the time of the determination, a partner in or a controlling shareholder, an executive officer or an employee of an organization that in the current year or any of the past three fiscal years (a) made payments to, or received payments from, the company for property or services, (b) extended loans to or received

TEXAS INSTRUMENTS	2014 PROXY STATEMENT • 61

loans from, the company, or (c) received charitable contributions from the company, in an amount or amounts which, in the aggregate in such fiscal year, exceeded the greater of $200,000 or 2 percent of the recipient’s consolidated gross revenues for that year (for purposes of this standard, “payments” excludes payments arising solely from investments in the company’s securities and payments under non-discretionary charitable contribution matching programs); or
	4.	Within the current or preceding three fiscal years a family member of the director was, and remains at the time of the determination, a partner in or a controlling shareholder or an executive officer of an organization that in the current year or any of the past three fiscal years (a) made payments to, or received payments from, the company for property or services, (b) extended loans to or received loans from the company, or (c) received charitable contributions from the company, in an amount or amounts which, in the aggregate in such fiscal year, exceeded the greater of $200,000 or 2 percent of the recipient’s consolidated gross revenues for that year (for purposes of this standard, “payments” excludes payments arising solely from investments in the company’s securities and payments under non-discretionary charitable contribution matching programs).
B.	In no event will a director be considered independent if, within the preceding three years:
	1.	He or she was employed by the company (except in the capacity of interim chairman of the board, chief executive officer or other executive officer, provided the interim employment did not last longer than one year);
	2.	He or she received more than $120,000 during any twelve-month period in compensation from the company (other than (a) compensation for board or board committee service, (b) compensation received for former service lasting no longer than one year as an interim chairman of the board, chief executive officer or other executive officer and (c) benefits under a tax-qualified retirement plan, or non-discretionary compensation);
	3.	A family member of the director was employed as an executive officer by the company;
	4.	A family member of the director received more than $120,000 during any twelve-month period in compensation from the company (excluding compensation as a non-executive officer employee of the company);
	5.	He or she was (but is no longer) a partner or employee of the company’s independent auditors and worked on the company’s audit within that time;
	6.	A family member of the director was (but is no longer) a partner or employee of the company’s independent auditors and worked on the company’s audit within that time;
	7.	He or she was an executive officer of another entity at which any of the company’s current executive officers at any time during the past three years served on that entity’s compensation committee; or
	8.	A family member of the director was an executive officer of another entity at which any of the company’s current executive officers at any time during the past three years served on that entity’s compensation committee.
C.	No member of the Audit Committee may accept directly or indirectly any consulting, advisory or other compensatory fee from the company, other than in his or her capacity as a member of the board or any board committee. Compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the company (provided that such compensation is not contingent in any way on continued service). In addition, no member of the Audit Committee may be an affiliated person of the company except in his or her capacity as a director.
D.	With respect to service on the Compensation Committee, the board will consider all factors that it deems relevant to determining whether a director has a relationship to the company that is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including but not limited to:
	1.	The source of compensation of the director, including any consulting, advisory or compensatory fee paid by the company to the director; and
	2.	Whether the director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.
E.	For any other relationship, the determination of whether it would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities, and consequently whether the director involved is independent, will be made by directors who satisfy the independence criteria set forth in this section.
     For purposes of these independence determinations, “company” and “family member” will have the same meaning as under NASDAQ rules.

BOARD ORGANIZATION

Board and committee meetings

During 2013, the board held nine meetings. The board has three standing committees described below. The committees of the board collectively held 19 meetings in 2013. Each director attended all of the board and relevant committee meetings combined. Overall attendance at board and committee meetings was 100 percent.

62 • 2014 PROXY STATEMENT	TEXAS INSTRUMENTS

Committees of the board

Audit Committee
The Audit Committee is a separately designated standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. All members of the Audit Committee are independent under NASDAQ rules and the board’s corporate governance guidelines. From April 20, 2012, to April 18, 2013, the committee members were Ms. Patsley (Chair), Mr. Babb and Mr. Sanchez. Since April 19, 2013, the committee members have been Mr. Babb (Chair), Mr. Blinn and Ms. Simmons. The Audit Committee is generally responsible for:
  Appointing, compensating, retaining and overseeing TI’s independent registered public accounting firm.
  Reviewing the annual report of TI’s independent registered public accounting firm related to quality control.
  Reviewing TI’s annual reports to the SEC, including the financial statements and the “Management’s Discussion and Analysis” portion of those reports, and recommending appropriate action to the board.
  Reviewing TI’s audit plans.
  Reviewing before issuance TI’s news releases regarding annual and interim financial results and discussing with management any related earnings guidance that may be provided to analysts and rating agencies.
  Discussing TI’s audited financial statements with management and the independent registered public accounting firm, including a discussion with the firm regarding the matters required to be reviewed under applicable legal or regulatory requirements.
  Reviewing relationships between the independent registered public accounting firm and TI.
  Reviewing and discussing the adequacy of TI’s internal accounting controls and other factors affecting the integrity of TI’s financial reports with management and with the independent registered public accounting firm.
  Creating and periodically reviewing TI’s whistleblower policy.
  Reviewing TI’s risk assessment and risk management policies.
  Reviewing TI’s compliance and ethics program.
  Reviewing a report of compliance of management and operating personnel with TI’s code of business conduct, including TI’s conflict of interest policy.
  Reviewing TI’s non-employee-related insurance programs.
  Reviewing changes, if any, in major accounting policies of the company.
  Reviewing trends in accounting policy changes that are relevant to the company.
  Reviewing the company’s policy regarding investments and financial derivative products.
     The board has determined that all members of the Audit Committee are financially sophisticated, as the board has interpreted such qualifications in its business judgment. In addition, the board has designated Mr. Babb as the audit committee financial expert as defined in the Securities Exchange Act of 1934, as amended.
     The Audit Committee met six times in 2013. The Audit Committee holds regularly scheduled meetings and reports its activities to the board. The committee also continued its long-standing practice of meeting directly with our internal audit staff to discuss the audit plan and to allow for direct interaction between Audit Committee members and our internal auditors. Please see page 93 for a report of the committee.

Compensation Committee
All members of the Compensation Committee are independent. From April 20, 2012, to April 18, 2013, the committee members were Ms. Cox (Chair), Mr. Sanders and Ms. Simmons. Since April 19, 2013, the committee members have been Ms. Cox (Chair), Ms. Patsley and Mr. Sanchez. The committee is responsible for:
  Reviewing the performance of the CEO and determining his compensation.
  Setting the compensation of the company’s other executive officers.
  Overseeing administration of employee benefit plans.
  Making recommendations to the board regarding:
    Institution and termination of, revisions in and actions under employee benefit plans that (i) increase benefits only for officers of the company or disproportionately increase benefits for officers of the company more than other employees of the company, (ii) require or permit the issuance of the company’s stock or (iii) the board must approve.
    Reservation of company stock for use as awards of grants under plans or as contributions or sales to any trustee of any employee benefit plan.
  Taking action as appropriate regarding the institution and termination of, revisions in and actions under employee benefit plans that are not required to be approved by the board.
  Appointing, setting the compensation of, overseeing and considering the independence of any compensation consultant or other advisor.
     The Compensation Committee holds regularly scheduled meetings, reports its activities to the board, and consults with the board before setting annual executive compensation. During 2013, the committee met six times. Please see page 81 for a report of the committee.

TEXAS INSTRUMENTS	2014 PROXY STATEMENT • 63

     In performing its functions, the committee is supported by the company’s Human Resources organization. The committee has the authority to retain any advisors it deems appropriate to carry out its responsibilities. The committee retained Pearl Meyer & Partners as its compensation consultant for the 2013 compensation cycle. The committee instructed the consultant to advise it directly on executive compensation philosophy, strategies, pay levels, decision-making processes and other matters within the scope of the committee’s charter. Additionally, the committee instructed the consultant to assist the company’s Human Resources organization in its support of the committee in these matters with such items as peer-group assessment, analysis of the executive compensation market, and compensation recommendations.
     The Compensation Committee considers it important that its compensation consultant’s objectivity not be compromised by other engagements with the company or its management. In support of this belief, the committee has a policy on compensation consultants, a copy of which may be found on www.ti.com/corporategovernance. During 2013, the committee determined that its compensation consultant was independent of the company and had no conflict of interest.
     The Compensation Committee considers executive compensation in a multistep process that involves the review of market information, performance data and possible compensation levels over several meetings leading to the annual determinations in January. Before setting executive compensation, the committee reviews the total compensation and benefits of the executive officers and considers the impact that their retirement, or termination under various other scenarios, would have on their compensation and benefits.
     The CEO and the senior vice president responsible for Human Resources, who is an executive officer, are regularly invited to attend meetings of the committee. The CEO is excused from the meeting during any deliberations or vote on his compensation. No executive officer determines his or her own compensation or the compensation of any other executive officer. As members of the board, the members of the committee receive information concerning the performance of the company during the year and interact with our management. The CEO gives the committee and the board an assessment of his own performance during the year just ended. He also reviews the performance of the other executive officers with the committee and makes recommendations regarding their compensation. The senior vice president responsible for Human Resources assists in the preparation of and reviews the compensation recommendations made to the committee other than for her compensation.
     The Compensation Committee’s charter provides that it may delegate its power, authority and rights with respect to TI’s long-term incentive plans, employee stock purchase plan and employee benefit plans to (i) one or more committees of the board established or delegated authority for that purpose; or (ii) employees or committees of employees except that no such delegation may be made with respect to compensation of the company’s executive officers.
     Pursuant to that authority, the Compensation Committee has delegated to a special committee established by the board the authority to grant a limited number of stock options and restricted stock units under the company’s long-term incentive plans. The sole member of the special committee is Mr. Templeton. The special committee has no authority to grant, amend or terminate any form of compensation to TI’s executive officers. The Compensation Committee reviews the grant activity of the special committee.

Governance and Stockholder Relations Committee
All members of the G&SR Committee are independent. From April 20, 2012, to April 18, 2013, the committee members were Ms. Whitman (Chair) and Mr. Carp. Since April 19, 2013, the committee members have been Ms. Whitman (Chair), Mr. Carp and Mr. Sanders, with Mr. Kirk joining the committee on September 19, 2013. The G&SR Committee is generally responsible for:
  Making recommendations to the board regarding:
    The development and revision of our corporate governance principles.
    The size, composition and functioning of the board and board committees.
    Candidates to fill board positions.
    Nominees to be designated for election as directors.
    Compensation of board members.
    Organization and responsibilities of board committees.
    Succession planning by the company.
    Issues of potential conflicts of interest involving a board member raised under TI’s conflict of interest policy.
    Election of executive officers of the company.
    Topics affecting the relationship between the company and stockholders.
    Public issues likely to affect the company.
    Responses to proposals submitted by stockholders.
  Reviewing:
    Contribution policies of the company and the TI Foundation.
    Revisions to TI’s code of ethics.
  Electing officers of the company other than the executive officers.
  Overseeing an annual evaluation of the board and the committee.
     The G&SR Committee met seven times in 2013. The G&SR Committee holds regularly scheduled meetings and reports its activities to the board. Please see page 59 for a discussion of stockholder nominations and page 61 for a discussion of communications with the board.

64 • 2014 PROXY STATEMENT	TEXAS INSTRUMENTS

Board leadership structure

The board’s current leadership structure combines the positions of chairman and CEO, and includes a lead director who presides at executive sessions and performs the duties listed below. The board believes that this structure, combined with its other practices (such as (a) including on each board agenda an opportunity for the independent directors to comment on and influence the proposed strategic agenda for future meetings and (b) holding an executive session at each board meeting), allows it to maintain the active engagement of independent directors and appropriate oversight of management.
     The lead director is elected by the independent directors annually. The independent directors have elected Ms. Cox to serve as lead director. The duties of the lead director are to:
  Preside at all meetings of the board at which the chairman is not present, including executive sessions of the independent directors;
  Serve as liaison between the chairman and the independent directors;
  Approve information sent to the board;
  Approve meeting agendas for the board;
  Approve meeting schedules to assure that there is sufficient time for discussion of all agenda items; and
  If requested by major shareholders, ensure that he or she is available for consultation and direct communication.
In addition, the lead director has authority to call meetings of the independent directors.
     The board, led by its G&SR Committee, regularly reviews the board’s leadership structure. The board’s consideration is guided by two questions: would stockholders be better served and would the board be more effective with a different structure. The board’s views are informed by a review of the practices of other companies and insight into the preferences of top stockholders, as gathered from face-to-face dialogue and review of published guidelines. The board also considers how board roles and interactions would change if its leadership structure changed. The board’s goal is for each director to have an equal stake in the board’s actions and equal accountability to the corporation and its stockholders.
     The board continues to believe that there is no uniform solution for a board leadership structure. Indeed, the company has had varying board leadership models over its history, at times separating the positions of chairman and CEO and at times combining the two, and now utilizing a lead director.

Risk oversight by the board

It is management’s responsibility to assess and manage the various risks TI faces. It is the board’s responsibility to oversee management in this effort. In exercising its oversight, the board has allocated some areas of focus to its committees and has retained areas of focus for itself, as more fully described below.
     Management generally views the risks TI faces as falling into the following categories: strategic, operational, financial and compliance. The board as a whole has oversight responsibility for the company’s strategic and operational risks (e.g., major initiatives, competitive markets and products, sales and marketing, and research and development). Throughout the year the CEO discusses these risks with the board during strategy reviews that focus on a particular business or function. In addition, at the end of the year, the CEO provides a formal report on the top strategic and operational risks.
     TI’s Audit Committee has oversight responsibility for financial risk (such as accounting, finance, internal controls and tax strategy). Oversight responsibility for compliance risk is shared by the board committees. For example, the Audit Committee oversees compliance with the company’s code of conduct and finance- and accounting-related laws and policies, as well as the company’s compliance program itself; the Compensation Committee oversees compliance with the company’s executive compensation plans and related laws and policies; and the G&SR Committee oversees compliance with governance-related laws and policies, including the company’s corporate governance guidelines.
     The Audit Committee oversees the company’s approach to risk management as a whole. It reviews the company’s risk management process at least annually by means of a presentation by the CFO.
     The board’s leadership structure is consistent with the board and committees’ roles in risk oversight. As discussed above, the board has found that its current structure and practices are effective in fully engaging the independent directors. Allocating various aspects of risk oversight among the committees provides for similar engagement. Having the chairman and CEO review strategic and operational risks with the board ensures that the director most knowledgeable about the company, the industry in which it operates and the competition and other challenges it faces shares those insights with the board, providing for a thorough and efficient process.

TEXAS INSTRUMENTS	2014 PROXY STATEMENT • 65

DIRECTOR COMPENSATION

The G&SR Committee has responsibility for reviewing and making recommendations to the board on compensation for non-employee directors, with the board making the final determination. The committee has no authority to delegate its responsibility regarding director compensation. In carrying out this responsibility, it is supported by TI’s Human Resources organization. The CEO, the senior vice president responsible for Human Resources and the Secretary review the recommendations made to the committee. The CEO also votes, as a member of the board, on the compensation of non-employee directors.
     The compensation arrangements for the non-employee directors are:
  Annual retainer of $80,000 for board and committee service.
  Additional annual retainer of $25,000 for service as the lead director.
  Additional annual retainer of $30,000 for service as chair of the Audit Committee; $20,000 for service as chair of the Compensation Committee; and $15,000 for service as chair of the G&SR Committee.
  Annual grant of a 10-year option to purchase TI common stock pursuant to the terms of the Texas Instruments 2009 Director Compensation Plan (Director Plan), which was approved by stockholders in April 2009. The grant date value is $100,000, determined using a Black-Scholes option-pricing model (subject to the board’s ability to adjust the grant downward). These non-qualified options become exercisable in four equal annual installments beginning on the first anniversary of the grant and also will become fully exercisable in the event of termination of service following a change in control (as defined in the Director Plan) of TI. If a director’s service terminates due to death, disability or ineligibility to stand for re-election under the company’s by-laws, or after the director has completed eight years of service, then all outstanding options held by the director shall continue to full term. If a director’s service terminates for any other reason, all outstanding options held by the director shall be exercisable for 30 days after the date of termination, but only to the extent such options were exercisable on the date of termination.
  Annual grant of restricted stock units pursuant to the Director Plan with a grant date value of $100,000 (subject to the board’s ability to adjust the grant downward). The restricted stock units vest on the fourth anniversary of their date of grant and upon a change in control as defined in the Director Plan. If a director is not a member of the board on the fourth anniversary of the grant, restricted stock units will nonetheless settle (i.e., the shares will issue) on such anniversary date if the director has completed eight years of service prior to termination or the director’s termination was due to death, disability or ineligibility to stand for re-election under the company’s by-laws. The director may defer settlement of the restricted stock units at his or her election. Upon settlement, the director will receive one share of TI common stock for each restricted stock unit. Dividend equivalents are paid on the restricted stock units at the same rate as dividends on TI common stock. The director may defer receipt of dividend equivalents.
  $1,000 per day compensation for other activities designated by the chairman.
  A one-time grant of 2,000 restricted stock units upon a director’s initial election to the board.

The board has determined that grants of equity compensation to non-employee directors will be timed to occur when grants are made to our U.S. employees in connection with the annual compensation review process. Accordingly, such equity grants to non-employee directors are made in January. Please see the discussion regarding the timing of equity compensation grants on page 78.
     Directors are not paid a fee for meeting attendance, but we reimburse non-employee directors for their travel, lodging and related expenses incurred in connection with attending board, committee and stockholders meetings and other designated TI events. In addition, non-employee directors may travel on company aircraft to and from these meetings and other designated events. On occasion, directors’ spouses are invited to attend board events; the spouses’ expenses incurred in connection with attendance at those events are also reimbursed.
     Under the Director Plan, some directors have chosen to defer all or part of their cash compensation until they leave the board (or certain other specified times). These deferred amounts were credited to either a cash account or stock unit account. Cash accounts earn interest from TI at a rate currently based on Moody’s Seasoned Aaa Corporate Bonds. For 2013, that rate was 3.42 percent. Stock unit accounts fluctuate in value with the underlying shares of TI common stock, which will be issued after the deferral period. Dividend equivalents are paid on these stock units. Directors may also defer settlement of the restricted stock units they receive.
     We have arrangements with certain customers whereby our employees may purchase consumer products containing TI components at discounted pricing. In addition, the TI Foundation has an educational and cultural matching gift program. In both cases, directors are entitled to participate on the same terms and conditions available to employees.
     Non-employee directors are not eligible to participate in any TI-sponsored pension plan.

66 • 2014 PROXY STATEMENT	TEXAS INSTRUMENTS

2013 director compensation

The following table shows the compensation of all persons who were non-employee members of the board during 2013 for services in all capacities to TI in 2013.

					Change in
					Pension
					Value and
				Non-Equity	Non-qualified
	Fees Earned or	Stock	Option	Incentive Plan	Deferred	All Other
	Paid in	Awards	Awards	Compensation	Compensation	Compensation
Name	Cash ($)(2)	($)(3)	($)(4)	($)	Earnings (5)	($)(6)	Total ($)
R. W. Babb, Jr.	$100,000	$99,974	$99,995	—	—	$20	$299,989
M. A. Blinn (1)	$68,571	$64,960	—	—	—	$10,020	$143,551
D. A. Carp	$80,000	$99,974	$99,995	—	—	$703	$280,672
C. S. Cox	$116,667	$99,974	$99,995	—	$2,617	$20	$319,273
R. Kirk (1)	$22,667	$81,600	—	—	—	$20	$104,287
P. H. Patsley	$98,333	$99,974	$99,995	—	—	$20	$298,322
R. E. Sanchez	$80,000	$99,974	$99,995	—	—	$10,020	$289,989
W. R. Sanders	$80,000	$99,974	$99,995	—	—	$703	$280,672
R. J. Simmons	$80,000	$99,974	$99,995	—	$551	$5,020	$285,540
C. T. Whitman	$95,000	$99,974	$99,995	—	—	$1,020	$295,989

(1)	Mr. Blinn was elected effective February 21, 2013, and Mr. Kirk was elected effective September 19, 2013.

(2)	Includes amounts deferred at the director’s election.

(3)	Shown is the aggregate grant date fair value of awards granted in 2013 calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification™ Topic 718, Compensation-Stock Compensation (ASC 718). The discussion of the assumptions used for purposes of calculating the grant date fair value appears in Note 5 of Exhibit 13 to TI’s annual report on Form 10-K for the year ended December 31, 2013.

The table below shows the aggregate number of shares underlying outstanding restricted stock units held by the named individuals as of December 31, 2013.

Restricted
Stock Units
Name	(in Shares)
R. W. Babb, Jr.	11,025
M. A. Blinn	2,000
D. A. Carp	27,689
C. S. Cox	21,025
R. Kirk	2,000
P. H. Patsley	13,525
R. E. Sanchez	8,138
W. R. Sanders	21,125
R. J. Simmons	27,025
C. T. Whitman	21,025

Each restricted stock unit represents the right to receive one share of TI common stock. For restricted stock units granted prior to 2007, shares are issued at the time of mandatory retirement from the board (age 70) or upon the earlier of termination of service from the board after completing eight years of service or death or disability. For information regarding share issuances under restricted stock units granted after 2006, please see the discussion on page 66.

(4)	Shown is the aggregate grant date fair value of awards granted in 2013 calculated in accordance with ASC 718. The discussion of the assumptions used for purposes of calculating the grant date fair value appears in Note 5 of Exhibit 13 to TI’s annual report on Form 10-K for the year ended December 31, 2013.

TEXAS INSTRUMENTS	2014 PROXY STATEMENT • 67

The table below shows the aggregate number of shares underlying outstanding stock options held by the named individuals as of December 31, 2013.

Options
Name	(in Shares)
R. W. Babb, Jr.	36,907
M. A. Blinn	—
D. A. Carp	79,907
C. S. Cox	79,907
R. Kirk	—
P. H. Patsley	94,907
R. E. Sanchez	26,905
W. R. Sanders	74,657
R. J. Simmons	72,907
C. T. Whitman	94,907

The terms of these options are as set forth on page 66 except that for options granted before November 2006, the exercise price is the average of the high and low price of TI common stock on the date of grant, and for options granted before 2010, the grant becomes fully exercisable upon a change in control of TI.

(5)	SEC rules require the disclosure of earnings on deferred compensation to the extent that the interest rate exceeds a specified rate (Federal Rate), which is 120 percent of the applicable federal long-term interest rate with compounding. Under the terms of the Director Plan, deferred compensation cash amounts earn interest at a rate based on Moody’s Seasoned Aaa corporate bonds. For 2013, this interest rate exceeded the Federal Rate by 0.83 percentage points. Shown is the amount of interest earned on the directors’ deferred compensation accounts that was in excess of the Federal Rate.

(6)	Consists of (a) the annual cost ($20 per director) of premiums for travel and accident insurance policies, (b) contributions under the TI Foundation matching gift program of $10,000 for Messrs. Sanchez and Blinn, $5,000 for Ms. Simmons and $1,000 for Ms. Whitman and (c) for Messrs. Carp and Sanders, third-party administration fees for the Director Award Program. Each director whose service commenced prior to June 20, 2002, is eligible to participate in the Director Award Program, a charitable donation program under which we will contribute a total of $500,000 per eligible director to as many as three educational institutions recommended by the director and approved by us. The contributions are made following the director’s death. Directors receive no financial benefit from the program, and all charitable deductions belong to the company. In accordance with SEC rules, we have included the company’s annual costs under the program in All Other Compensation of the directors who participate. The cost attributable to each of Messrs. Carp and Sanders for their participation in this program was $683.

EXECUTIVE COMPENSATION

We are providing the following advisory vote on named executive officer compensation as required by Section 14A of the Securities Exchange Act. The company holds this vote annually.

Proposal regarding advisory approval of the company’s executive compensation

The board asks the shareholders to cast an advisory vote on the compensation of our named executive officers. The “named executive officers” are the chief executive officer, chief financial officer and three other most highly compensated executive officers, as named in the compensation tables on pages 81-93.
     Specifically, we ask the shareholders to approve the following resolution:
RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed in this proxy statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion on pages 69-93 of this proxy statement, is hereby approved.
     We encourage shareholders to review the Compensation Discussion and Analysis section of the proxy statement, which follows. It discusses our executive compensation policies and programs and explains the compensation decisions relating to the named executive officers for 2013. We believe that the policies and programs serve the interests of our shareholders and that the compensation received by the named executive officers is commensurate with the performance and strategic position of the company.
     Although the outcome of this vote is not binding on the company or the board, the Compensation Committee of the board will consider it when setting future compensation for the executive officers.

     The board of directors recommends a vote FOR the resolution approving the named executive officer compensation for 2013, as disclosed in this proxy statement.

68 • 2014 PROXY STATEMENT	TEXAS INSTRUMENTS

Compensation Discussion and Analysis

This section describes TI’s compensation program for executive officers. It will provide insight into the following:
  The elements of the 2013 compensation program, why we selected them and how they relate to one another; and
  How we determined the amount of compensation for 2013.
     Currently, TI has 14 executive officers. These executives have the broadest job responsibilities and policy-making authority in the company. We hold them accountable for the company’s performance and for maintaining a culture of strong ethics. Details of compensation for our CEO, CFO and the three other highest paid individuals who were executive officers in 2013 (collectively called the “named executive officers”) can be found in the tables beginning on page 81.

Executive summary

  TI’s compensation program is structured to pay for performance and deliver rewards that encourage executives to think and act in both the short- and long-term interests of our shareholders. The majority of total compensation for our executives each year comes in the form of variable cash and equity compensation. Variable cash is tied to the short-term performance of the company, and the value of equity is tied to the long-term performance of the company. We believe our compensation program holds our executive officers accountable for the financial and competitive performance of TI.
  2013 compensation decisions for the CEO:
    Base salary was increased by 3.4 percent over 2012.
    The grant date fair value of equity compensation awarded in 2013 was 2 percent higher than in 2012. The number of shares was 11 percent higher than in 2012.
    The bonus decision was based primarily on the following performance results in 2013:

	2013 Absolute Performance	2013 Relative Performance**
Revenue Growth: Total TI Revenue Growth without legacy wireless products*	-4.8% 0.9%	Below Median Above Median
Profit from Operations as a % of Revenue (PFO%)	23.2%	Above Median
Total Shareholder Return (TSR)	46.3%	Above Median

Year-on-Year Change in CEO Bonus (2013 bonus compared to 2012)	11% change

*	Revenue growth for total TI excluding wireless product lines that, as of year-end 2013, we have exited. See note 3 on page 75.
**	Relative to semiconductor competitors as outlined on page 74. Includes estimates and projections of certain competitors’ financial results.
  Our executive compensation program is designed to encourage executive officers to pursue strategies that serve the interests of the company and shareholders, and not to promote excessive risk-taking by our executives. It is built on a foundation of sound corporate governance and includes:
    Executive officers do not have employment contracts and are not guaranteed salary increases or bonus amounts.
    We have never repriced stock options. We do not grant reload options. We grant equity compensation with double-trigger change-in-control terms, which accelerate the vesting of grants only if the grantee has been terminated involuntarily within a limited time after a change in control of the company.
    Bonus and equity compensation awards are subject to clawback under the committee’s policy described on page 78.
    We do not provide excessive perquisites. We provide no tax gross-ups for perquisites.
    We do not guarantee a return or provide above-market returns on compensation that has been deferred.
    Pension benefits are calculated on salary and bonus only; the proceeds earned on equity or other performance awards are not part of the pension calculation.
TEXAS INSTRUMENTS	2014 PROXY STATEMENT • 69

The committee’s strategy for setting cash and non-cash compensation is described in the table that follows immediately below. Its compensation decisions for the named executive officers for 2013 are discussed on pages 71-78. Benefit programs in which the executive officers participate are discussed on pages 79-80. Perquisites are discussed on page 80.

Detailed discussion

Compensation philosophy and elements
The Compensation Committee of TI’s board of directors is responsible for setting the compensation of all TI executive officers. The committee consults with the other independent directors and its compensation consultant, Pearl Meyer & Partners, before setting annual compensation for the executives. The committee chair regularly reports on committee actions at board meetings.
     The primary elements of our executive compensation program are as follows:

Near-term compensation, paid in cash

Element	Purpose	Strategy	Terms
Base salary	Basic, least variable form of compensation	Pay below market median in order to weight total compensation to the performance-based elements described below in this chart.	Paid twice monthly

Profit sharing	Broad-based program designed to emphasize that each employee contributes to the company’s profitability and can share in it

Pay according to a formula that focuses employees on a company goal, and at a level that will affect behavior. Profit sharing is paid in addition to any performance bonus awarded for the year.
     For the last nine years, the formula has been based on company-level annual operating profit margin. The formula was set by the TI board. The committee’s practice has been not to adjust amounts earned under the formula.

Payable in a single cash payment shortly after the end of the performance year
     As in recent years, the formula for 2013 was:
  Below 10% company-level annual operating profit as a percentage of revenue (“Margin”): no profit sharing
  At 10% Margin: profit sharing = 2% of base salary
  At Margin above 10%: profit sharing increases by 0.5% of base salary for each percentage point of Margin between 10% and 24%, and 1% of base salary for each percentage point of Margin above 24%. The maximum profit sharing is 20% of base salary.
In 2013, TI delivered Margin of 23.2%. As a result, all eligible employees, including executive officers, received profit sharing of 8.6% of base salary.

70 • 2014 PROXY STATEMENT	TEXAS INSTRUMENTS

Element	Purpose	Strategy	Terms
Performance bonus	To motivate executives and reward them according to the company’s relative and absolute performance and the executive’s individual performance

Determined primarily on the basis of one-year and three-year company performance on certain measures (revenue growth percent, operating margin and total shareholder return1) as compared to competitors and on our strategic progress in key markets and with customers. These factors have been chosen to reflect our near-term financial performance as well as our progress in building long-term shareholder value.
     The committee aims to pay total cash compensation (base salary, profit sharing and bonus) appropriately above median if company performance is above that of competitors, and pay total cash compensation appropriately below the median if company performance is below competitors.
     The committee does not rely on formulas or performance targets or thresholds. Instead it uses its judgment based on its assessment of the factors described above.

Determined by the committee and paid in a single payment after the performance year

Long-term compensation, awarded in equity

Stock options and restricted stock units	Alignment with shareholders; long-term focus; retention, particularly with respect to restricted stock units	We grant a combination of nonqualified (NQ) stock options and restricted stock units, generally targeted at the median level of equity compensation awarded to executives in similar positions at the Comparator Group.	The terms and conditions of stock options and restricted stock units are summarized on pages 85-86. The committee’s grant procedures are described on page 78.

Comparator group
The Compensation Committee considers the market level of compensation when setting the salary, bonuses and equity compensation of the executive officers. The committee targets salary below market median in order to weight total compensation to performance-based elements. To estimate the market level of pay, the committee uses information provided by its compensation consultant and TI’s Compensation and Benefits organization about compensation paid to executives in similar positions at a peer group of companies (the “Comparator Group”).

____________________

1	Total shareholder return refers to the percentage change in the value of a stockholder’s investment in a company over the relevant time period, as determined by dividends paid and the change in the company’s share price during the period. See page 76.

TEXAS INSTRUMENTS	2014 PROXY STATEMENT • 71

The committee sets the Comparator Group. In general, the Comparator Group companies (1) are U.S.-based, (2) engage in the semiconductor business or other electronics or information technology activities, (3) have executive positions comparable in complexity to those of TI and (4) use forms of executive compensation comparable to TI’s.
     Shown in the table below is the Comparator Group used for the compensation decisions for 2013.

Analog Devices, Inc.	Motorola Solutions, Inc.
Applied Materials, Inc.	Oracle Corporation*
Broadcom Corporation	QUALCOMM Incorporated
Computer Sciences Corporation	Seagate Technology
eBay Inc.	TE Connectivity Ltd.
EMC Corporation	Western Digital Corporation
Emerson Electric Co.	Xerox Corporation
Intel Corporation

* Removed in July 2013.

The committee set the Comparator Group in July 2012 for the base salary and equity compensation decisions it made in January 2013. For a discussion of the factors considered by the committee in setting the Comparator Group, please see page 71 of the company’s 2013 proxy statement.
     In July 2013, the committee conducted its regular review of the Comparator Group in terms of industry, revenue and market capitalization. With the advice of its compensation consultant, and to increase the group’s overall comparability to TI, the committee removed Oracle, which was at the upper end of the revenue and market capitalization ranges, from the Comparator Group. The committee used that Comparator Group for the bonus decisions in January 2014 relating to 2013 performance. The table below compares the group to TI in terms of revenue and market capitalization.

	Revenue	Market Cap
Company	($ billion)*	($ billion)*
Intel Corporation	52.7	121.4
QUALCOMM Corporation	24.9	115.7
Emerson Electric Co.	24.7	47.4
EMC Corporation	23.2	49.9
Xerox Corporation	21.4	13.2
eBay Inc.	16.0	68.4
Western Digital Corporation	15.3	17.1
Seagate Technology	14.0	15.6
Computer Sciences Corporation	13.6	7.6
TE Connectivity Ltd.	13.5	21.5
Motorola Solutions, Inc.	8.7	16.6
Broadcom Corporation	8.3	14.1
Applied Materials, Inc.	7.5	21.2
Analog Devices, Inc.	2.6	15.5

Median	14.6	19.1
Texas Instruments Incorporated	12.2	47.0

*	Trailing four-quarter revenue as reported by Thomson Reuters on January 31, 2014. Market capitalization as of December 31, 2013.

Analysis of compensation determinations for 2013
Total compensation – Before finalizing the compensation of the executive officers, the committee reviewed all elements of compensation. The information included total cash compensation (salary, profit sharing and projected bonus), the grant date fair value of equity compensation, the impact that proposed compensation would have on other compensation elements such as pension, and a summary of benefits that the executives would receive under various termination scenarios. The review enabled the committee to see how various compensation elements relate to one another and what impact its decisions would have on the total earnings opportunity of the executives. In assessing the information, the committee did not target a specific level of total compensation or use a formula to allocate compensation among the various elements. Instead, it used its judgment in assessing whether the total was consistent with the objectives of the program. Based on this review, the committee determined that the level of compensation was appropriate.

72 • 2014 PROXY STATEMENT	TEXAS INSTRUMENTS

Base salary – The committee set the 2013 rate of base salary for the named executive officers as follows:

Officer	2013 Annual Rate	Change from 2012 Annual Rate
R. K. Templeton	$1,075,000	3.4%
K. P. March	$610,000	3.4%
B. T. Crutcher	$675,000	7.1%*
K. J. Ritchie	$625,000	4.2%
R. G. Delagi	$625,000	4.2%*

*	2012 annual rate includes salary increase in June 2012, when Mr. Crutcher and Mr. Delagi assumed new responsibilities.

The committee set the 2013 base-salary rate for each of the named executive officers in January 2013. In keeping with its strategy, the committee set the annual base-salary rates to be below the estimated median level of salaries expected to be paid to similarly situated executives of the Comparator Group in 2013.
     The salary differences between the named executive officers were driven primarily by the market rate of pay for each officer, and not the application of a formula designed to maintain a differential between the officers.

Equity compensation – In 2013, the committee awarded equity compensation to each of the named executive officers. The grants are shown in the grants of plan-based awards in 2013 table on page 83. The grant date fair value of the awards is reflected in that table and in the “Stock Awards” and “Option Awards” columns of the summary compensation table on page 81. The table below is provided to assist the reader in comparing the number of shares, grant date fair values and “NQ Equivalent” levels for each of the years shown in the summary compensation table. NQ Equivalents were calculated by treating each restricted stock unit as 3 NQ Equivalents and each option share as 1 NQ Equivalent. This 3:1 ratio is consistent with the committee’s past practice.

			Restricted
		Stock Options	Stock Units			Grant Date
Officer	Year	(In Shares)	(In Shares)	NQ Equivalents		Fair Value*
R. K. Templeton	2013	525,000	175,000	1,050,000		$9,299,374
	2012	475,000	158,334	950,002		$9,074,035
	2011	450,000	150,000	900,000		$9,883,575

K. P. March	2013	150,000	50,000	300,000		$2,656,964
	2012	150,000	50,000	300,000		$2,865,478
	2011	137,500	45,834	275,002		$3,020,004

B. T. Crutcher	2013	225,000	75,000	450,000		$3,985,446
	2012	187,500	62,500	375,000		$3,581,848
		—	100,000 **	300,000	**	$2,760,000	**
	2011	162,500	54,167	325,001		$3,569,080

K. J. Ritchie	2013	200,000	66,667	400,001		$3,542,630
	2012	175,000	58,334	350,002		$3,343,079
	2011	162,500	54,167	325,001		$3,569,080

R. G. Delagi	2013	200,000	66,667	400,001		$3,542,630
	2012	175,000	58,334	350,002		$3,343,079
		—	50,000 **	150,000	**	$1,380,000	**

*	See notes 2 and 3 to the summary compensation table on page 81 for information on how grant date fair value was calculated.
**	Retention grant made in June 2012, when Mr. Crutcher and Mr. Delagi assumed new responsibilities.

In January 2013, the committee awarded equity compensation to each of the named executive officers. The committee’s objective was to award to those officers equity compensation that had a grant date fair value at approximately the median market level, in this case the 40th to 60th percentile of the 3-year average of equity compensation (including an estimate of amounts for 2013) granted by the Comparator Group.

TEXAS INSTRUMENTS	2014 PROXY STATEMENT • 73

     In assessing the market level, the committee considered information presented by TI’s Compensation and Benefits organization (prepared using data provided by the committee’s compensation consultant) on the estimated value of the awards expected to be granted by the Comparator Group to similarly situated executives. The award value was estimated using the same methodology used for financial accounting.
     For each officer, the committee set a number of NQ Equivalents to achieve the desired grant value. The committee decided to allocate the NQ Equivalents for each officer equally between restricted stock units and options to give equal emphasis to promoting retention, motivating the executive and aligning his interests with those of shareholders.
     Before approving the grants, the committee reviewed the amount of unvested equity compensation held by the officers to assess its retention value. In making this assessment, the committee used its judgment and did not apply any formula, threshold or maximum. This review did not result in an increase or decrease of the awards from the levels described above.
     The exercise price of the options was the closing price of TI stock on January 25, 2013, the third trading day after the company released its annual and fourth quarter financial results for 2012. All grants were made under the Texas Instruments 2009 Long-Term Incentive Plan, which shareholders approved in April 2009.
     All grants have the terms described on pages 85-86. The differences in the equity awards between the named executive officers were primarily the result of differences in the applicable estimated market level of equity compensation for their positions, and not the application of any formula designed to maintain differentials between the officers.

Bonus – In January 2014, the committee set the 2013 bonus compensation for executive officers based on its assessment of 2013 performance. In setting the bonuses, the committee used the following performance measures to assess the company:

  The relative one-year and three-year performance of TI as compared with competitor companies, as measured by revenue growth,
  operating profit as a percentage of revenue,
  total shareholder return; and
  The absolute one-year and three-year performance of TI on the above measures.

In addition, the committee considered our strategic progress by reviewing how competitive we are in key markets with our core products and technologies, as well as the strength of our relationships with key customers.
     One-year relative performance on the three measures and one-year strategic progress were the primary considerations in the committee’s assessment of the company’s 2013 performance. In assessing performance, the committee did not use formulas, thresholds or multiples. Because market conditions can quickly change in our industry, thresholds established at the beginning of a year could prove irrelevant by year-end. The committee believes its approach, which assesses the company’s relative performance in hindsight after year-end, gives it the insight to most effectively and critically judge results and encourages executives to pursue strategies that serve the long-term interests of the company and its shareholders.
     In the comparison of relative performance, the committee used the following companies (the “competitor companies”):2

Advanced Micro Devices, Inc.	LSI Corporation
Altera Corporation	Marvell Technology Group Ltd.
Analog Devices, Inc.	Maxim Integrated Products, Inc.
Atmel Corporation	Microchip Technology Incorporated
Broadcom Corporation	NVIDIA Corporation
Fairchild Semiconductor International, Inc.	NXP Semiconductors N.V.
Freescale Semiconductor, Ltd.	ON Semiconductor Corporation
Infineon Technologies AG	QUALCOMM Incorporated
Intel Corporation	STMicroelectronics N.V.
Intersil Corporation	Xilinx, Inc.
Linear Technology Corporation

This list includes both broad-based and niche suppliers that operate in our key markets or offer technology that competes with our products. The committee considers annually whether the list is still appropriate in terms of revenue, market capitalization and changes in business activities of the companies. The committee made no change to the list of competitor companies in 2013.

____________________

2	To the extent the companies had not released financial results for the year or most recent quarter, the committee based its evaluation on estimates and projections of the companies’ financial results for 2013.

74 • 2014 PROXY STATEMENT	TEXAS INSTRUMENTS

Assessment of 2013 performance

The committee spent extensive time in December and January assessing TI’s results and strategic progress for 2013. The committee considered both quantitative and qualitative data, and it applied judgment in its assessment. Overall, the committee determined that TI’s performance was better than the prior year. Absolute performance in the company’s core businesses was stronger versus a year ago, and relative performance for total TI was, again, better on most measures (see list of competitor companies above). The committee also noted the increasing strength of TI’s strategic position. Commensurate with this performance, the committee set bonuses for executive officers about 10 percent higher than the prior year. Below are details of the committee’s performance assessment.

Revenue and margin

  TI revenue declined 4.8 percent, which was below the median growth rate of competitor companies. However, this included a $730 million decline in revenue from legacy wireless products, for which the company has had publicly stated exit plans for a number of years. Excluding the legacy wireless products, TI’s revenue grew about 1 percent, better than the median rate of competitors.3 Revenue for the company’s core businesses of Analog and Embedded Processing was up 2.8 percent and 8.6 percent, respectively. This resulted in share gains for both businesses.
  Operating profit margin was 23.2 percent, above the median comparison with competitors.
  Three-year metrics were -4.4 percent compounded annual revenue growth and 20.1 percent average operating profit margin, below and above the median, respectively, as compared with competitors. (Without the impact of the legacy wireless products mentioned above, three-year compounded revenue growth was 1.9 percent, above the median comparison with competitors.)

Total shareholder return (TSR)

  TSR was 46.3 percent, which was better than the median performance of competitors.
  The company again generated strong cash, with free cash flow at 24.4 percent of revenue.4 More than 100 percent of free cash flow was returned to shareholders in 2013 through share repurchases and dividends. Share repurchases of $2.9 billion reduced outstanding shares by 2.3 percent (net of stock issuances during the year). The quarterly dividend rate increased twice, by 33.3 percent and 7.1 percent, respectively (the 11th and 12th increases in ten years). These share repurchases and dividend increases are an important element of TI’s capital management strategy. TI’s business model, with its focus on Analog and Embedded Processing semiconductors, allows the company to consistently generate cash and return it to shareholders, which puts TI within a unique group of companies that do so.
  The balance sheet remained robust, ending the year with cash and short-term investments of $3.8 billion.
  Three-year TSR increased 13.2 percent, above the median performance of competitors.

Strategic progress

  The company’s efforts over the past five years to focus on Analog and Embedded Processing semiconductors have yielded strong results. Almost 80 percent of revenue in 2013 came from these core businesses, which serve markets with thousands of possible applications and have dependable long-term growth opportunities. The company’s customer base is highly diverse, with no single customer representing more than 7 percent of total revenue.
  The successful integration of National Semiconductor continued, with the associated product lines gaining market share in 2013, a year ahead of schedule.
  Also of note were the company’s strategic access to low-cost capacity for future revenue growth, and its strong customer and market share position in China.
  In all, the committee concluded that the strategic condition of the company continued to improve and provides a sustainable competitive advantage.
____________________

3	Revenue excluding legacy wireless products (baseband products, and OMAP™ applications processors and connectivity products sold into smartphone and consumer tablet applications) is a non-GAAP financial measure. For a reconciliation to GAAP, see the Appendix to this proxy statement.
4	Free cash flow was calculated by subtracting Capital expenditures from the GAAP-based Cash flows from operating activities. Free cash flow and the ratios based on it are non-GAAP financial measures. For a reconciliation to GAAP, see the Appendix to this proxy statement.

TEXAS INSTRUMENTS	2014 PROXY STATEMENT • 75

Performance Summary

	1-Year	3-Year
Revenue growth	-4.8%	-4.4%	CAGR
Operating margin	23.2%	20.1%	average
Free cash flow as % of revenue	24.4%	21.5%	average
% of free cash flow returned to shareholders	136.0%	111.4%	average
Increase in quarterly dividend rate	42.9%	130.8%
Total shareholder return (TSR)	46.3%	13.2%	CAGR

CAGR (compound annual growth rate) is calculated using the formula (Ending Value/Beginning Value)1/number of years-1.

One-year TSR % =	(adjusted closing price of the company’s stock at year-end 2013, divided by 2012 year-end adjusted closing price) minus 1. The adjusted closing price is as shown under Historical Prices for the company’s stock on Yahoo Finance and reflects stock splits and reinvestment of dividends.

Three-year TSR CAGR % =	(adjusted closing price of the company’s stock at year-end 2013, divided by 2010 year-end adjusted closing price) ⅓ minus 1. Adjusted closing price is as described above.

Before setting the bonuses for the named executive officers, the committee considered the officers’ individual performance. The performance of the CEO was judged according to the performance of the company. For the other officers, the committee considered the factors described below in assessing individual performance. In making this assessment, the committee did not apply any formula or performance targets.
     Mr. March is the chief financial officer. The committee noted the financial management of the company.
     Mr. Crutcher is responsible for the company’s analog semiconductor product lines. The committee noted the financial performance and strategic position of the product lines.
     Mr. Ritchie is responsible for the company’s semiconductor manufacturing operations. The committee noted the performance of those operations, including their cost-competitiveness and inventory management.
     Mr. Delagi is responsible for the company’s embedded processing and custom product lines. The committee noted the financial performance and strategic position of these product lines.
     The bonuses awarded for 2013 performance are shown in the table on page 77. The differences in the amounts awarded to the named executive officers were primarily the result of differences in the officers’ level of responsibility and the applicable market level of total cash compensation expected to be paid to similarly situated officers in the Comparator Group. The bonus of each named executive officer was paid under the Executive Officer Performance Plan described on pages 80 and 83.

76 • 2014 PROXY STATEMENT	TEXAS INSTRUMENTS

Results of the compensation decisions – Results of the compensation decisions made by the committee relating to the named executive officers for 2013 are summarized in the following table. This table is provided as a supplement to the summary compensation table on page 81 for investors who may find it useful to see the data presented in this form. Although the committee does not target a specific level of total compensation, it considers information similar to that in the table to ensure that the sum of these elements is, in its judgment, in a reasonable range. The principal differences between this table and the summary compensation table are explained in footnote 5 below.5

						Equity Compensation
		Salary				(Grant Date
Officer	Year	(Annual Rate)		Profit Sharing	Bonus	Fair Value)	Total
R. K. Templeton	2013	$1,075,000		$92,199	$3,000,000	$9,299,374	$13,466,573
	2012	$1,040,000		$48,581	$2,700,000	$9,074,035	$12,862,616
	2011	$990,087		$78,118	$2,700,000	$9,883,575	$13,651,780

K. P. March	2013	$610,000		$52,317	$965,000	$2,656,964	$4,284,281
	2012	$590,000		$27,573	$875,000	$2,865,478	$4,358,051
	2011	$565,008		$44,349	$875,000	$3,020,004	$4,504,361

B. T. Crutcher	2013	$675,000		$57,728	$1,210,000	$3,985,446	$5,928,174
	2012	$630,000	*	$27,573	$1,100,000	$6,341,848	$8,099,421
	2011	$485,004		$37,873	$925,000	$3,569,080	$5,016,957

K. J. Ritchie	2013	$625,000		$53,571	$1,100,000	$3,542,630	$5,321,201
	2012	$600,000		$27,945	$1,000,000	$3,343,079	$4,971,024
	2011	$550,020		$42,873	$1,000,000	$3,569,080	$5,161,973

R. G. Delagi	2013	$625,000		$53,571	$865,000	$3,542,630	$5,086,201
	2012	$600,000	*	$26,645	$825,000	$4,723,079	$6,174,724

*	Annual rate effective June 2012.

For Messrs. Templeton and Ritchie, the “Total” was higher for 2013 than for 2012 primarily due to the combination of higher bonus levels and the higher grant date fair value of their equity compensation. For Mr. March, the “Total” was essentially unchanged for 2013 as compared to 2012. For the other officers, the ”Total” was lower for 2013 due to the lower grant date fair value of their equity compensation.

____________________

5	This table shows the annual rate of base salary as set by the committee. In the summary compensation table, the “Salary” column shows the actual salary paid in the year. This table has separate columns for profit sharing and bonus. In the summary compensation table, profit sharing and bonus are aggregated in the column for “Non-Equity Incentive Plan Compensation,” in accordance with SEC requirements. Please see notes 2 and 3 to the summary compensation table for information about how grant date fair value was calculated.

TEXAS INSTRUMENTS	2014 PROXY STATEMENT • 77

     The compensation decisions shown above resulted in the following 2013 compensation mix for the named executive officers:

* Average data for the named executive officers other than Mr. Templeton.

Equity dilution
The Compensation Committee’s goal is to keep net annual dilution from equity compensation under 2 percent. “Net annual dilution” means the number of shares under equity awards granted by the committee each year to all employees (net of award forfeitures) as a percentage of the shares of the company’s outstanding common stock. Equity awards granted in 2013 under the company’s equity-compensation program resulted in 1.3 percent net annual dilution.

Process for equity grants
The Compensation Committee makes grant decisions for equity compensation at its January meeting each year. The dates on which these meetings occur are generally set three years in advance. The January meetings of the board and the committee generally occur in the week or two before we announce our financial results for the previous quarter and year.
     On occasion, the committee may grant stock options or restricted stock units to executives at times other than January. For example, it has done so in connection with job promotions and for purposes of retention.
     We do not back-date stock options or restricted stock units. We do not accelerate or delay the release of information due to plans for making equity grants.
     If the committee meeting falls in the same month as the release of the company’s financial results, the committee’s practice is to make grants effective (i) after the results have been released or (ii) on the meeting day if later. In other months, its practice is to make them effective on the day of committee action. The exercise price of stock options is the closing price of TI stock on the effective date of the grant.

Recoupment policy
The committee has a policy concerning recoupment (“clawback”) of executive bonuses and equity compensation. Under the policy, in the event of a material restatement of TI’s financial results due to misconduct, the committee will review the facts and circumstances and take the actions it considers appropriate with respect to the compensation of any executive officer whose fraud or willful misconduct contributed to the need for such restatement. Such action may include (a) seeking reimbursement of any bonus paid to such officer exceeding the amount that, in the judgment of the committee, would have been paid had the financial results been properly reported and (b) seeking to recover profits received by such officer during the twelve months after the restated period under equity compensation awards. All determinations by the committee with respect to this policy are final and binding on all interested parties.

Most recent stockholder advisory vote on executive compensation
In April 2013, our shareholders cast an advisory vote on the company’s executive compensation decisions and policies as disclosed in the proxy statement issued by the company in March 2013. Approximately 95 percent of the shares voted on the matter were cast in support of the compensation decisions and policies as disclosed. The committee considered this result and determined that it was not necessary at this time to make any material changes to the company’s compensation policies and practices in response to the advisory vote.

78 • 2014 PROXY STATEMENT	TEXAS INSTRUMENTS

Benefits
Retirement plans
The executive officers participate in our retirement plans under the same rules that apply to other U.S. employees. We maintain these plans to have a competitive benefits program and for retention.
     Like other established U.S. manufacturers, we have had a U.S. qualified defined benefit pension plan for many years. At its origin, the plan was designed to be consistent with those offered by other employers in the diverse markets in which we operated, which at the time included consumer and defense electronics as well as semiconductors and materials products. In order to limit the cost of the plan, we closed the plan to new participants in 1997. We gave U.S. employees as of November 1997 the choice to remain in the plan, or to have their plan benefits frozen (i.e., no benefit increase attributable to years of service or change in eligible earnings) and begin participating in an enhanced defined contribution plan. Mr. Templeton and Mr. Crutcher chose not to remain in the defined benefit plan. As a result, their benefits under that plan were frozen in 1997 and they participate in the enhanced defined contribution plan. The other named executive officers have continued their participation in the defined benefit pension plan.
     The Internal Revenue Code (IRC) imposes certain limits on the retirement benefits that may be provided under a qualified plan. To maintain the desired level of benefits, we have non-qualified defined benefit pension plans for participants in the qualified pension plan. Under the non-qualified plans, participants receive benefits that would ordinarily be paid under the qualified pension plan but for the limitations under the IRC. For additional information about the defined benefit plans, please see pages 86-90.
     Employees accruing benefits in the qualified pension plan, including the named executive officers other than Mr. Templeton and Mr. Crutcher, also are eligible to participate in a qualified defined contribution plan that provides employer matching contributions. The enhanced defined contribution plan, in which Mr. Templeton and Mr. Crutcher participate, provides for a fixed employer contribution plus an employer matching contribution.
     In general, if an employee who participates in the pension plan (including an employee whose benefits are frozen as described above) dies after having met the requirements for normal or early retirement, his or her beneficiary will receive a benefit equal to the lump-sum amount that the participant would have received if he or she had retired before death. In 2013, having reached the age of 55 with at least 20 years of employment, Mr. Templeton, Mr. March and Mr. Ritchie were eligible for early retirement under the pension plans.
     Because benefits under the qualified and non-qualified defined benefit pension plans are calculated on the basis of eligible earnings (salary and bonus), an increase in salary or bonus may result in an increase in benefits under the plans. Salary or bonus increases for Mr. Templeton and Mr. Crutcher do not result in greater benefits for them under the company’s defined benefit pension plans because their benefits under those plans were frozen in 1997. The committee considers the potential effect on the executives’ retirement benefits when it sets salary and performance bonus levels.

Deferred compensation
Any U.S. employee whose base salary and management responsibility exceed a certain level may defer the receipt of a portion of his or her salary, bonus and profit sharing. Rules of the U.S. Department of Labor require that this plan be limited to a select group of management or highly compensated employees. The plan allows employees to defer the receipt of their compensation in a tax-efficient manner. Eligible employees include, but are not limited to, the executive officers. We have the plan to be competitive with the benefits packages offered by other companies.
     The executive officers’ deferred compensation account balances are unsecured and all amounts remain part of the company’s operating assets. The value of the deferred amounts tracks the performance of investment alternatives selected by the participant. These alternatives are a subset of those offered to participants in the defined contribution plans described above. The company does not guarantee any minimum return on the amounts deferred. In accordance with SEC rules, no earnings on deferred compensation are shown in the summary compensation table on page 81 for 2013 because no “above market” rates were earned on deferred amounts in that year.

Employee stock purchase plan
Our shareholders approved the TI Employees 2005 Stock Purchase Plan in April 2005. Under the plan, all employees in the U.S. and certain other countries may purchase a limited number of shares of the company’s common stock at a 15 percent discount. The plan is designed to offer the broad-based employee population an opportunity to acquire an equity interest in the company and thereby align their interests with those of shareholders. Consistent with our general approach to benefit programs, executive officers are also eligible to participate.

TEXAS INSTRUMENTS	2014 PROXY STATEMENT • 79

Health-related benefits
Executive officers are eligible under the same plans as all other U.S. employees for medical, dental, vision, disability and life insurance. These benefits are intended to be competitive with benefits offered in the semiconductor industry.

Other benefits
Executive officers receive only a few benefits that are not available to all other U.S. employees. The CEO is eligible for a company-paid physical and financial counseling. In addition, the board of directors has determined that for security reasons, it is in the company’s interest to require the CEO to use company aircraft for personal air travel. Please see pages 82 (footnote 6) and 90 for further details. The company provides no tax gross-ups for perquisites to any of the executive officers.

Compensation following employment termination or change in control
None of the executive officers has an employment contract. Executive officers are eligible for benefits on the same terms as other U.S. employees upon termination of employment or a change in control of the company. The current programs are described under the heading Potential Payments upon Termination or Change in Control beginning on page 90. None of the few additional benefits that the executive officers receive continue after termination of employment, except the amount for financial counseling is provided in the following year in the event of retirement. The committee reviews the potential impact of these programs before finalizing the annual compensation for the named executive officers. The committee did not raise or lower compensation for 2013 based on this review.
     The Texas Instruments 2009 Long-Term Incentive Plan generally establishes double-trigger change-in-control terms for grants made in 2010 and later years. Under those terms, options become fully exercisable and shares are issued under restricted stock unit awards (to the extent permitted by Section 409A of the IRC) if the grantee is involuntarily terminated within 24 months after a change in control of TI. These terms are intended to encourage employees to remain with the company through a transaction while reducing employee uncertainty and distraction in the period leading up to any such event.

Stock ownership guidelines and policy against hedging
Our board of directors has established stock ownership guidelines for executive officers. The guideline for the CEO is four times base salary or 125,000 shares, whichever is less. The guideline for other executive officers is three times base salary or 25,000 shares, whichever is less. Executive officers have five years from their election as executive officers to reach these targets. Directly owned shares and restricted stock units count toward satisfying the guidelines.
     Short sales of TI stock by our executive officers are prohibited. It is against TI policy for any employee, including an executive officer, to engage in trading in “puts” (options to sell at a fixed price on or before a certain date), “calls” (similar options to buy), or other options or hedging techniques on TI stock.

Consideration of tax and accounting treatment of compensation
Section 162(m) of the IRC generally denies a deduction to any publicly held corporation for compensation paid in a taxable year to the company’s CEO and three other highest compensated officers excluding the CFO, to the extent that the officer’s compensation (other than qualified performance-based compensation) exceeds $1 million. The Compensation Committee considers the impact of this deductibility limit on the compensation that it intends to award. The committee exercises its discretion to award compensation that does not meet the requirements of Section 162(m) when applying the limits of Section 162(m) would frustrate or be inconsistent with our compensation policies and/or when the value of the foregone deduction would not be material. The committee has exercised this discretion when awarding restricted stock units that vest over time, without performance conditions to vesting. The committee believes it is in the best interest of the company and our shareholders that restricted stock unit awards provide for the retention of our executive officers in all market conditions.
     The Texas Instruments Executive Officer Performance Plan is intended to ensure that performance bonuses under the plan are fully tax deductible under Section 162(m). The plan, which shareholders approved in 2002, is further described on page 83. The committee’s general policy is to award bonuses within the plan, although the committee reserves the discretion to pay a bonus outside the plan if it determines that it is in the best interest of the company and our shareholders to do so. The committee set the bonuses of the named executive officers for 2013 performance at the levels described on page 77. The bonuses were awarded within the plan.
     When setting equity compensation, the committee considers the estimated cost for financial reporting purposes of equity compensation it intends to grant. Its consideration of the estimated cost of grants made in 2013 is discussed on pages 73-74.

80 • 2014 PROXY STATEMENT	TEXAS INSTRUMENTS

Compensation Committee report

The Compensation Committee of the board of directors has furnished the following report:
     The committee has reviewed and discussed the Compensation Discussion and Analysis (CD&A) with the company’s management. Based on that review and discussion, the committee has recommended to the board of directors that the CD&A be included in the company’s annual report on Form 10-K for 2013 and the company’s proxy statement for the 2014 annual meeting of stockholders.

Carrie S. Cox, Chair	Pamela H. Patsley	Robert E. Sanchez

2013 summary compensation table

The table below shows the compensation of the company’s CEO, CFO and each of the other three most highly compensated individuals who were executive officers during 2013 (collectively called the “named executive officers”) for services in all capacities to the company in 2013. For a discussion of the amount of a named executive officer’s salary and bonus in proportion to his total compensation, please see the CD&A on pages 69-78.

							Change in
							Pension Value
							and
						Non-Equity	Non-qualified
				Stock	Option	Incentive Plan	Deferred	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation
Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	Earnings ($)(5)	($)(6)	Total ($)
Richard K. Templeton	2013	$1,072,083	—	$5,740,000	$3,559,374	$3,092,199	—	$249,203	$13,712,859
Chairman, President &	2012	$1,035,841	—	$5,123,688	$3,950,347	$2,748,581	$185,472	$272,710	$13,316,639
Chief Executive Officer	2011	$990,087	—	$5,194,500	$4,689,075	$2,778,118	$149,704	$254,283	$14,055,767

Kevin P. March	2013	$608,333	—	$1,640,000	$1,016,964	$1,017,317	—	$8,243	$4,290,857
Senior Vice President &	2012	$587,917	—	$1,618,000	$1,247,478	$902,573	$1,065,717	$20,244	$5,441,929
Chief Financial Officer	2011	$562,091	—	$1,587,231	$1,432,773	$919,349	$896,326	$39,925	$5,437,695

Brian T. Crutcher	2013	$671,250	—	$2,460,000	$1,525,446	$1,267,728	—	$106,655	$6,031,079
Senior Vice President	2012	$587,917	—	$4,782,500	$1,559,348	$1,127,573	$1,005	$95,375	$8,153,718
	2011	$480,007	—	$1,875,803	$1,693,277	$962,873	$696	$49,540	$5,062,196

Kevin J. Ritchie	2013	$622,917	—	$2,186,678	$1,355,952	$1,153,571	—	$7,427	$5,326,545
Senior Vice President	2012	$595,835	—	$1,887,688	$1,455,391	$1,027,945	$1,371,918	$19,847	$6,358,624
	2011	$543,385	—	$1,875,803	$1,693,277	$1,042,873	$1,143,408	$13,855	$6,312,601

R. Gregory Delagi	2013	$622,917	—	$2,186,678	$1,355,952	$918,571	—	$54,158	$5,138,276
Senior Vice President	2012	$568,125	—	$3,267,688	$1,455,391	$851,645	$990,491	$23,282	$7,156,622

(1)	Performance bonuses for 2013 were paid under the Texas Instruments Executive Officer Performance Plan. In accordance with SEC requirements, these amounts are reported in the Non-Equity Incentive Plan Compensation column.

(2)	Shown is the aggregate grant date fair value of restricted stock unit (RSU) awards calculated in accordance with ASC 718. The discussion of the assumptions used for purposes of the valuation of the awards granted in 2013 appears in Note 5 of Exhibit 13 to TI’s annual report on Form 10-K for the year ended December 31, 2013. For a description of the grant terms, please see page 86. The discussion of the assumptions used for purposes of the valuation of the awards granted in 2012 and 2011 appears in Exhibit 13 to, respectively, TI’s annual report on Form 10-K for the year ended December 31, 2012 (pages 14-16) and to TI’s annual report on Form 10-K for the year ended December 31, 2011 (pages 14-16).

(3)	Shown is the aggregate grant date fair value of options calculated in accordance with ASC 718. The discussion of the assumptions used for purposes of the valuation of options granted in 2013 appears in Note 5 of Exhibit 13 to TI’s annual report on Form 10-K for the year ended December 31, 2013. For a description of the grant terms, please see page 85. The discussion of the assumptions used for purposes of the valuation of the awards granted in 2012 and 2011 appears in Exhibit 13 to, respectively, TI’s annual report on Form 10-K for the year ended December 31, 2012 (pages 14-16) and to TI’s annual report on Form 10-K for the year ended December 31, 2011 (pages 14-16).

TEXAS INSTRUMENTS	2014 PROXY STATEMENT • 81

(4)	Consists of performance bonus and profit sharing for 2013. Please see page 77 for the amounts of bonus and profit sharing paid to each of the named executive officers for 2013.

(5)	The company does not pay above-market earnings on deferred compensation. Therefore, no amounts are reported in this column for deferred compensation. The amounts in this column represent the change in the actuarial value of the named executive officers’ benefits under the qualified defined benefit pension plan (TI Employees Pension Plan) and the non-qualified defined benefit pension plans (TI Employees Non-Qualified Pension Plan and TI Employees Non-Qualified Pension Plan II) from December 31, 2012, through December 31, 2013. This “change in the actuarial value” is the difference between the 2012 and 2013 present value of the pension benefit accumulated as of year-end by the named executive officer, assuming that benefit is not paid until age 65. Mr. Templeton’s and Mr. Crutcher’s benefits under the company’s pension plans were frozen as of December 31, 1997. The actuarial value of the named executive officers’ benefits decreased by the following amounts: Mr. Templeton, $112,912; Mr. March, $41,748; Mr. Crutcher, $825; Mr. Ritchie, $36,892; and Mr. Delagi, $217,125. In accordance with SEC rules, these amounts have not been included in their total 2013 compensation shown in this table.

(6)	Consists of (i) the amounts in the table below and (ii) perquisites and personal benefits that meet the disclosure thresholds established by the SEC and are detailed in the paragraph below.

			Defined
			Contribution	Unused
		401(k)	Retirement	Vacation
Name	Insurance	Contribution	Plan (a)	Time (b)
R. K. Templeton	$250	$10,200	$126,875	$12,600
K. P. March	$250	$5,100	N/A	$2,893
B. T. Crutcher	$250	$10,200	$85,986	—
K. J. Ritchie	$250	$5,100	N/A	$2,077
R. G. Delagi	$250	$5,100	N/A	$48,808

(a)	Consists of (i) contributions under the company’s enhanced defined contribution retirement plan of $5,100 and (ii) an additional amount of $121,775 for Mr. Templeton and $80,886 for Mr. Crutcher accrued by TI to offset IRC limitations on amounts that could be contributed to the enhanced defined contribution retirement plan, which amount is also shown in the Non-qualified Deferred Compensation table on page 89.

(b)	Represents payments for unused vacation time that could not be carried forward.

The perquisites and personal benefits are as follows: $99,278 for Mr. Templeton, consisting of personal use of company aircraft ($88,261), financial counseling and an executive physical; and $10,219 for Mr. Crutcher, consisting of financial counseling and an executive physical. Financial counseling and an executive physical were made available to the other named executive officers, but the amounts attributable to those officers were below the disclosure thresholds. The amount shown for personal use of aircraft is the incremental cost, which we valued using a method that takes into account: landing, parking and flight planning services expenses; crew travel expenses; supplies and catering expenses; aircraft fuel and oil expenses per hour of flight; communications costs; a portion of ongoing maintenance; and any customs, foreign permit and similar fees. Because company aircraft are primarily used for business travel, this methodology excludes the fixed costs, which do not change based on usage, such as pilots’ salaries and the lease or purchase cost of the company-owned aircraft.

82 • 2014 PROXY STATEMENT	TEXAS INSTRUMENTS

Grants of plan-based awards in 2013

The following table shows the grants of plan-based awards to the named executive officers in 2013.

										All Other	All Other
										Stock	Option	Exercise
										Awards:	Awards:	or Base
				Estimated Possible Payouts			Estimated Future Payouts			Number of	Number of	Price of	Grant Date
				under Non-Equity Incentive			under Equity Incentive			Shares of	Securities	Option	Fair Value
			Date of	Plan Awards			Plan Awards			Stock or	Underlying	Awards	of Stock
	Grant		Committee	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	($/Sh)	and Option
Name	Date		Action	($)	($)	($)	(#)	(#)	(#)	(#)(2)	(#)(3)	(4)	Awards (5)
R. K. Templeton	1/25/13	(1)	1/17/13	*	*	*	—	—	—		525,000	$32.80	$3,559,374
	1/25/13	(1)	1/17/13							175,000			$5,740,000
K. P. March	1/25/13	(1)	1/17/13	*	*	*	—	—	—		150,000	$32.80	$1,016,964
	1/25/13	(1)	1/17/13							50,000			$1,640,000
B. T. Crutcher	1/25/13	(1)	1/17/13	*	*	*	—	—	—		225,000	$32.80	$1,525,446
	1/25/13	(1)	1/17/13							75,000			$2,460,000
K. J. Ritchie	1/25/13	(1)	1/17/13	*	*	*	—	—	—		200,000	$32.80	$1,355,952
	1/25/13	(1)	1/17/13							66,667			$2,186,678
R. G. Delagi	1/25/13	(1)	1/17/13	*	*	*	—	—	—		200,000	$32.80	$1,355,952
	1/25/13	(1)	1/17/13							66,667			$2,186,678

*

TI did not use formulas or pre-set thresholds or multiples to determine incentive awards. Under the terms of the Executive Officer Performance Plan, each named executive officer is eligible to receive a cash bonus equal to 0.5 percent of the company’s consolidated income (as defined in the plan). However, the Compensation Committee has the discretion to set bonuses at a lower level if it decides it is appropriate to do so. The committee decided to do so for 2013.

(1)

In accordance with the grant policy of the Compensation Committee of the board (described on page 78), the grants became effective on the third trading day after the company released its financial results for the fourth quarter and year 2012. The company released these results on January 22, 2013.

(2)

The stock awards granted to the named executive officers in 2013 were RSU awards. These awards were made under the company’s 2009 Long-Term Incentive Plan. For information on the terms and conditions of these RSU awards, please see the discussion on page 86.

(3)	The options were granted under the company’s 2009 Long-Term Incentive Plan. For information on the terms and conditions of these options, please see the discussion on page 85.

(4)	The exercise price of the options is the closing price of TI common stock on January 25, 2013.

(5)

Shown is the aggregate grant date fair value computed in accordance with ASC 718 for stock and option awards in 2013. The discussion of the assumptions used for purposes of the valuation appears in Note 5 of Exhibit 13 to TI’s annual report on Form 10-K for the year ended December 31, 2013.

None of the options or other equity awards granted to the named executive officers was repriced or modified by the company.

For additional information regarding TI’s equity compensation grant practices, please see pages 71, 73-74, 78, 80 and 85-86.

TEXAS INSTRUMENTS	2014 PROXY STATEMENT • 83

Outstanding equity awards at fiscal year-end 2013

The following table shows the outstanding equity awards for each of the named executive officers as of December 31, 2013.

	Option Awards						Stock Awards
										Equity
										Incentive	Equity
				Equity						Plan	Incentive
				Incentive						Awards:	Plan Awards:
				Plan						Number of	Market or
				Awards:						Unearned	Payout Value
	Number of	Number of		Number of					Market Value	Shares,	of Unearned
	Securities	Securities		Securities			Number of		of Shares or	Units or	Shares, Units
	Underlying	Underlying		Underlying			Shares or		Units of Stock	Other	or Other
	Unexercised	Unexercised		Unexercised	Option	Option	Units of Stock		That Have Not	Rights That	Rights That
	Options (#)	Options (#)		Unearned	Exercise	Expiration	That Have Not		Vested	Have Not	Have Not
Name	Exercisable	Unexercisable		Options (#)	Price ($)	Date	Vested (#)		($)(1)	Vested (#)	Vested ($)
R. K. Templeton	—	525,000	(2)	—	$32.80	1/25/2023	175,000	(6)	$7,684,250	—	—
	118,750	356,250	(3)	—	$32.36	1/26/2022	158,334	(7)	$6,952,446	—	—
	225,000	225,000	(4)	—	$34.63	1/27/2021	150,000	(8)	$6,586,500	—	—
	405,000	135,000	(5)	—	$23.05	1/28/2020	180,000	(9)	$7,903,800	—	—
	664,461	—		—	$14.95	1/29/2019	—		—	—	—
	270,000	—		—	$29.79	1/25/2018	—		—	—	—
	270,000	—		—	$28.32	1/18/2017	—		—	—	—
	350,000	—		—	$32.55	1/19/2016	—		—	—	—
	500,000	—		—	$21.55	1/20/2015	—		—	—	—

K. P. March	—	150,000	(2)	—	$32.80	1/25/2023	50,000	(6)	$2,195,500	—	—
	37,500	112,500	(3)	—	$32.36	1/26/2022	50,000	(7)	$2,195,500	—	—
	68,750	68,750	(4)	—	$34.63	1/27/2021	45,834	(8)	$2,012,571	—	—
	120,937	40,313	(5)	—	$23.05	1/28/2020	53,751	(9)	$2,360,206	—	—
	95,000	—		—	$14.95	1/29/2019	—		—	—	—
	85,000	—		—	$29.79	1/25/2018	—		—	—	—
	85,000	—		—	$32.55	1/19/2016	—		—	—	—

B. T. Crutcher	—	225,000	(2)	—	$32.80	1/25/2023	75,000	(6)	$3,293,250	—	—
	46,875	140,625	(3)	—	$32.36	1/26/2022	62,500	(7)	$2,744,375	—	—
	31,250	81,250	(4)	—	$34.63	1/27/2021	54,167	(8)	$2,378,473	—	—
	12,500	37,500	(5)	—	$23.05	1/28/2020	50,000	(9)	$2,195,500	—	—
							100,000	(10)	$4,391,000	—	—
							100,000	(11)	$4,391,000	—	—

K. J. Ritchie	—	200,000	(2)	—	$32.80	1/25/2023	66,667	(6)	$2,927,348	—	—
	43,750	131,250	(3)	—	$32.36	1/26/2022	58,334	(7)	$2,561,446	—	—
	81,250	81,250	(4)	—	$34.63	1/27/2021	54,167	(8)	$2,378,473	—	—
	—	46,875	(5)	—	$23.05	1/28/2020	62,501	(9)	$2,744,419	—	—
	100,000	—		—	$29.79	1/25/2018	—		—	—	—
	100,000	—		—	$28.32	1/18/2017	—		—	—	—
	100,000	—		—	$32.55	1/19/2016	—		—	—	—

R. G. Delagi	—	200,000	(2)	—	$32.80	1/25/2023	66,667	(6)	$2,927,348	—	—
	43,750	131,250	(3)	—	$32.36	1/26/2022	58,334	(7)	$2,561,446	—	—
	81,250	81,250	(4)	—	$34.63	1/27/2021	54,167	(8)	$2,378,473	—	—
	137,812	45,938	(5)	—	$23.05	1/28/2020	61,251	(9)	$2,689,531	—	—
	135,000	—		—	$14.95	1/29/2019	50,000	(10)	$2,195,500	—	—
	20,000	—		—	$29.79	1/25/2018	—		—	—	—

(1)	Calculated by multiplying the number of RSUs by the closing price of TI common stock on December 31, 2013 ($43.91).

(2)	One-quarter of the shares became exercisable on January 25, 2014, and one-third of the remaining shares become exercisable on each of January 25, 2015, January 25, 2016, and January 25, 2017.

84 • 2014 PROXY STATEMENT	TEXAS INSTRUMENTS

(3)	One-third of the shares became exercisable on January 26, 2014, and one-half of the remaining shares become exercisable on each of January 26, 2015, and January 26, 2016.

(4)	One-half of the shares became exercisable on January 27, 2014, and the remaining one-half become exercisable on January 27, 2015.

(5)	Became fully exercisable on January 28, 2014.

(6)	Vesting date is January 31, 2017.

(7)	Vesting date is January 29, 2016.

(8)	Vesting date is January 30, 2015.

(9)	Vested on January 31, 2014.

(10)	Vesting date is July 29, 2016.

(11)	Vesting date is October 31, 2014.

The “Option Awards” shown in the table above are non-qualified stock options, each of which represents the right to purchase shares of TI common stock at the stated exercise price. For grants before 2007, the exercise price is the average of the high and low price of TI common stock on the grant date. For grants after 2006, the exercise price is the closing price of TI common stock on the grant date. The term of each option is ten years unless the option is terminated earlier pursuant to provisions summarized in the chart below and in the paragraph following the chart. Options vest (become exercisable) in increments of 25 percent per year beginning on the first anniversary of the date of the grant. The chart below shows the termination provisions relating to stock options outstanding as of December 31, 2013. The Compensation Committee of the board of directors established these termination provisions to promote employee retention while offering competitive terms. As noted below, certain terms have been changed for grants made after 2012. Those changes apply to all U.S. and most non-U.S. grants made in that time period. The committee adopted the changes in January 2013 to align with current market practices and simplify the terms.

	Employment	Employment Termination
Employment	Termination (at Least	(at Least 6 Months after Grant)		Other
Termination Due to	6 Months after Grant)	with 20 Years of Credited	Employment	Circumstances
Death or Permanent	When Retirement	Service, but Not Retirement	Termination for	of Employment
Disability	Eligible*	Eligible**	Cause	Termination
Vesting continues; option remains in effect to end of term	Vesting continues; option remains in effect to end of term	Option remains in effect to the end of the term; vesting does not continue after employment termination	Option cancels	Option remains exercisable for 30 days

*	Defined for purposes of equity awards made after 2012 as at least age 55 with 10 or more years of TI service or at least age 65. For awards made before 2013, the definition of normal or early retirement eligibility in the relevant pension plan applies (see page 87).

**	This provision is not applicable to grants made after 2012.

Options may be cancelled if the grantee competes with TI during the two years after employment termination or discloses TI trade secrets. In addition, for options received while the grantee was an executive officer, the company may reclaim (or “claw back”) profits earned under grants if the officer engages in such conduct. These provisions are intended to strengthen retention and provide a reasonable remedy to TI in case of competition or disclosure of our confidential information.
     Options granted after 2009 become fully vested if the grantee is involuntarily terminated from employment with TI (other than for cause) within 24 months after a change in control of TI. “Change in control” is defined as provided in the Texas Instruments 2009 Long-Term Incentive Plan and occurs upon (1) acquisition of more than 50 percent of the voting stock or at least 80 percent of the assets of TI or (2) change of a majority of the board of directors in a 12-month period unless a majority of the directors then in office endorsed the appointment or election of the new directors (“Plan definition”). These terms are intended to reduce employee uncertainty and distraction in the period leading up to a change in control, if such an event were to occur. For options granted before 2010, the stock option terms provide that upon a change in control of TI, the option becomes fully vested to the extent it is then outstanding; and if employment termination (except for cause) has occurred within 30 days before the change in control, the change in control is deemed to have occurred first. “Change in control” is defined in these pre-2010 options as (1) acquisition of 20 percent of TI common stock other than through a transaction approved by the board of directors, or (2) change of a majority of the board of directors in a 24-month period unless a majority of the directors then in office have elected or nominated the new directors (together, the “pre-2010 definition”).

TEXAS INSTRUMENTS	2014 PROXY STATEMENT • 85

The “Stock Awards” in the table of outstanding equity awards at fiscal year-end 2013 are RSU awards. Each RSU represents the right to receive one share of TI common stock on a stated date (the “vesting date”) unless the award is terminated earlier under terms summarized below. In general, the vesting date is approximately four years after the grant date. Each RSU includes the right to receive dividend equivalents, which are paid annually in cash at a rate equal to the amount paid to stockholders in dividends. The table below shows the termination provisions of RSUs outstanding as of December 31, 2013.

	Employment Termination	Employment	Other Circumstances
Employment Termination	(at Least 6 Months after Grant)	Termination for	of Employment
Due to Death or Permanent Disability	When Retirement Eligible	Cause	Termination
Vesting continues; shares are paid at the scheduled vesting date	For grants made after 2012: Grant stays in effect and pays out shares at the scheduled vesting date.	Grant cancels; no shares are issued	Grant cancels; no shares are issued

For grants made before 2013: Grant stays in effect and pays out shares at the scheduled vesting date. Number of shares reduced according to the duration of employment over the vesting period*

*	Calculated by multiplying the number of RSUs by a fraction equal to the number of whole 365-day periods from the grant date to the employment termination date (or first day of any bridge leave of absence leading to retirement), divided by the number of years in the vesting period.

These termination provisions are intended to promote retention. All RSU awards contain cancellation and clawback provisions like those described above for stock options. The terms provide that, to the extent permitted by Section 409A of the IRC, the award vests upon involuntary termination of TI employment within 24 months after a change in control. Change in control is the Plan definition. These cancellation, clawback and change-in-control terms are intended to conform RSU terms with those of stock options (to the extent permitted by the IRC) and to achieve the objectives described above in the discussion of stock options.
     In addition to the “Stock Awards” shown in the outstanding equity awards at fiscal year-end 2013 table on pages 84 and 85, Mr. Templeton holds an award of RSUs that was granted in 1995. The award, for 120,000 shares of TI common stock, vested in 2000. Under the award terms, the shares will be issued to Mr. Templeton in March of the year after his termination of employment for any reason. These terms were designed to provide a tax benefit to the company by postponing the related compensation expense until it was likely to be fully deductible. In accordance with SEC requirements, this award is reflected in the 2013 non-qualified deferred compensation table on page 89.

2013 option exercises and stock vested

The following table lists the number of shares acquired and the value realized as a result of option exercises by the named executive officers in 2013 and the value of any RSUs that vested in 2013. For option exercises, the value realized is calculated by multiplying the number of shares acquired by the difference between the exercise price and the market price of TI common stock on the exercise date. For RSUs, the value realized is calculated by multiplying the number of RSUs that vested by the market price of TI common stock on the vesting date.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
Name	on Exercise (#)	on Exercise ($)	on Vesting (#)	on Vesting ($)
R. K. Templeton	700,000	$4,340,000	221,487	$7,269,203
K. P. March	380,000	$5,167,600	63,334	$2,078,622
B. T. Crutcher	243,000	$2,485,710	33,334	$1,094,022
K. J. Ritchie	640,625	$8,561,250	83,334	$2,735,022
R. G. Delagi	––	––	73,334	$2,406,822

2013 pension benefits

The following table shows the present value as of December 31, 2013, of the benefit of the named executive officers under our qualified defined benefit pension plan (TI Employees Pension Plan) and non-qualified defined benefit pension plans (TI Employees Non-Qualified Pension Plan (which governs amounts earned before 2005) and TI Employees Non-Qualified Pension Plan II (which governs amounts earned after 2004)). In accordance with SEC requirements, the amounts shown in the table do not reflect any named executive officer’s retirement eligibility or any increase in benefits that may result from the named executive officer’s continued employment after December 31, 2013.

86 • 2014 PROXY STATEMENT	TEXAS INSTRUMENTS

					Payments
				Present	During
		Number of		Value of	Last
		Years Credited		Accumulated	Fiscal
Name	Plan Name	Service (#)		Benefit ($)(5)	Year ($)
R. K. Templeton (1)	TI Employees Pension Plan	16	(2)	$540,470	—
	TI Employees Non-Qualified Pension Plan	16	(2)	$229,223	—
	TI Employees Non-Qualified Pension Plan II	16	(4)	$167,510	—

K. P. March	TI Employees Pension Plan	28	(2)	$702,965	—
	TI Employees Non-Qualified Pension Plan	19	(3)	$140,998	—
	TI Employees Non-Qualified Pension Plan II	28	(4)	$3,344,087	—

B. T. Crutcher (1)	TI Employees Pension Plan	0.9	(2)	$3,109	—

K. J. Ritchie	TI Employees Pension Plan	34	(2)	$1,082,813	—
	TI Employees Non-Qualified Pension Plan	25	(3)	$417,994	—
	TI Employees Non-Qualified Pension Plan II	34	(4)	$4,350,840	—

R. G. Delagi	TI Employees Pension Plan	28	(2)	$628,390	—
	TI Employees Non-Qualified Pension Plan	19	(3)	$236,145	—
	TI Employees Non-Qualified Pension Plan II	28	(4)	$2,320,381	—

(1)	In 1997, TI’s U.S. employees were given the choice between continuing to participate in the defined benefit pension plans or participating in a new enhanced defined contribution retirement plan. Messrs. Templeton and Crutcher chose to participate in the defined contribution plan. Accordingly, their accrued pension benefits under the qualified and non-qualified plans were frozen (i.e., they will experience no increase attributable to years of service or change in eligible earnings) as of December 31, 1997. Contributions to the defined contribution plan for Mr. Templeton’s and Mr. Crutcher’s benefits are included in the 2013 summary compensation table.

(2)	For each of the named executive officers, credited service began on the date the officer became eligible to participate in the plan. For Mr. Crutcher, eligibility to participate began on the first day of the month following completion of one year of employment. For each of the other named executive officers, eligibility to participate began on the earlier of 18 months of employment, or January 1 following the completion of one year of employment. Accordingly, each of the named executive officers has been employed by TI for longer than the years of credited service shown above.

(3)	Credited service began on the date the named executive officer became eligible to participate in the TI Employees Pension Plan as described in note 2 above and ceased at December 31, 2004.

(4)	Credited service began on the date the named executive officer became eligible to participate in the TI Employees Pension Plan as described in note 2 above.

(5)	The assumptions and valuation methods used to calculate the present value of the accumulated pension benefits shown are the same as those used by TI for financial reporting purposes and are described in Note 11 in Exhibit 13 to TI’s annual report on Form 10-K for the year ended December 31, 2013, except that a named executive officer’s retirement is assumed (in accordance with SEC rules) for purposes of this table to occur at age 65 and no assumption for termination prior to that date is used. The amount of the lump-sum benefit earned as of December 31, 2013, is determined using either (i) the Pension Benefit Guaranty Corporation (PBGC) interest assumption of 2.25 percent or (ii) the Pension Protection Act of 2006 (PPA) corporate bond yield interest assumption of 5.11 percent for the TI Employees Pension Plan and 5.18 percent for the TI Employees Non-Qualified Pension Plans, whichever rate produces the higher lump sum amount. A discount rate assumption of 5.11 percent for the TI Employees Pension Plan and 5.18 percent for the non-qualified pension plans was used to determine the present value of each lump sum.

TI Employees Pension Plan
The TI Employees Pension Plan is a qualified defined benefit pension plan. Please see page 79 for a discussion of the origin and purpose of the plan. Employees who joined the U.S. payroll after November 30, 1997, are not eligible to participate in this plan.
     A plan participant is eligible for normal retirement under the terms of the plan if he is at least 65 years of age with one year of credited service. A participant is eligible for early retirement if he is at least 55 years of age with 20 years of employment or 60 years of age with five years of employment. As of December 31, 2013, Mr. Templeton, Mr. March and Mr. Ritchie were eligible for early or normal retirement.

TEXAS INSTRUMENTS	2014 PROXY STATEMENT • 87

     A participant may request payment of his accrued benefit at termination or any time thereafter. Participants may choose a lump sum payment or one of six forms of annuity. In order of largest to smallest periodic payment, the forms of annuity are: (i) single life annuity, (ii) 5-year certain and life annuity, (iii) 10-year certain and life annuity, (iv) qualified joint and 50 percent survivor annuity, (v) qualified joint and 75 percent survivor annuity, and (vi) qualified joint and 100 percent survivor annuity. If the participant does not request payment, he will begin to receive his benefit in April of the year after he reaches the age of 70½ in the form of annuity required under the IRC.
     The pension formula for the qualified plan is intended to provide a participant with an annual retirement benefit equal to 1.5 percent multiplied by the product of (i) years of credited service and (ii) the average of the five highest consecutive years of his base salary plus bonus up to a limit imposed by the IRS, less a percentage (based on his year of birth, when he elects to retire and his years of service with TI) of the amount of compensation on which his Social Security benefit is based.
     If an individual takes early retirement and chooses to begin receiving his annual retirement benefit at that time, such benefit is reduced by an early retirement factor. As a result, the annual benefit is lower than the one he would have received at age 65.
     If the participant’s employment terminates due to disability, the participant may choose to receive his accrued benefit at any time prior to age 65. Alternatively, the participant may choose to defer receipt of the accrued benefit until reaching age 65 and then take a disability benefit. The disability benefit paid at age 65 is based on salary and bonus, years of credited service the participant would have accrued to age 65 had he not become disabled and disabled status.
     The benefit payable in the event of death is based on salary and bonus, years of credited service and age at the time of death, and may be in the form of a lump sum or annuity at the election of the beneficiary. The earliest date of payment is the first day of the second calendar month following the month of death.
     Leaves of absence, including a bridge to retirement, are credited to years of service under the qualified pension plan. Please see the discussion of leaves of absence on page 90.

TI Employees Non-Qualified Pension Plans
TI has two non-qualified pension plans: the TI Employees Non-Qualified Pension Plan (Plan I), which governs amounts earned before 2005; and the TI Employees Non-Qualified Pension Plan II (Plan II), which governs amounts earned after 2004. Each is a non-qualified defined benefit pension plan. Please see page 79 for a discussion of the purpose of the plans. As with the qualified defined benefit pension plan, employees who joined the U.S. payroll after November 30, 1997, are not eligible to participate in Plan I or Plan II. Eligibility for normal and early retirement under these plans is the same as under the qualified plan (please see above). Benefits are paid in a lump sum.
     A participant’s benefits under Plan I and Plan II are calculated using the same formula as described above for the TI Employees Pension Plan. However, the IRS limit on the amount of compensation on which a qualified pension benefit may be calculated does not apply. Additionally, the IRS limit on the amount of qualified benefit the participant may receive does not apply to these plans. Once this non-qualified benefit amount has been determined using the formula described above, the individual’s qualified benefit is subtracted from it. The resulting difference is multiplied by an age-based factor to obtain the amount of the lump-sum benefit payable to an individual under the non-qualified plans.
     Amounts under Plan I will be distributed when payment of the participant’s benefit under the qualified pension plan commences. Amounts under Plan II will be distributed subject to the requirements of Section 409A of the IRC. Because the named executive officers are among the 50 most highly compensated officers of the company, Section 409A of the IRC requires that they not receive any lump sum distribution payment under Plan II before the first day of the seventh month following termination of employment.
     If a participant terminates due to disability, amounts under Plan I will be distributed when payment of the participant’s benefit under the qualified plan commences. For amounts under Plan II, distribution is governed by Section 409A of the IRC, and the disability benefit is reduced to reflect the payment of the benefit prior to age 65.
     In the event of death, payment under both plans is based on salary and bonus, years of credited service and age at the time of death and will be in the form of a lump sum. The earliest date of payment is the first day of the second calendar month following the month of death.
     Balances in the plans are unsecured obligations of the company. For amounts under Plan I, in the event of a change in control, the present value of the individual’s benefit would be paid not later than the month following the month in which the change in control occurred. For such amounts, the pre-2010 definition of a change in control (please see page 85) applies. For all amounts accrued under this plan, if a sale of substantially all of the assets of the company occurred, the present value of the individual’s benefit would be distributed in a lump sum as soon as reasonably practicable following the sale of assets. For amounts under Plan II, no distribution of benefits is triggered by a change in control.
     Leaves of absence, including a bridge to retirement, are credited to years of service under the non-qualified pension plans. For a discussion of leaves of absence, please see pages 90-91.

88 • 2014 PROXY STATEMENT	TEXAS INSTRUMENTS

TI Employees Survivor Benefit Plan
TI’s qualified and non-qualified pension plans provide that upon the death of a retirement-eligible employee, the employee’s beneficiary receives a payment equal to half of the benefit to which the employee would have been entitled under the pension plans had he retired instead of died. We have a survivor benefit plan that pays the beneficiary a lump sum that, when added to the reduced amounts the beneficiary receives under the pension plans, equals the benefit the employee would have been entitled to receive had he retired instead of died. Because Messers. Templeton, March and Ritchie were eligible for early retirement in 2013, their beneficiaries would be eligible for benefits under the survivor benefit plan if they were to die.

2013 non-qualified deferred compensation

The following table shows contributions to the named executive officer’s deferred compensation account in 2013 and the aggregate amount of his deferred compensation as of December 31, 2013.

	Executive	Registrant		Aggregate	Aggregate
	Contributions	Contributions in	Aggregate Earnings in	Withdrawals/	Balance at Last
Name	in Last FY ($)(1)	Last FY ($)(2)	Last FY ($)	Distributions ($)	FYE ($)(5)
R. K. Templeton	$138,819	$121,775	$1,717,001 (3)	$197,234 (4)	$5,762,511 (6)
K. P. March	—	—	—	—	—
B. T. Crutcher	$61,431	$80,886	$91,154	—	$601,324
K. J. Ritchie	—	—	—	—	—
R. G. Delagi	—	—	—	—	—

(1)	Amounts shown consist of portions of 2013 salary and portions of their bonus for 2012 performance, which was paid in 2013.

(2)	Company matching contributions pursuant to the defined contribution plan. These amounts are included in the All Other Compensation column of the 2013 summary compensation table on page 81.

(3)	Consists of: (a) $128,400 in dividend equivalents paid under the 120,000-share 1995 RSU award discussed on page 86, settlement of which has been deferred until after termination of employment; (b) a $1,562,400 increase in the value of the RSU award (calculated by subtracting the value of the award at year-end 2012 from the value of the award at year-end 2013 (in both cases, the number of RSUs is multiplied by the closing price of TI common stock on the last trading date of the year)); and (c) a $26,201 gain in Mr. Templeton’s deferred compensation account in 2013. Dividend equivalents are paid at the same rate as dividends on TI common stock.

(4)	Consists of dividend equivalents paid on the RSU award discussed in note 3 and a scheduled distribution of a portion of Mr. Templeton’s deferred compensation balance.

(5)	Includes amounts reported in the Summary Compensation Table in the current or prior-year proxy statements as follows: Mr. Templeton, $493,311; and Mr. Crutcher, $601,324

(6)	Of this amount, $5,269,200 is attributable to Mr. Templeton’s 1995 RSU award, calculated as described in note 3. The remainder is the balance of his deferred compensation account.

Please see page 79 for a discussion of the purpose of the plan. An employee’s deferred compensation account contains eligible compensation the employee has elected to defer and contributions by the company that are in excess of the IRS limits on (i) contributions the company may make to the enhanced defined contribution plan and (ii) matching contributions the company may make related to compensation the executive officer deferred into his deferred compensation account.
     Participants in the deferred compensation plan may choose to defer up to (i) 25 percent of their base salary, (ii) 90 percent of their performance bonus, and (iii) 90 percent of profit sharing. Elections to defer compensation must be made in the calendar year prior to the year in which the compensation will be earned.
     During 2013, participants could choose to have their deferred compensation mirror the performance of one or more of the following mutual funds, each of which is managed by a third party (these alternatives, which may be changed at any time, are a subset of those offered to participants in the defined contribution plans): Northern Trust Short Term Investment Fund, Northern Trust Aggregate Bond Index Fund-Lending, Northern Trust Russell 1000 Value Index Fund-Lending, Northern Trust Russell 1000 Growth Index Fund-Lending, Northern Trust Russell 2000 Index Fund-Lending, Northern Trust MidCap 400 Index Fund-Lending, Fidelity Puritan Fund, BlackRock Equity Index Fund F, BlackRock (EAFE) (Europe, Australia, Far East) Equity Index Fund F, BlackRock Lifepath Index 2020 Fund F, BlackRock Lifepath Index 2030 Fund F, BlackRock Lifepath Index 2040 Fund F, BlackRock Lifepath Index 2050 Fund F and BlackRock Lifepath Index Retirement Fund F. From among the available investment alternatives, participants may change their instructions relating to their deferred compensation daily. Earnings on a participant’s balance are determined solely by the performance of the investments that the participant has chosen for his plan balance. The company does not guarantee any minimum return on investments. A third party administers the company’s deferred compensation program.

TEXAS INSTRUMENTS	2014 PROXY STATEMENT • 89

     A participant may request distribution from the plan in the case of an unforeseeable emergency. To obtain an unforeseeable emergency withdrawal, a participant must meet the requirements of Section 409A of the IRC. Otherwise, a participant’s balance is paid pursuant to his distribution election and is subject to applicable IRC limitations.
     Amounts contributed by the company, and amounts earned and deferred by the participant for which there is a valid distribution election on file, will be distributed in accordance with the participant’s election. Annually participants may elect separate distribution dates for deferred compensation attributable to a participant’s (i) bonus and profit sharing and (ii) salary. Participants may elect that these distributions be in the form of a lump sum or annual installments to be paid out over a period of five or ten consecutive years. Amounts for which no valid distribution election is on file will be distributed three years from the date of deferral.
     In the event of the participant’s death, payment will be in the form of a lump sum and the earliest date of payment is the first day of the second calendar month following the month of death.
     Like the balances under the non-qualified defined benefit pension plans, deferred compensation balances are unsecured obligations of the company. For amounts earned and deferred prior to 2010, a change in control does not trigger a distribution under the plan. For amounts earned and deferred after 2009, distribution occurs, to the extent permitted by Section 409A of the IRC, if the participant is involuntarily terminated within 24 months after a change in control. Change in control is the Plan definition.

Potential payments upon termination or change in control

None of the named executive officers has an employment contract with the company. They are eligible for benefits on generally the same terms as other U.S. employees upon termination of employment or change in control of the company. TI does not reimburse executive officers for any income or excise taxes that are payable by the executive as a result of payments relating to termination or change in control.

Termination
The following programs may result in payments to a named executive officer whose employment terminates. Most of these programs have been discussed above. For a discussion of the impact of these programs on the compensation decisions for 2013, please see page 80.

Bonus. Our policies concerning bonus and the timing of payments are described on page 71. Whether a bonus would be awarded under other circumstances and in what amount would depend on the facts and circumstances of termination and is subject to the Compensation Committee’s discretion. If awarded, bonuses are paid by the company.

Qualified and non-qualified defined benefit pension plans. The purposes of these plans are described on page 79. The formula for determining benefits, the forms of benefit and the timing of payments are described on page 88. The amounts disbursed under the qualified and non-qualified plans are paid, respectively, by the TI Employees Pension Trust and the company.

Survivor benefit plan. The purpose of this plan is described on page 89. The formula for determining the amount of benefit, the form of benefit and the timing of payments are described on page 89. Amounts distributed are paid by the TI Employees Health Benefit Trust.

Deferred compensation plan. The purpose of this plan is described on page 79. The amounts payable under this program depend solely on the performance of investments that the participant has chosen for his plan balance. The timing of payments is discussed on page 90. Amounts distributed are paid by the company.

Equity compensation. Depending on the circumstances of termination, grantees whose employment terminates may retain the right to exercise previously granted stock options and receive shares under outstanding RSU awards. Please see pages 85-86. RSU awards include a right to receive dividend equivalents. The dividend equivalents are paid annually by the company in a single cash payment after the last dividend payment of the year.

Perquisites. Financial counseling is available to executive officers in the year after retirement. Otherwise, no perquisites continue after termination of employment.

In the case of a resignation pursuant to a separation arrangement, an executive officer (like other employees above a certain job grade level) will typically be offered a 12-month paid leave of absence before termination, in exchange for a non-compete and non-solicitation commitment and a release of claims against the company. The leave period will be credited to years of service under the pension plans described above. During the leave, the executive officer’s stock options will continue to become exercisable and his RSUs will continue to vest. Amounts paid to an individual during a paid leave of absence are not counted when calculating benefits under the qualified and non-qualified pension plans.

90 • 2014 PROXY STATEMENT	TEXAS INSTRUMENTS

     In the case of a separation arrangement in which the paid leave of absence expires when the executive officer will be at least 50 years old and have at least 15 years of employment with the company, the separation arrangement will typically include an unpaid leave of absence, to commence at the end of the paid leave and end when the executive officer has reached the earlier of age 55 with at least 20 years of employment or age 60 (bridge to retirement). The bridge to retirement will be credited to years of service under the qualified and non-qualified defined benefit plans described above. Stock options will continue to become exercisable and RSUs will remain in effect, but for grants made before 2013, the number of RSUs will be reduced as described in note * on page 86.

Change in Control
Our only program, plan or arrangement providing benefits triggered by a change in control is the TI Employees Non-Qualified Pension Plan. A change in control at December 31, 2013, would have accelerated payment of the balance under that plan. Please see page 88 for a discussion of the purpose of change in control provisions of that plan as well as the circumstances and the timing of payment.
     Upon a change in control there is no acceleration of vesting of stock options and RSUs granted after 2009. Only after an involuntary termination (not for cause) within 24 months after a change in control of TI will the vesting of such stock options and RSUs accelerate. Please see pages 85-86 for further information concerning change in control provisions relating to stock options and RSUs.
     For a discussion of the impact of these programs on the compensation decisions for 2013, please see page 80.

TEXAS INSTRUMENTS	2014 PROXY STATEMENT • 91

The table below shows the potential payments upon termination or change in control for each of the named executive officers.

			Non-		Non-
	Qualified		Qualified		Qualified
	Defined		Defined		Defined
	Benefit		Benefit		Benefit
	Pension		Pension		Pension		Deferred				Stock
	Plan		Plan		Plan II		Compensation		RSUs		Options		Total
R. K. Templeton (10)
Disability	$887,933	(1)	$609,677	(2)	$194,659	(2)	—		$34,396,196	(3)	$69,179,891	(4)	$105,268,356
Death	$431,223	(5)	$181,262	(5)	$132,340	(5)	$493,311	(6)	$34,396,196	(3)	$69,179,891	(4)	$105,535,581	(11)
Involuntary Termination
for Cause	$848,862	(7)	$356,674	(7)	$260,647	(7)	—		$5,269,200	(8)	—		$6,735,383
Resignation; Involuntary
Termination
(Not for Cause)	$848,862	(7)	$356,674	(7)	$260,647	(7)	—		$23,912,683	(12)	$69,179,891	(4)	$94,558,757
Retirement	$848,862	(7)	$356,674	(7)	$260,647	(7)			$23,912,683	(12)	$69,179,891	(4)	$94,558,757
Change in Control	—		$356,674	(7)	—		—		$5,269,200	(8)	—		$5,625,874

K. P. March (10)
Disability	$1,508,177	(1)	$349,792	(2)	$5,274,873	(2)	—		$8,763,777	(3)	$12,955,675	(4)	$28,852,294
Death	$573,795	(5)	$110,610	(5)	$2,654,636	(5)	—		$8,763,777	(3)	$12,955,675	(4)	$28,103,600	(11)
Involuntary Termination
for Cause	$1,097,086	(7)	$213,901	(7)	$5,073,161	(7)	—		—		—		$6,384,148
Resignation; Involuntary
Termination
(Not for Cause)	$1,097,086	(7)	$213,901	(7)	$5,073,161	(7)	—		$5,520,848	(12)	$12,955,675	(4)	$24,860,671
Retirement	$1,097,086	(7)	$213,901	(7)	$5,073,161	(7)			$5,520,848	(12)	$12,955,675	(4)	$24,860,671
Change in Control	—		$213,901	(7)	—		—		—		—		$213,901

B. T. Crutcher
Disability	$10,098	(1)	—		—		—		$19,393,598	(3)	$6,752,375	(4)	$26,156,071
Death	$1,767	(5)	—		—		$601,324	(6)	$19,393,598	(3)	$6,752,375	(4)	$26,749,064
Involuntary Termination
for Cause	$3,496	(7)	—		—		—		—		—		$3,496
Resignation; Involuntary
Termination
(Not for Cause)	$3,496	(7)	—		—		—		—		$1,092,156	(9)	$1,095,652
Change in Control	—		—		—		—		—		—		—

K. J. Ritchie (10)
Disability	$1,918,444	(1)	$926,549	(2)	$6,404,365	(2)	—		$10,611,686	(3)	$10,836,063	(4)	$30,697,107
Death	$815,169	(5)	$310,997	(5)	$3,223,065	(5)	—		$10,611,686	(3)	$10,836,063	(4)	$29,982,154	(11)
Involuntary Termination
for Cause	$1,599,590	(7)	$607,844	(7)	$6,326,971	(7)	—		—		—		$8,534,405
Resignation; Involuntary
Termination
(Not for Cause)	$1,599,590	(7)	$607,844	(7)	$6,326,971	(7)	—		$6,815,359	(12)	$10,836,063	(4)	$26,185,827
Retirement	$1,599,590	(7)	$607,844	(7)	$6,326,971	(7)	—		$6,815,359	(12)	$10,836,063	(4)	$26,185,827
Change in Control	—		$607,844	(7)	—		—		—		—		$607,844

R. G. Delagi
Disability	$1,865,870	(1)	$522,241	(2)	$3,475,010	(2)	—		$12,752,298	(3)	$13,776,275	(4)	$32,391,694
Death	$369,408	(5)	$139,569	(5)	$1,377,488	(5)	—		$12,752,298	(3)	$13,776,275	(4)	$28,415,038
Involuntary Termination
for Cause	$663,345	(7)	$251,631	(7)	$2,472,547	(7)	—		—		—		$3,387,523
Resignation; Involuntary
Termination
(Not for Cause)	$663,345	(7)	$251,631	(7)	$2,472,547	(7)	—		—		$8,326,071	(9)	$11,713,594
Change in Control	—		$251,631	(7)	—		—		—		—		$251,631

92 • 2014 PROXY STATEMENT	TEXAS INSTRUMENTS

(1)	The amount shown is the lump-sum benefit payable at age 65 to the named executive officer in the event of termination as of December 31, 2013, due to disability, assuming the named executive officer does not request payment of his disability benefit until age 65. The assumptions used in calculating these amounts are the same as the age-65 lump-sum assumptions used for financial reporting purposes for the company’s audited financial statements for 2013 and are described in note 5 to the 2013 pension benefits table on page 87.

(2)	The amount shown is the lump-sum benefit payable at age 65, in the case of the Non-Qualified Defined Benefit Pension Plan, or separation from service in the case of Plan II. The assumptions used are the same as those described in note 1 above.

(3)	Calculated by multiplying the number of outstanding RSUs by the closing price of TI common stock as of December 31, 2013 ($43.91). In the event of termination due to disability or death all outstanding awards will continue to vest according to their terms. Please see the outstanding equity awards at fiscal year-end 2013 table on pages 84-85 for the number of unvested RSUs as of December 31, 2013, and page 86 for a discussion of an additional outstanding RSU award held by Mr. Templeton.

(4)	Calculated as the difference between the grant price of all outstanding in-the-money options and the closing price of TI common stock as of December 31, 2013 ($43.91), multiplied by the number of shares under such options as of December 31, 2013.

(5)	Value of the benefit payable in a lump sum to the executive officer’s beneficiary calculated as required by the terms of the plan assuming the earliest possible payment date. The plan provides that in the event of death, the beneficiary receives 50 percent of the participant’s accrued benefit, reduced by the age-applicable joint and 50 percent survivor factor.

(6)	Balance as of December 31, 2013, under the non-qualified deferred compensation plan.

(7)	Lump-sum value of the accrued benefit as of December 31, 2013, calculated as required by the terms of the plans assuming the earliest possible payment date.

(8)	Calculated by multiplying 120,000 vested RSUs by the closing price of TI common stock as of December 31, 2013 ($43.91). See page 86 for further information about this award.

(9)	Calculated as the difference between the grant price of all exercisable in-the-money options and the closing price of TI common stock as of December 31, 2013 ($43.91), multiplied by the number of shares under such options as of December 31, 2013.

(10)	Messrs. Templeton, March and Ritchie were eligible to retire as of December 31, 2013.

(11)	Due to retirement eligibility, the total includes the value of the benefit payable in a lump sum under the Survivor Benefit Plan to the officer’s beneficiary in the following amounts: Mr. Templeton $721,358, Mr. March $3,045,107 and Mr. Ritchie $4,185,174. The amount of the benefit is calculated as required by the terms of the plan assuming the earliest possible payment date.

(12)	Due to retirement eligibility, calculated by multiplying the number of outstanding RSUs held at such termination by the closing price of TI common stock as of December 31, 2013 ($43.91). RSU awards stay in effect and pay out shares according to the vesting schedule, although for grants made before 2013, the number of shares is reduced according to the duration of employment over the vesting period. See page 86 for additional details.

AUDIT COMMITTEE REPORT

The Audit Committee of the board of directors has furnished the following report:
     As noted in the committee’s charter, TI management is responsible for preparing the company’s financial statements. The company’s independent registered public accounting firm is responsible for auditing the financial statements. The activities of the committee are in no way designed to supersede or alter those traditional responsibilities. The committee’s role does not provide any special assurances with regard to TI’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firm.
     The committee has reviewed and discussed with management and the independent accounting firm, as appropriate, (1) the audited financial statements and (2) management’s report on internal control over financial reporting and the independent accounting firm’s related opinions.
     The committee has discussed with the independent registered public accounting firm, Ernst & Young, the required communications specified by auditing standards together with guidelines established by the SEC and the Sarbanes-Oxley Act.
     The committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board, regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young the firm’s independence.
     Based on the review and discussions referred to above, the committee recommended to the board of directors that the audited financial statements be included in the company’s annual report on Form 10-K for 2013 for filing with the SEC.

Ralph W. Babb, Jr., Chair	Mark A. Blinn	Ruth J. Simmons

TEXAS INSTRUMENTS	2014 PROXY STATEMENT • 93

PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the board has the authority and responsibility for the appointment, compensation, retention and oversight of the work of TI’s independent registered public accounting firm. The Audit Committee has appointed Ernst & Young LLP to be TI’s independent registered public accounting firm for 2014.
     TI has engaged Ernst & Young or a predecessor firm to serve as the company’s independent registered public accounting firm for over 60 years. In order to assure continuing auditor independence, the Audit Committee periodically considers whether the annual audit of TI’s financial statements should be conducted by another firm.
     The lead audit partner on the TI engagement serves no more than five consecutive years in that role, in accordance with SEC rules. The Audit Committee Chair and management have direct input into the selection of lead audit partner.
     The members of the Audit Committee and the board believe that the continued retention of Ernst & Young to serve as the Company’s independent registered public accounting firm is in the best interest of the Company and its investors. Consequently, the board asks the stockholders to ratify the appointment of Ernst & Young. If the stockholders do not ratify the appointment, the Audit Committee will consider whether it should appoint another independent registered public accounting firm.
     Representatives of Ernst & Young are expected to be present, and to be available to respond to appropriate questions, at the annual meeting. They have the opportunity to make a statement if they desire to do so; they have indicated that, as of this date, they do not.
     The company has paid fees to Ernst & Young for the services described below:

Audit fees. Ernst & Young’s Audit Fees were $8,662,000 in 2013 and $8,384,000 in 2012. The services provided in exchange for these fees were our annual audit, including the audit of internal control over financial reporting, reports on Form 10-Q, assistance with public debt offerings, and statutory audits required internationally.

Audit-related fees. In addition to the Audit Fees, the company paid Ernst & Young $685,000 in 2013 and $761,000 in 2012. The services provided in exchange for these fees included acquisition due diligence and related procedures, employee benefit plan audits, certification procedures relating to compliance with local-government or other regulatory standards for various non-U.S. subsidiaries, and access to Ernst & Young’s online research tool.

Tax fees. Ernst & Young’s fees for professional services rendered for tax compliance (preparation and review of income tax returns and other tax-related filings) and tax advice on U.S. and foreign tax matters were $1,836,000 in 2013 and $4,380,000 in 2012.

All other fees. Ernst & Young’s fees for all other professional services rendered were $95,000 in 2013 and $635,000 in 2012 for assistance with insurance claims, the TI Foundation audit and training.

Pre-approval policy. The Audit Committee is required to pre-approve the audit and non-audit services to be performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the firm’s independence.
     Annually the independent registered public accounting firm and the director of internal audits present to the Audit Committee services expected to be performed by the firm over the next 12 months. The Audit Committee reviews and, as it deems appropriate, pre-approves those services. The services and estimated fees are presented to the Audit Committee for consideration in the following categories: Audit, Audit-related, Tax and All other (each as defined in Schedule 14A of the Securities Exchange Act). For each service listed in those categories, the committee receives detailed documentation indicating the specific services to be provided. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee reviews on at least a quarterly basis the services provided to date by the firm and the fees incurred for those services. The Audit Committee may revise the list of pre-approved services and related fees from time to time, based on subsequent determinations.
     In order to respond to time-sensitive requests for services that may arise between regularly scheduled meetings of the Audit Committee, the committee has delegated pre-approval authority to its Chair (the Audit Committee does not delegate to management its responsibilities to pre-approve services). The Chair reports pre-approval decisions to the Audit Committee and seeks ratification of such decisions at the Audit Committee’s next scheduled meeting.
     The Audit Committee or its Chair pre-approved all services provided by Ernst & Young during 2013.

     The board of directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2014.

94 • 2014 PROXY STATEMENT	TEXAS INSTRUMENTS

PROPOSAL TO APPROVE THE TI EMPLOYEES 2014 STOCK PURCHASE PLAN

The board of directors is requesting that stockholders approve the TI Employees 2014 Stock Purchase Plan (the “2014 ESPP”). The board believes the 2014 ESPP is in the best interest of stockholders as it enhances broad-based employee stock ownership (thus further aligning the interest of employees with TI stockholders) and helps the company attract, motivate and retain employees.
     The full text of the 2014 ESPP is Exhibit A to this proxy statement. The principal features of the 2014 ESPP are summarized below. The description below is qualified in its entirety by reference to the text of the 2014 ESPP. The terms of the 2014 ESPP are substantially similar to those of the TI Employees 2005 Stock Purchase Plan (the “2005 ESPP”) that was approved by stockholders in April 2005. No offerings under the 2005 ESPP will be made following the completion of any offering pending on the effective date of the 2014 ESPP.

Key plan provisions

Eligibility
All employees of TI, and such of its subsidiaries as the Compensation Committee of the company’s board of directors shall designate, who are employees on the date of grant of the option (including those on paid or unpaid leave of absence if the company expects that the employee will return to work), will be eligible to participate in offerings of options under the 2014 ESPP. On or prior to the date of grant, the Compensation Committee will determine the effect of an employee’s termination of employment during the term of the offering. Directors who are not employees will not be eligible to participate in the 2014 ESPP.

Offerings
Each year during the term of the 2014 ESPP, unless the Compensation Committee determines otherwise, TI will make one or more offers to each eligible employee of options to purchase TI common stock. Each eligible employee will be entitled to purchase up to a number or dollar amount of shares as the Compensation Committee may determine (but not exceeding the amount specified in Section 423(b) of the Internal Revenue Code (the “Code”)) for the offering. The option price for each offering will be determined by the Compensation Committee and will not be less than (1) 85% of the fair market value of TI common stock on the date of grant of the option or (2) 85% of the fair market value of TI common stock on the date the option is exercised, whichever is lower. The date of grant will be as determined by the Compensation Committee. The fair market value of TI stock will be determined by the method or procedure established by the Compensation Committee. The closing price for TI common stock on February 18, 2014, was $44.01.
     The expiration date of the options will be determined for each offering by the Compensation Committee but will not be later than 27 months from the date of grant of the option.
     The term of an option will consist of an Enrollment Period, a Payroll Deduction Period and an Exercise Day. The beginning and ending dates of each Enrollment Period and Payroll Deduction Period and the date of each Exercise Day will be determined by the Compensation Committee. The employee may elect to be automatically re-enrolled in subsequent offerings. The employee’s election to participate in the offering will indicate the dollar amount of shares for which the employee wishes to participate and, unless prohibited by local law, will authorize payroll deductions to be made over the Payroll Deduction Period. If local law prohibits payroll deductions, the Compensation Committee may determine an alternative method of payment. During the Payroll Deduction Period, the Compensation Committee may allow participants to cancel or reduce (or both) their payment authorizations. After completion of the Payroll Deduction Period, the option will be automatically exercised on the Exercise Day and shares will be purchased with the amount in the employee’s account.
     Under the 2005 ESPP, options are currently granted in four sets of offerings each year on the first day that the NASDAQ Stock Market is open for trading in December, March, June and September. The Payroll Deduction Period consists of three calendar months beginning on the first day of the calendar month following the grant date. The Exercise Day is the first day on which the NASDAQ Stock Market is open for trading after the end of the Payroll Deduction Period. The board of directors anticipates that offerings under the 2014 ESPP will operate in a similar manner.
     An employee will not be granted an option under the 2014 ESPP if the employee, immediately after the option is granted, owns stock having 5% or more of the total combined voting power or value of all classes of stock of the company. No employee will be granted an option under the 2014 ESPP that permits the employee to accrue rights to purchase stock under all employee stock purchase plans of the company at a rate that exceeds $25,000 (or such other maximum as may be prescribed from time to time under the Code) of the fair market value of such stock (determined at the date of grant).

Transfer
An option granted under the 2014 ESPP may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the employee to whom granted, may be exercised only for the benefit of the employee.

TEXAS INSTRUMENTS	2014 PROXY STATEMENT • 95

Authorized shares and adjustments
No more than 40,000,000 shares of TI common stock may be sold pursuant to the 2014 ESPP, subject to adjustments as described below.
     If the Compensation Committee determines that an adjustment is appropriate by reason of any dividend or other distribution, recapitalization, stock split, or other similar corporate transaction or event (as more fully described in the 2014 ESPP under the heading “Adjustments”), it will adjust any or all of (1) the number and type of shares that may be made subject to options, (2) the number and type of shares subject to outstanding options, and (3) the grant, purchase or exercise price with respect to any option.
     Either authorized and unissued shares or treasury shares may be made subject to options under the 2014 ESPP. Any shares not purchased prior to the termination of an option may be again subjected to an option under the 2014 ESPP.

Administration
The 2014 ESPP will be administered by the Compensation Committee. The Compensation Committee will have full power and authority to construe, interpret and administer the 2014 ESPP. The Compensation Committee may delegate such power, authority and rights with respect to the administration of the 2014 ESPP (including, without limitation, the designation of subsidiaries whose employees may participate in offerings and the exclusion of employees from specified offerings, in each case to the extent permitted by Section 423 of the Code) as it deems appropriate to one or more members of the management of TI; provided, however, that any delegation to management will conform with the requirements of applicable law and stock exchange regulations.

Amendment, sub-plans and termination
The Compensation Committee may, at any time and from time to time, alter, amend, suspend or terminate the 2014 ESPP. The Compensation Committee may also recommend to the board revisions of the 2014 ESPP. However, unless the stockholders of TI have first approved thereof, (1) the total number of shares for which options may be exercised under the 2014 ESPP will not be increased or decreased, except as described above in “Authorized shares and adjustments,” and (2) no amendment may be made that allows an option price for offerings under the 2014 ESPP to be less than 85% of the fair market value of the common stock of TI on the date of grant of the options or, if lower, 85% of the fair market value of the common stock of TI on the date on which an option is exercised.
     The Compensation Committee may also adopt and amend stock purchase sub-plans for employees of subsidiaries with such provisions as are appropriate to conform with local laws, practices and procedures. All such sub-plans will be subject to the limitations on the amount of stock that may be issued under the 2014 ESPP.
     No offering may be made under the 2014 ESPP after April 17, 2024.

New plan benefits and participation

Each executive officer of the company qualifies for participation under the 2014 ESPP and may be eligible to annually purchase up to $25,000 worth of the company’s stock at a discount below the market price. However, participation in the 2014 ESPP is voluntary and dependent upon the executive officer’s election to participate, and the benefit of participating will depend on the terms of the offerings (if any) and fair market value of the stock on the Exercise Day. Accordingly, future benefits that would be received by the executive officers and other eligible employees under the proposed 2014 ESPP are not determinable at this time. The table below sets forth the shares purchased by the named executive officers and other employees under the 2005 ESPP during 2013.

Name and Position	Shares Purchased (#)
R. K. Templeton, Chairman, President & Chief Executive Officer	703
K. P. March, Senior Vice President & Chief Financial Officer	703
B. T. Crutcher, Senior Vice President	703
K. J. Ritchie, Senior Vice President	—
R. G. Delagi, Senior Vice President	396
Executive Group	27,198
Non-Executive Director Group	N/A
Non-Executive Officer Employee Group	2,357,131

As of December 31, 2013, 20,172,113 shares have been purchased under the 2005 ESPP; 22,265,577 shares remained available for future grants; 485,408 shares were subject to outstanding options and approximately 32,600 employees were eligible to participate in the 2005 ESPP.

96 • 2014 PROXY STATEMENT	TEXAS INSTRUMENTS

U.S. federal tax consequences

The following summary is limited to the U.S. federal tax laws. It does not include the tax laws of any municipality, state or foreign country in which the participant resides.
     The 2014 ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. However, TI does not undertake to maintain such status throughout the term of the 2014 ESPP.
     In accordance with SEC rules, the following description of tax matters relating to the 2014 ESPP is provided. In general, a participant has no taxable event at the time of grant of an option or at the time of exercise of an option, but will realize taxable income at the time the participant sells the shares acquired under the 2014 ESPP.
     If the participant observes certain holding period requirements, the participant’s gain on sale will generally be taxed at capital gains rates, except that in certain circumstances a portion of the participant’s gain will be treated as ordinary income. Those circumstances will generally occur if the exercise price of the shares is established as a percentage less than 100% of the fair market value of the shares at the beginning of the offering period, or if at the beginning of the period it is unknown what the exercise price will be, for example, if the exercise price can be determined only on the Exercise Day. The participant’s ordinary income will not be greater than the excess, if any, of the fair market value of the shares at the time of grant over the exercise price (or, if lower, the actual proceeds of sale over the actual purchase price of the shares). If the exercise price is a function of the value of the shares on the Exercise Day, the exercise price will be determined as if the option was exercised at the time of grant for purposes of calculating this limit. If the participant sells the shares only after satisfying the holding period requirements, the company will not be entitled to a deduction.
     If the participant sells the shares before satisfying the holding period requirements, then the participant will realize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the stock on the Exercise Day. The company will be entitled to a corresponding deduction. The remainder of the proceeds of sale will be taxed at capital gains rates.

     The board of directors recommends a vote “FOR” the TI Employees 2014 Stock Purchase Plan.

PROPOSAL TO REAPPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE TEXAS INSTRUMENTS 2009 LONG-TERM INCENTIVE PLAN

The board asks stockholders to reapprove the material terms of performance goals that may apply to awards under the Texas Instruments 2009 Long-Term Incentive Plan (the “2009 Plan”). Reapproval of the material terms of the performance goals is sought with the intent of satisfying a requirement for tax deductibility under Section 162(m) of the Internal Revenue Code (“Section 162(m)”).
     Section 162(m) imposes an annual limit of $1 million on the amount that a public company may deduct for federal income tax purposes for compensation it has paid to its chief executive officer or to any of its other three most highly compensated executive officers (other than the chief financial officer). The tax deduction limit does not apply to “qualified performance-based compensation” under Section 162(m). Restricted stock units and certain other types of awards may be considered qualified performance-based compensation if, among other things, they are subject to performance goals, the material terms of which have been approved by stockholders not less than five years before the grant date of such restricted stock units or awards. For purposes of Section 162(m), the material terms of the performance goals under the 2009 Plan include: (1) the employees eligible to receive compensation; (2) a description of the business criteria on which the performance goals are based; and (3) the maximum amount of compensation that could be paid to any employee under the 2009 Plan if the performance goals are satisfied.
     Stockholders approved the 2009 Plan, including the material terms of the performance goals under the 2009 Plan, in April 2009. Because almost five years have passed since that approval, the board is submitting this proposal to stockholders for reapproval of the material terms of the performance goals set forth in the 2009 Plan for purposes of Section 162(m). This proposal does not seek to amend or alter the performance goals or any other terms of the 2009 Plan.
     If stockholders do not approve this proposal, the company will still be able to make awards under the 2009 Plan, but awards (other than stock options and stock appreciation rights) will be subject to the tax deduction limit under Section 162(m) even if they have been granted subject to the achievement of performance goals. (Stock options granted under the 2009 Plan are intended to be qualified performance-based compensation under Section 162(m) because, among other things, the stock options are granted with an exercise price of no less than the fair market value of TI’s stock on the grant date. The same would be true for stock appreciation rights, if TI were to grant them under the 2009 Plan.) In addition, even if this proposal is approved by stockholders, nothing in this proposal precludes the company from granting awards that are not intended to be qualified performance-based compensation under Section 162(m).
     Stockholder approval of the material terms of the performance goals is only one of several requirements to be satisfied if compensation is to be qualified performance-based compensation under Section 162(m). This proposal should not be viewed as a guarantee that TI will be able to deduct for federal income tax purposes compensation that is intended to be performance-based compensation under Section 162(m).
     The 2009 Plan is attached as Exhibit B. The description below is qualified in its entirety by reference to the text of the 2009 Plan.

TEXAS INSTRUMENTS	2014 PROXY STATEMENT • 97

Material terms of performance goals under the 2009 Plan

The 2009 Plan provides for the grant of the following types of awards: (1) stock options, (2) restricted stock and restricted stock units, (3) performance units and (4) other awards (including stock appreciation rights) valued in whole or in part by reference to or otherwise based on common stock of the company. Employees of the company and its subsidiaries and affiliates are eligible to receive awards under the 2009 Plan. The Compensation Committee of the company’s board of directors, which consists exclusively of “outside directors” within the meaning of Section 162(m), may grant awards under the 2009 Plan to eligible grantees in its discretion. We currently have approximately 32,000 employees, including 14 executive officers. Substitute awards may be made in case of acquisitions and business combinations. While the plan also provides that awards may be granted to independent contractors, no award has been granted under the 2009 Plan to an independent contractor of the company or any subsidiary or affiliate, and none will be granted in the future under the 2009 Plan. Directors who are not employees of the company are not eligible to receive awards under the 2009 Plan.
     Under the 2009 Plan, any award may, but need not, be subject to the satisfaction of one or more performance goals. Awards will be made subject to one or more performance goals if the Compensation Committee determines that such awards are in the best interest of the company and its stockholders.
     Awards (other than stock options and stock appreciation rights) intended to qualify as performance-based compensation under Section 162(m) will be granted subject to performance goals based on one or more of the following business criteria as applied, in the Compensation Committee’s discretion, on an absolute basis or relative to other companies: cash flow; cycle time; earnings before income taxes; earnings before income taxes, depreciation and amortization; earnings per share; free cash flow; gross profit; gross profit margin; manufacturing process yield; market share; net income; net revenue per employee; operating profit, return on assets; return on capital; return on common equity; return on invested capital; return on net assets; revenue growth; or total stockholder return.
     Under the 2009 Plan, no individual may receive stock options and stock appreciation rights, considered together, for more than 4,000,000 shares in any calendar year. In any calendar year, no individual may be granted awards under the 2009 Plan (other than stock options or stock appreciation rights) intended to qualify as performance-based compensation under Section 162(m) that exceed, in the aggregate, $5,000,000 or, if denominated in shares, 4,000,000 shares.

Summary of other features of the 2009 Plan

The summary below is intended to provide context for the performance goals that stockholders are being asked to reapprove.
     Under the 2009 Plan, the number of shares of common stock authorized for issuance is 75,000,000 shares, plus shares subject to any award made under a previous long-term incentive plan that are not issued due to termination or cancellation of the award. The number of authorized shares may be adjusted in the case of a dividend or other distribution, recapitalization, stock split, or other corporate event or transaction (more fully described in Section 5(e) of the 2009 Plan). As of December 31, 2013, 58,519,758 shares remain available to be awarded, plus any additional shares underlying outstanding awards that may again become available for award pursuant to the terms of the 2009 Plan.
     The Compensation Committee has the sole discretion to administer the 2009 Plan, grant awards under the 2009 Plan and determine the terms, timing, transferability and method of exercise of awards, as applicable.
     Except in the case of awards granted through assumption of, or in substitution for, outstanding awards previously granted by an acquired company, and except as a result of an adjustment event specified in Section 5(e) of the 2009 Plan, stock options and other stock-based awards under the 2009 Plan with an exercise or a purchase price will not have an exercise or a purchase price (or equivalent) of less than 100% of the fair market value of the stock on the date the Compensation Committee grants the stock option or award. Determinations of fair market value under the 2009 Plan are made in accordance with methods or procedures established by the Compensation Committee.
     No awards may be granted under the 2009 Plan after April 16, 2019, the tenth anniversary of the effective date of the 2009 Plan. The board of directors may amend, alter, discontinue or terminate the 2009 Plan or any portion of the plan at any time. However, stockholder approval must be obtained for any plan adjustment that would increase the number of shares available for awards except as permitted by Section 5(e) of the 2009 Plan.

New plan benefits

The benefits or amounts that individuals will receive in the future under the 2009 Plan are not determinable. In 2013, the named executive officers were granted awards as set forth in the grants of plan-based awards in 2013 table on page 83. In 2013, the executive officers as a group were granted awards for 3,043,336 shares (consisting of stock options for 2,282,500 shares and 760,836 restricted stock units), and non-executive officer employees as a group were granted awards for 14,923,563 shares (consisting of stock options for 10,575,056 shares and 4,348,507 restricted stock units). Non-employee directors are not eligible for awards under the plan.

98 • 2014 PROXY STATEMENT	TEXAS INSTRUMENTS

Tax matters

The following summary is limited to the U.S. federal tax laws. It does not include the tax laws of any municipality, state or foreign country in which the participant resides.
     Stock options: Counsel for the company has advised that a participant will recognize no income under the Code upon the receipt of any stock option award. In the case of an incentive stock option, if a participant exercises the stock option during or within three months of employment and does not dispose of the shares within two years of the date of grant or one year after the transfer of the shares to the participant, the participant will be entitled for federal income tax purposes to treat any profit which may be recognized upon the disposition of the shares as a long-term capital gain. In contrast, a participant who receives a stock option under the 2009 Plan that is not an incentive stock option or who does not comply with the conditions noted above will generally recognize ordinary income at the time of exercise in the amount of the excess, if any, of the fair market value of the stock on the date of exercise over the stock option price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The company should be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income, if any, recognized by a participant who (a) exercises a stock option that is not an incentive stock option, or (b) disposes of stock that was acquired pursuant to the exercise of an incentive stock option prior to the end of the required holding period described above, except to the extent such tax deduction is limited by applicable provisions of the Code. In the case of incentive stock options, any excess of the fair market value of the stock at the time of exercise over the stock option price would be an item of income for purposes of the participant’s alternative minimum tax.
     Restricted stock units: Counsel for the company has advised that a participant will recognize no income under the Code upon the receipt of a restricted stock unit award. Upon the settlement of a restricted stock unit award, participants will recognize ordinary income in the year of receipt in an amount equal to the fair market value of any shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date of settlement, will be taxed as capital gain or loss. The company should be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

     The board of directors recommends a vote “FOR” the proposal to reapprove the material terms of the performance goals under the Texas Instruments 2009 Long-Term Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about the company’s equity compensation plans as of December 31, 2013:

Number of Securities
	Number of		Remaining Available
	Securities	Weighted-	for Future
	to be Issued Upon	Average	Issuance
	Exercise of	Exercise Price of	under Equity
	Outstanding	Outstanding	Compensation Plans
	Options,	Options,	(excluding
	Warrants and	Warrants and	securities reflected
	Rights	Rights	in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	69,531,305 (1)	$29.06 (2)	82,504,240 (3)
Equity compensation plans not approved by security holders	16,905,929 (4)	$28.98 (2)	0
Total	86,437,234 (5)	$29.04	82,504,240

(1)	Includes shares of TI common stock to be issued under the Texas Instruments 2009 Long-Term Incentive Plan (the “2009 Plan”) and predecessor plans, the Texas Instruments 2009 Director Compensation Plan (the “Director Plan”) and the TI Employees 2005 Stock Purchase Plan. Also includes 798,275 shares of TI common stock to be issued upon settlement of outstanding awards granted under the National Semiconductor Corporation 2009 Incentive Award Plan, a plan approved by National stockholders. The company assumed the awards in connection with its acquisition of National.

(2)	Restricted stock units and stock units credited to directors’ deferred compensation accounts are settled in shares of TI common stock on a one-for-one basis. Accordingly, such units have been excluded for purposes of computing the weighted-average exercise price.

(3)	Shares of TI common stock available for future issuance under the 2009 Plan, the Director Plan and the TI Employees 2005 Stock Purchase Plan. 58,519,758 shares remain available for future issuance under the 2009 Plan and 1,718,905 shares remain available for future issuance under the Director Plan. Under the 2009 Plan and the Director Plan shares may be granted in the form of restricted stock units, options or other stock-based awards such as restricted stock.

TEXAS INSTRUMENTS	2014 PROXY STATEMENT • 99

(4)	Includes shares to be issued under the Texas Instruments 2003 Long-Term Incentive Plan (the “2003 Plan”). The 2003 Plan was replaced by the 2009 Plan, which was approved by stockholders. No further grants may be made under the 2003 Plan. Only non-management employees were eligible to receive awards under the 2003 Plan. The 2003 Plan authorized the grant of: (1) stock options, (2) restricted stock and restricted stock units, (3) performance units and (4) other awards (including stock appreciation rights) valued in whole or in part by reference to or otherwise based on common stock of the company. The plan is administered by a committee of independent directors (the Committee). The Committee had the sole discretion to grant to eligible participants one or more equity awards and to determine the number or amount of any award. Except in the case of awards made through assumption of, or in substitution for, outstanding awards previously granted by an acquired company, and except as a result of an adjustment event such as a stock split, the exercise price under any stock option, the grant price of any stock appreciation right, and the purchase price of any security that could be purchased under any other stock-based award under the 2003 Plan could not be less than 100 percent of the fair market value of the stock or other security on the effective date of the grant of the option, right or award.

Also includes shares to be issued under the Texas Instruments Directors Deferred Compensation Plan, the Texas Instruments Restricted Stock Unit Plan for Directors and the Texas Instruments Stock Option Plan for Non-Employee Directors. These plans were replaced by the Texas Instruments 2003 Director Compensation Plan (which was replaced by the stockholder-approved Director Plan), and no further grants may be made under them.

(5)	Includes 64,930,540 shares for issuance upon exercise of outstanding grants of options, 20,892,022 shares for issuance upon vesting of outstanding grants of restricted stock units, 485,408 shares for issuance under the TI Employees 2005 Stock Purchase Plan and 129,264 shares for issuance in settlement of directors’ deferred compensation accounts.

ADDITIONAL INFORMATION

Voting securities

As of February 18, 2014, 1,081,741,385 shares of TI common stock were outstanding. This is the only class of capital stock entitled to vote at the meeting. Each holder of common stock has one vote for each share held. As stated in the notice of annual meeting, holders of record of the common stock at the close of business on February 18, 2014, may vote at the meeting or any adjournment of the meeting.

Security ownership of certain beneficial owners

The following table shows the only persons who have reported beneficial ownership of more than 5 percent of the common stock of the company. Persons generally “beneficially own” shares if they have the right to either vote those shares or dispose of them. More than one person may be considered to beneficially own the same shares.

	Shares Owned at		Percent
Name and Address	December 31, 2013		of Class
Capital World Investors (1)
333 South Hope Street
Los Angeles, CA 90071	112,368,791	(2)	10.3%

Capital Research Global Investors (1)
333 South Hope Street
Los Angeles, CA 90071	98,294,972	(3)	9.0%

PRIMECAP Management Company
225 South Lake Ave., #400
Pasadena, CA 91101	56,770,524	(4)	5.19%

100 • 2014 PROXY STATEMENT	TEXAS INSTRUMENTS

(1)	A division of Capital Research and Management Company (CRMC).

(2)	TI understands that Capital World Investors is deemed to be the beneficial owner of these shares as a result of CRMC acting as an investment advisor to various investment companies. Capital World Investors has sole voting power and sole dispositive power for these shares.

(3)	TI understands that Capital Research Global Investors is deemed to be the beneficial owner of these shares as a result of CRMC acting as an investment advisor to various investment companies. Capital Research Global Investors has sole dispositive power and sole voting power for these shares.

(4)	TI understands that PRIMECAP Management Company has sole voting power for 12,673,674 and sole dispositive power for 56,770,524 of these shares.

Security ownership of directors and management

The following table shows the beneficial ownership of TI common stock by directors, the named executive officers and all executive officers and directors as a group. Each director and named executive officer has sole voting power (except for shares obtainable within 60 days, shares subject to RSUs and shares credited to deferred compensation accounts as detailed in the footnotes to the table) and sole investment power with respect to the shares owned. The table excludes shares held by a family member if a director or executive officer has disclaimed beneficial ownership. No director or executive officer has pledged shares of TI common stock.

	Shares Owned at	Percent
Name	December 31, 2013	of Class
Directors (1)
R. W. Babb, Jr.	40,465	*
M. A. Blinn	3,867	*
D. A. Carp	123,772	*
C. S. Cox	85,406	*
R. Kirk	2,000	*
P. H. Patsley	131,628	*
R. E. Sanchez	17,903	*
W. R. Sanders	90,736	*
R. J. Simmons	98,472	*
R. K. Templeton	4,576,556	*
C. T. Whitman	105,163	*

Management (2)
K. P. March	986,809	*
B. T. Crutcher	714,019	*
K. J. Ritchie	848,064	*
R. G. Delagi	902,748	*

All executive officers and directors as a group (3)	12,644,961	1.17%

*	less than 1 percent

TEXAS INSTRUMENTS	2014 PROXY STATEMENT • 101

(1)	Included in the shares owned shown above are:

				Shares
				Credited
	Shares	Shares		to Deferred
	Obtainable	Credited to	RSUs	Compensation
Directors	within 60 Days	401(k) Account	(in Shares) (a)	Accounts (b)
R. W. Babb, Jr.	17,266	—	11,025	11,174
M. A. Blinn	—	—	2,000	1,867
D. A. Carp	60,266	—	27,689	35,817
C. S. Cox	60,266	—	21,025	976
R. Kirk	—	—	2,000	—
P. H. Patsley	75,266	—	13,525	35,337
R. E. Sanchez	9,765	—	8,138	—
W. R. Sanders	55,016	—	21,125	1,495
R. J. Simmons	53,266	—	27,025	18,181
R. K. Templeton	3,300,856	12,511	783,334	—
C. T. Whitman	75,266	—	21,025	7,872

(a)	The non-employee directors’ RSUs granted before 2007 are settled in TI common stock generally upon the director’s termination of service provided he or she has served at least eight years or has reached the company’s retirement age for directors. RSUs granted after 2006 are settled in TI common stock generally upon the fourth anniversary of the grant date.

(b)	The shares in deferred compensation accounts are issued following the director’s termination of service.

(2)	Included in the shares owned shown above are:

	Shares	Shares
	Obtainable	Credited to	RSUs
Executive Officer	within 60 Days	401(k) Account	(in Shares)
K. P. March	642,020	2,017	199,585
B. T. Crutcher	272,020	—	441,667
K. J. Ritchie	606,395	—	241,669
R. G. Delagi	598,270	11,677	290,419

(3)	Includes:

	(a)	8,349,880 shares obtainable within 60 days;

	(b)	35,845 shares credited to 401(k) accounts;

	(c)	3,438,834 shares subject to RSU awards; for the terms of these RSUs, please see pages 66 and 85-86; and

	(d)	112,720 shares credited to certain non-employee directors’ deferred compensation accounts; shares in deferred compensation accounts are issued following a director’s termination of service.

Related person transactions

The company has no reportable related person transactions.
     Because we believe that company transactions with directors and executive officers of TI or with persons related to TI directors and executive officers present a heightened risk of creating or appearing to create a conflict of interest, we have a written related person transaction policy that has been approved by the board of directors. The policy states that TI directors and executive officers should obtain the approvals specified below in connection with any related person transaction. The policy applies to transactions in which:

1.	TI or any TI subsidiary is or will be a participant;
2.	The amount involved exceeds or is expected to exceed $100,000 in a fiscal year; and
3.	Any of the following (a “related person”) has or will have a direct or indirect interest:
	(a)	A TI director or executive officer, or an Immediate Family Member of a director or executive officer;
	(b)	A stockholder owning more than 5 percent of the common stock of TI or an Immediate Family Member of such stockholder, or, if the 5 percent stockholder is not a natural person, any person or entity designated in the Form 13G or 13D filed under the SEC rules and regulations by the 5 percent stockholder as having an ownership interest in TI stock (individually or collectively, a “5 percent holder”); or
	(c)	An entity in which someone listed in (a) or (b) above has a 5 percent or greater ownership interest, by which someone listed in (a) or (b) is employed, or of which someone listed in (a) or (b) is a director, principal or partner.

102 • 2014 PROXY STATEMENT	TEXAS INSTRUMENTS

For purposes of the policy, an “Immediate Family Member” is any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law or any person (other than a tenant or employee) sharing the household of a TI director, executive officer or 5 percent holder.
     The policy specifies that a related person transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions or arrangements.
     The required approvals are as follows:

Arrangement involving:	Approval required by:
Executive officer who is also a member of the TI board, an Immediate Family Member of such person, or an entity in which any of the foregoing has a 5 percent or greater ownership interest	G&SR Committee

Chair of the G&SR Committee, chief compliance officer, any of his or her Immediate Family Members, or an entity in which any of the foregoing has a 5 percent or greater ownership interest	G&SR Committee

Any other director or executive officer, an Immediate Family Member of such person, or an entity in which any of the foregoing has a 5 percent or greater ownership interest	Chief compliance officer in consultation with the Chair of the G&SR Committee

A 5 percent holder	G&SR Committee

No member of the G&SR Committee will participate in the consideration of a related person arrangement in which such member or any of his or her Immediate Family Members is the related person.
     The approving body or persons will consider all of the relevant facts and circumstances available to them, including (if applicable) but not limited to: the benefits to the company of the arrangement; the impact on a director’s independence; the availability of other sources for comparable products or services; the terms of the arrangement; and the terms available to unrelated third parties or to employees generally. The primary consideration is whether the transaction between TI and the related person (a) was the result of undue influence from the related person or (b) could adversely influence or appear to adversely influence the judgment, decisions or actions of the director or executive officer in meeting TI responsibilities or create obligations to other organizations that may come in conflict with responsibilities to TI.
     No related person arrangement will be approved unless it is determined to be in, or not inconsistent with, the best interests of the company and its stockholders, as the approving body or persons shall determine in good faith.
     The chief compliance officer will provide periodic reports to the committee on related person transactions. Any related person transaction brought to the attention of the chief compliance officer or of which the chief compliance officer becomes aware that is not approved pursuant to the process set forth above shall be terminated as soon as practicable.

Compensation committee interlocks and insider participation

During 2013, Mses. Cox, Patsley and Simmons and Messrs. Sanchez and Sanders served on the Compensation Committee. No committee member (i) was an officer or employee of TI, (ii) was formerly an officer of TI or (iii) had any relationship requiring disclosure under the SEC’s rules governing disclosure of related person transactions (Item 404 of Regulation S-K). No executive officer of TI served as a director or member of the compensation committee of another entity, one of whose directors or executive officers served as a member of our board of directors or a member of the Compensation Committee.

Cost of solicitation

The solicitation is made on behalf of our board of directors. TI will pay the cost of soliciting these proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.
     Without receiving additional compensation, officials and regular employees of TI may solicit proxies personally, by telephone, fax or e-mail, from some stockholders if proxies are not promptly received. We have also hired Georgeson Inc. to assist in the solicitation of proxies at a cost of $12,000 plus out-of-pocket expenses.

TEXAS INSTRUMENTS	2014 PROXY STATEMENT • 103

Stockholder proposals for 2015

If you wish to submit a proposal for possible inclusion in TI’s 2015 proxy material, we must receive your notice, in accordance with the rules of the SEC, on or before November 5, 2014. Proposals are to be sent to: Texas Instruments Incorporated, 12500 TI Boulevard, MS 8658, Dallas, TX 75243, Attn: Secretary.
     If you wish to submit a proposal at the 2015 annual meeting (but not seek inclusion of the proposal in the company’s proxy material), we must receive your notice, in accordance with the company’s by-laws, on or before January 17, 2015.
     All suggestions from stockholders concerning the company’s business are welcome and will be carefully considered by TI’s management. To ensure that your suggestions receive appropriate review, the G&SR Committee from time to time reviews correspondence from stockholders and management’s responses. Stockholders are thereby given access at the board level without having to resort to formal stockholder proposals. Generally, the board prefers you present your views in this manner rather than through the process of formal stockholder proposals. Please see page 61 for information on contacting the board.

Benefit plan voting

If you are a participant in the TI Contribution and 401(k) Savings Plan, or the TI 401(k) Savings Plan, you are a “named fiduciary” under the plans and are entitled to direct the voting of shares allocable to your accounts under these plans. The trustee administering your plan will vote your shares in accordance with your instructions. If you wish to instruct the trustee on the voting of shares held for your accounts, you should do so by April 14, 2014, in the manner described in the notice of annual meeting.
     Additionally, participants under the plans are designated as “named fiduciaries” for the purpose of voting TI stock held under the plans for which no voting direction is received. TI shares held by the TI 401(k) savings plans for which no voting instructions are received by April 14, 2014, will be voted in the same proportions as the shares in the plans for which voting instructions have been received by that date unless otherwise required by law.

Section 16(a) beneficial ownership reporting compliance

Section 16(a) of the Securities Exchange Act requires certain persons, including the company’s directors and executive officers, to file reports with the SEC regarding beneficial ownership of certain equity securities of the company. Due to administrative error, there was one late filing for Mr. Blinn with respect to his deferred compensation and one late filing for Mr. Ritchie with respect to a transfer of shares out of his 401(k) account and a separate sale of shares. The company believes that all other reports during 2013 were timely filed by its directors and executive officers.

Telephone and Internet voting

Registered stockholders and benefit plan participants. Stockholders with shares registered directly with Computershare (TI’s transfer agent) and participants who beneficially own shares in a TI benefit plan may vote telephonically by calling (800) 690-6903 (within the U.S. and Canada only, toll-free) or via the Internet at www.proxyvote.com.
     The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. TI has been advised by counsel that the telephone and Internet voting procedures, which have been made available through Broadridge Financial Solutions, Inc., are consistent with the requirements of applicable law.

Stockholders with shares registered in the name of a brokerage firm or bank. A number of brokerage firms and banks offer telephone and Internet voting options. These programs may differ from the program provided to registered stockholders and benefit plan participants. Check the information forwarded by your bank, broker or other holder of record to see which options are available to you.
     Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from telephone companies and Internet access providers, that must be borne by the stockholder.

104 • 2014 PROXY STATEMENT	TEXAS INSTRUMENTS

Stockholders sharing the same address

To reduce the expenses of delivering duplicate materials, we take advantage of the SEC’s “householding” rules which permit us to deliver only one set of proxy materials (or one Notice of Internet Availability of Proxy Materials) to stockholders who share an address unless otherwise requested. If you share an address with another stockholder and have received only one set of these materials, you may request a separate copy at no cost to you by calling Investor Relations at 214-479-3773 or by writing to Texas Instruments Incorporated, P.O. Box 660199, MS 8657, Dallas, TX 75266-0199, Attn: Investor Relations. For future annual meetings, you may request separate materials, or request that we send only one set of materials to you if you are receiving multiple copies, by calling (800) 542-1061 or writing to Investor Relations at the address given above.

Electronic delivery of proxy materials

As an alternative to receiving printed copies of these materials in future years, we are pleased to offer stockholders the opportunity to receive proxy mailings electronically. To request electronic delivery, please vote via the Internet at www.proxyvote.com and, when prompted, enroll to receive or access proxy materials electronically in future years. After the meeting date, stockholders holding shares through a broker or bank may request electronic delivery by visiting www.icsdelivery.com/ti and entering information for each account held by a bank or broker. If you are a registered stockholder and would like to request electronic delivery, please visit www-us.computershare.com/investor or call TI Investor Relations at 214-479-3773 for more information. If you are a participant in a TI benefit plan and would like to request electronic delivery, please call TI Investor Relations for more information.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 17, 2014. This 2014 proxy statement and the company’s 2013 annual report are accessible at: www.proxyvote.com.

Sincerely,

Joseph F. Hubach Senior Vice President, Secretary and General Counsel

March 4, 2014
Dallas, Texas

TEXAS INSTRUMENTS	2014 PROXY STATEMENT • 105

Directions and other annual meeting information

Directions
From DFW airport: Take the North Airport exit to IH-635E. Take IH-635E to the Greenville Avenue exit. Turn right (South) on Greenville. Turn right (West) on Forest Lane. Texas Instruments will be on your right at the second traffic light. Please use the North entrance to the building.

From Love Field airport: Take Mockingbird Lane East to US-75N (Central Expressway). Travel North on 75N to the Forest Lane exit. Turn right (East) on Forest Lane. You will pass two traffic lights. At the third light, the entrance to Texas Instruments will be on your left. Please use the North entrance to the building.

Parking
There will be reserved parking for all visitors at the North Lobby. Visitors with special needs requiring assistance will be accommodated at the South Lobby entrance.

Security
Please be advised that TI’s security policy forbids weapons, cameras and audio/video recording devices inside TI buildings. All bags will be subject to search upon entry into the building.

106 • 2014 PROXY STATEMENT	TEXAS INSTRUMENTS

EXHIBIT A
TI EMPLOYEES 2014 STOCK PURCHASE PLAN
Dated April 17, 2014

The TI Employees 2014 Stock Purchase Plan (the “Plan”) is designed to encourage in all Employees a proprietary interest in the Company. The Plan provides for all eligible Employees the option to purchase shares of the common stock of TI through voluntary systematic payroll deductions. The options provided to participants under the Plan shall be in addition to regular salary, profit sharing, pension, life insurance, special payments or other benefits related to a participant’s employment with the Company. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” pursuant to Section 423 of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder (the “Code”), but the Company does not undertake to maintain such status through the Plan term. If such status is not maintained, any award under the Plan will be made in a manner that is intended to avoid the imposition of additional taxes and penalties under Section 409A of the Code.
     For the purposes of the Plan unless otherwise indicated, “TI” shall mean Texas Instruments Incorporated, “Subsidiary” shall mean a corporation where at least eighty percent of its voting stock is owned directly or indirectly by TI, “Company” shall mean TI and its Subsidiaries, “Employee” shall mean an individual who is a full-time or part-time employee of the Company (including employees on paid or unpaid leave of absence if TI expects that they will return to work), and “Board” shall mean the Board of Directors of TI.

Eligibility

All Employees of TI, and such of its Subsidiaries as the Committee described below shall from time to time designate, who are Employees on the date of grant of the option shall be eligible to participate in offerings of options under the Plan, except the Committee may, in specified offerings, exclude Employees that fall into an excludable category as described in Section 423 of the Code and the regulations thereunder. The categories of Employees excluded from any specified offering may differ from the categories of Employees excluded from other offerings. For each offering, the date of grant shall be as determined by the Committee. Directors who are not Employees are not eligible to participate in the Plan.

Administration of plan

The Plan shall be administered by a Committee of the Board which shall be known as the Compensation Committee (the “Committee”). The Committee shall be appointed by a majority of the whole Board and shall consist of not less than three directors. The Board may designate one or more directors as alternate members of the Committee, who may replace any absent or disqualified member at any meeting of the Committee. The Committee shall have full power and authority to construe, interpret and administer the Plan. It may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum and all decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, the stockholders and employees.
     The Committee shall have the full and exclusive right to establish the terms of each offering of common stock of TI under the Plan except as otherwise expressly provided in this Plan. The terms of each offering, as established by the Committee, shall be communicated to eligible Employees in writing or electronically. The Committee may delegate such power, authority and rights with respect to the administration of the Plan (including, without limitation, the designation of Subsidiaries whose Employees may participate in offerings and the exclusion of Employees from specified offerings, in each case to the extent permitted by Section 423 of the Code) as it deems appropriate to one or more members of the management of TI (including, without limitation, a committee of one or more members of management appointed by the Committee); provided, however, that any delegation to management shall conform with the requirements of applicable law and stock exchange regulations. The Committee may also recommend to the Board revisions of the Plan.

Expenses of administration

Except as otherwise determined by the Committee, any broker commissions, fees or other expenses incurred in connection with the exercise of an option hereunder or as a result of the opening or maintenance of accounts for Employees and the purchase and sale of common stock of TI on behalf of Employees shall be paid by the Employee who incurs the expenses and any other expenses of the administration of the Plan shall be borne by TI.

TEXAS INSTRUMENTS	2014 PROXY STATEMENT • A-1

Amendments

The Committee may, at any time and from time to time, alter, amend, suspend or terminate the Plan, any part thereof or any option thereunder as it may deem proper and in the best interests of the Company, provided, however, that unless the stockholders of TI shall have first approved thereof, (i) the total number of shares for which options may be exercised under the Plan shall not be increased or decreased, except as adjusted below under “Adjustments,” and (ii) no amendment shall be made which shall allow an option price for offerings under the Plan to be less than 85% of the fair market value of the common stock of TI on the date of grant of the options or 85% of the fair market value of the common stock of TI on the date on which an option is exercised, if lower.
     Notwithstanding the foregoing, the Committee may adopt and amend stock purchase sub-plans with respect to Employees of Subsidiaries with such provisions as the Committee may deem appropriate to conform with local laws, practices and procedures, and to permit exclusion of certain Employees from participation. All such sub-plans shall be subject to the limitations on the amount of stock that may be issued under the Plan and, except to the extent otherwise provided in such plans, shall be subject to all of the other provisions set forth herein.

Offerings

Each year during the term of the Plan, unless the Committee determines otherwise, TI will make one or more offerings in which options to purchase TI common stock will be granted under the Plan. The offerings made to Employees of TI and to the Employees of each participating Subsidiary shall constitute separate offerings (i.e., the offering made to Employees of one participating entity shall be separate from the offering made to Employees of another participating entity) for purposes of Section 423 of the Code and the regulations thereunder and, accordingly, may contain different terms and conditions, provided that each such offering meets the requirements of Section 423 and the regulations thereunder.

Limitations on grants

No more than 40,000,000 shares of TI common stock may be sold pursuant to options granted under the Plan, subject to adjustments as described below. Either authorized and unissued shares or issued shares heretofore or hereafter acquired by TI may be made subject to option under the Plan. If for any reason any option under the Plan terminates in whole or in part, shares subject to such terminated option may be again subjected to an option under the Plan.

Adjustments

In the event that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of TI, issuance of warrants or other rights to purchase shares or other securities of TI, or other similar corporate transaction or event affects the shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall equitably adjust any or all of (i) the number and type of shares which may be made the subject of options, (ii) the number and type of shares subject to outstanding options, and (iii) the grant, purchase or exercise price with respect to any option or, if deemed appropriate, make provision for a cash payment to the holder of an option. However, any adjustment that results in an increase in the aggregate number of shares that may be issued under the Plan (other than an increase merely reflecting a change in the number of outstanding shares, such as a stock dividend or stock split) will be considered the adoption of a new plan that would require stockholder approval, to the extent required by Section 423 of the Code and the regulations thereunder.

Terms and conditions of options

Each offering shall be subject to the following terms and conditions, and to such further terms and conditions as may be established by the Committee as described in the paragraph above entitled “Administration of Plan.” To the extent required by Section 423 of the Code and the regulations thereunder, all Employees granted options in an offering shall have equal rights and privileges.
(1)	An option price per share for each offering shall be determined by the Committee on or prior to the date of grant of the option which shall in no instance be less than (a) 85% of the fair market value of TI common stock on the date the option is granted, or (b) 85% of the fair market value of TI common stock on the date the option is exercised, whichever is lower. The fair market value on the date on which an option is granted or exercised shall be determined by such methods or procedures as shall be established by the Committee prior to or on the date of grant of the option.

A-2 • 2014 PROXY STATEMENT	TEXAS INSTRUMENTS

(2)	The expiration date of the options granted in each offering shall be determined by the Committee prior to or on the date of grant of the options but in any event shall not be more than 27 months after the date of grant of the options.
(3)	Each option shall entitle the Employee to purchase up to that number of shares which could be purchased at the option price as the Committee shall determine for each offering (but not to exceed the amount specified in Section 423(b) of the Code). Alternatively, or in combination with setting a maximum number of shares, the Committee may choose to determine a maximum dollar amount that could be used to purchase shares for each offering (but not to exceed the amount specified in Section 423(b) of the Code). Each Employee may elect to participate for less than the maximum number of shares or dollar amount specified by the Committee. The Committee shall determine prior to or on the date of grant of the options the consequences of an Employee’s election to participate for less than the maximum and whether the Employee shall be entitled to purchase fractional shares.
(4)	The term of each offering shall consist of the following three periods:
(a) an Enrollment Period during which each eligible Employee shall determine whether or not and to what extent to participate by authorizing payroll deductions;
(b) a Payroll Deduction Period during which (subject to paragraph (15) below) payroll deductions shall be made and credited to each Employee’s payroll deduction account; and
(c) an Exercise Day on which options of participating Employees will be automatically exercised in full.
The beginning and ending dates of each Enrollment Period and Payroll Deduction Period and the date of each Exercise Day shall be determined by the Committee.
(5)	Each eligible Employee who desires to participate in an offering shall elect to do so by completing and delivering by the end of the Enrollment Period to a person or firm designated by the Treasurer of TI a payroll deduction authorization in the form (including without limitation, telephonic and electronic transmission, utilization of voice response systems and computer entry) prescribed by the Committee authorizing payroll deductions during the Payroll Deduction Period. Where local law prohibits payroll deductions, paragraph (15) shall apply. Unless otherwise determined by the Committee, such election and payroll deduction authorization shall constitute an election and payroll deduction authorization to participate in the current offering, and the Employee may elect to be automatically re-enrolled in subsequent offerings under the Plan.
(6)	TI shall maintain or arrange for the maintenance of payroll deduction accounts for all participating Employees (or alternative payment method pursuant to paragraph (15)).
(7)	On the Exercise Day, the options of each participating Employee to which such Exercise Day relates shall be automatically exercised in full without the need for the participating Employee to take any action.
(8)	Upon exercise of an option, the shares shall be paid for in full by transfer of the purchase price from the Employee’s payroll deduction account, if any, to the account of TI, and any balance in the Employee’s payroll deduction account shall be paid to the Employee in cash.
(9)	The Committee may allow participating Employees to cancel or reduce, or both, their payroll deduction authorizations. The Committee shall determine the consequences of such cancellations or reductions on the participating Employees’ enrollment in subsequent offerings.
(10)	The Committee shall determine on or prior to the date of grant of options the consequences of the termination of employment of a participating Employee for any reason, including death, during the term of an offering.
(11)	An Employee will have none of the rights and privileges of a stockholder of TI with respect to the shares of common stock subject to an option under the Plan until such shares of common stock have been transferred or issued to the Employee or to a designated broker for the Employee’s account on the books of TI.
(12)	An option granted under the Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the Employee to whom granted, may be exercised only by the Employee.
(13)	Each option granted shall be evidenced by an instrument in such written or electronic form as the Committee shall approve which shall be dated the date of grant and shall comply with and be subject to the terms and conditions of the Plan.
(14)	No Employee shall be granted an option hereunder if such Employee, immediately after the option is granted, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of TI or a related corporation as defined in Treas. Reg. Section 1.421-1(i) (“Related Corporation”), computed in accordance with Section 423(b)(3) of the Code. No Employee shall be granted an option that permits the Employee’s rights to purchase common stock under all employee stock purchase plans of TI or a Related Corporation to accrue at a rate which exceeds $25,000 (or such other maximum as may be prescribed from time to time by the Code) of fair market value of such common stock (determined at the date of grant) for each calendar year in which such option is outstanding at any time in accordance with the provisions of Section 423(b)(8) of the Code.
(15)	If local law prohibits payroll deductions for some or all Employees who are eligible for an offering, all Employees who are eligible for the offering in that location may authorize their employer to place the funds that otherwise would be subject to payroll deductions into bank accounts or in accounts with a trustee or other custodian in the names of the Employees or in the name of the employer or pay the funds by such other method authorized by the Committee. In such event, all of the provisions of the Plan applicable to payroll deductions shall apply to such accounts.

TEXAS INSTRUMENTS	2014 PROXY STATEMENT • A-3

Plan funds

All amounts held by TI in payroll deduction accounts under the Plan may be used for any corporate purpose of TI.

Governmental and stock exchange regulations

The obligation of TI to sell and deliver common stock under the Plan is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale or delivery of such common stock. The Company may, without liability to participating Employees, defer or cancel delivery of shares or take other action it deems appropriate in cases where applicable laws, regulations or stock exchange rules impose constraints on the normal Plan operations or delivery of shares. Such actions shall be taken in a manner which provides equal rights and privileges to all Employees granted options in an offering.

Termination of plan

No offering shall be made hereunder after April 17, 2024. Further, no offering hereunder shall be made after any day upon which participating Employees elect to participate for a number of shares equal to or greater than the number of shares remaining available for purchase. If the number of shares for which Employees elect to participate shall be greater than the shares remaining available, the available shares shall at the end of the Enrollment Period be allocated among such participating Employees pro rata on the basis of the number of shares for which each has elected to participate.

A-4 • 2014 PROXY STATEMENT	TEXAS INSTRUMENTS

EXHIBIT B
TEXAS INSTRUMENTS 2009 LONG-TERM INCENTIVE PLAN
As amended January 19, 2012

SECTION 1. Purpose.

The Texas Instruments 2009 Long-Term Incentive Plan is intended as a successor plan to the Company’s 2000 Long-Term Incentive Plan, 2003 Long-Term Incentive Plan and the predecessors thereto. This Plan is designed to enhance the ability of the Company to attract and retain exceptionally qualified individuals and to encourage them to acquire a proprietary interest in the growth and performance of the Company.

SECTION 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth in this Section 2. Any definition of a performance measure used in connection with an Award described by Section 11(f) shall have the meaning commonly ascribed to such term by generally acceptable accounting principles as practiced in the United States.
(a)	“Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.
(b)	“Award” shall mean any Option, award of Restricted Stock, Restricted Stock Unit, Performance Unit or Other Stock-Based Award granted under the Plan.
(c)	“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant. An Award Agreement may be in electronic form.
(d)	“Board” shall mean the board of directors of the Company.
(e)	“Cash Flow” for a period shall mean net cash provided by operating activities.
(f)	“Change in Control” shall mean an event that will be deemed to have occurred:
	(i)	On the date any Person, other than (1) the Company or any of its Subsidiaries, (2) a trustee or other fiduciary holding stock under an employee benefit plan of the Company or any of its Affiliates, (3) an underwriter temporarily holding stock pursuant to an offering of such stock, or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, acquires ownership of stock of the Company that, together with stock held by such Person, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company. However, if any Person is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same Person is not considered to be a Change in Control;
	(ii)	On the date a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of the appointment or election; or
	(iii)	On the date any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than 80 percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. However, there is no Change in Control when there is such a sale or transfer to (i) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s then outstanding stock; (ii) an entity, at least 50 percent of the total value or voting power of the stock of which is owned, directly or indirectly, by the Company; (iii) a Person that owns, directly or indirectly, at least 50 percent of the total value or voting power of the outstanding stock of the Company; or (iv) an entity, at least 50 percent of the total value or voting power of the stock of which is owned, directly or indirectly, by a Person that owns, directly or indirectly, at least 50 percent of the total value or voting power of the outstanding stock of the Company.
	(iv)	For purposes of (i), (ii) and (iii) of this Section 2(f),
		(A)	“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Securities Exchange Act of 1934, as amended;
		(B)	“Person” shall have the meaning given in Section 7701(a)(1) of the Code. Person shall include more than one Person acting as a group as defined by the Final Treasury Regulations issued under Section 409A of the Code; and

TEXAS INSTRUMENTS	2014 PROXY STATEMENT • B-1

(C)	“Subsidiary” means any entity whose assets and net income are included in the consolidated financial statements of the Company audited by the Company’s independent auditors and reported to stockholders in the annual report to stockholders.
(v) Notwithstanding the foregoing, in no case will an event in (i), (ii) or (iii) of this Section 2(f) be treated as a Change in Control unless such event also constitutes a “change in control event” with respect to the Company within the meaning of Treas. Reg. § 1.409A-3(i)(5) or any successor provision.
(g)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
(h)	“Committee” shall mean a committee of the Board designated by the Board to administer the Plan. Unless otherwise determined by the Board, the Compensation Committee designated by the Board shall be the Committee under the Plan.
(i)	“Company” shall mean Texas Instruments Incorporated, together with any successor thereto.
(j)	“Cycle Time” shall mean the actual time a specific process relating to a product or service of the Company takes to accomplish.
(k)	“Earnings Before Income Taxes” shall mean income from continuing operations plus provision for income taxes.
(l)	“Earnings Before Income Taxes, Depreciation and Amortization” or “EBITDA” shall mean income from continuing operations plus 1) provision for income taxes, 2) depreciation expense and 3) amortization expense.
(m)	“Earnings Per Share” for a period shall mean diluted earnings per common share from continuing operations before extraordinary items.
(n)	“Executive Group” shall mean every person who is expected by the Committee to be both (i) a “covered employee” as defined in Section 162(m) of the Code as of the end of the taxable year in which an amount related to or arising in connection with the Award may be deducted by the Company, and (ii) the recipient of taxable compensation of more than $1,000,000 for that taxable year.
(o)	“Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.
(p)	“Free Cash Flow” for a period shall mean net cash provided by operating activities of continuing operations less additions to property, plant and equipment.
(q)	“Gross Profit” for a period shall mean net revenue less cost of revenue.
(r)	“Gross Profit Margin” for a period shall mean Gross Profit divided by net revenue.
(s)	“Incentive Stock Option” shall mean an option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.
(t)	“Involuntary Termination” shall mean a Termination of Employment, other than for cause, due to the independent exercise of unilateral authority of TI to terminate the Participant’s services, other than due to the Participant’s implicit or explicit request, where the Participant was willing and able to continue to perform services, in accordance with Treas. Reg. § 1.409A-1(n)(1) or any successor provision.
(u)	“Manufacturing Process Yield” shall mean the good units produced as a percent of the total units processed.
(v)	“Market Share” shall mean the percent of sales of the total available market in an industry, product line or product attained by the Company or one or more of its business units, product lines or products during a time period.
(w)	“Net Revenue Per Employee” in a period shall mean net revenue divided by the average number of employees, with average defined as the sum of the number of employees at the beginning and ending of the period divided by two.
(x)	“Non-Qualified Stock Option” shall mean an option granted under Section 6 that is not intended to be an Incentive Stock Option.
(y)	“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.
(z)	“Other Stock-Based Award” shall mean any right granted under Section 10.
(aa)	“Participant” shall mean an individual granted an Award under the Plan.
(bb)	“Performance Unit” shall mean any right granted under Section 8.
(cc)	“Plan” shall mean this Texas Instruments 2009 Long-Term Incentive Plan.
(dd)	“Operating Profit” shall mean revenue less (i) cost of revenue, (ii) research and development expense and (iii) selling, general and administrative expense.
(ee)	“Restricted Stock” shall mean any Share granted under Section 7.
(ff)	“Restricted Stock Unit” shall mean a contractual right granted under Section 7 that is denominated in Shares, each of which represents a right to receive the value of a Share (or a percentage of such value, which percentage may be higher than 100%) on the terms and conditions set forth in the Plan and the applicable Award Agreement.
(gg)	“Return on Assets” for a period shall mean net income divided by average total assets, with average defined as the sum of the amount of assets at the beginning and ending of the period divided by two.
(hh)	“Return on Capital” for a period shall mean net income divided by stockholders’ equity.
(ii)	“Return on Common Equity” for a period shall mean net income divided by total stockholders’ equity, less amounts, if any, attributable to preferred stock.

B-2 • 2014 PROXY STATEMENT	TEXAS INSTRUMENTS

(jj)	“Return on Invested Capital” for a period shall mean net income divided by the sum of stockholders’ equity and long-term debt.
(kk)	“Return on Net Assets” for a period shall mean net income divided by the difference of average total assets less average non-debt liabilities, with average defined as the sum of assets or liabilities at the beginning and ending of the period divided by two.
(ll)	“Revenue Growth” shall mean the percentage change in revenue from one period to another.
(mm)	“Shares” shall mean shares of the common stock of the Company, $1.00 par value.
(nn)	“Specified Employee” shall mean an employee who is a “specified employee” (as defined in Section 409A(2)(b)(i) of the Code) for the applicable period, as determined by the Committee in accordance with Treas. Reg. § 1.409A-1(i) or any successor provision.
(oo)	“Stock Appreciation Right” or “SAR” shall mean any right granted pursuant to Section 9 to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise or any date or dates during a specified period before the date of exercise over (ii) the grant price of the right, which grant price, except in the case of Substitute Awards, shall not be less than the Fair Market Value of one Share on the date of grant of the right.
(pp)	“Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.
(qq)	“Termination of Employment” shall mean the date on which the Participant has incurred a “separation from service” within the meaning of Treas. Reg. § 1.409A-1(h) or any successor provision.
(rr)	“TI” shall mean and include the Company and its Affiliates.
(ss)	“Total Stockholder Return” shall mean the sum of the appreciation in stock price and dividends paid on common stock over a given period of time.

SECTION 3. Eligibility.

(a)	Any individual who is employed by the Company or any Affiliate, and any individual who provides services to the Company or any Affiliate as an independent contractor, including any officer or employee-director, shall be eligible to be selected to receive an Award under the Plan.
(b)	An individual who has agreed to accept employment by, or to provide services to, the Company or an Affiliate shall be deemed to be eligible for Awards hereunder as of commencement of employment.
(c)	Directors who are not full-time or part-time officers or employees are not eligible to receive Awards hereunder.
(d)	Holders of options and other types of Awards granted by a company acquired by the Company or with which the Company combines are eligible for grant of Substitute Awards hereunder.

SECTION 4. Administration.

(a)	The Plan shall be administered by the Committee. The Committee shall be appointed by the Board. A director may serve as a member or alternate member of the Committee only during periods in which the director is (i) independent within the meaning of the rules of The NASDAQ Stock Market and the Company’s director independence standards and (ii) an “outside director” as described in Section 162(m) of the Code.
(b)	Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine, consistent with Section 11(g), whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, including adopting sub-plans and addenda for Participants outside the United States to achieve favorable tax results or facilitate compliance with applicable laws; (ix) determine whether and to what extent Awards should comply or continue to comply with any requirement of statute or regulation; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
(c)	All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, the stockholders and the Participants.

TEXAS INSTRUMENTS	2014 PROXY STATEMENT • B-3

SECTION 5. Shares Available for Awards.

(a)	Subject to adjustment as provided in this Section 5, the number of Shares available for issuance under the Plan shall be 75,000,000 shares. Notwithstanding the foregoing and subject to adjustment as provided in Section 5(e), no Participant may receive Options and SARs under the Plan in any calendar year that relate to more than 4,000,000 Shares.
(b)	If, after the effective date of the Plan, (i) any Shares covered by an Award, or to which such an Award relates, are forfeited or (ii) any Award expires or is cancelled or otherwise terminated, then the number of Shares available for issuance under the Plan shall increase, to the extent of any such forfeiture, expiration, cancellation or termination. For purposes of this Section 5(b) awards and options granted under any previous option or long-term incentive plan of the Company (other than a Substitute Award granted under any such plan) shall be treated as Awards. For the avoidance of doubt, the number of Shares available for issuance under the Plan shall not be increased by: (i) the withholding of Shares as a result of the net settlement of an outstanding Option or SAR; (ii) the delivery of Shares to pay the exercise price or withholding taxes relating to an Award; or (iii) the repurchase of Shares on the open market using the proceeds of an Option’s exercise.
(c)	Any Shares underlying Substitute Awards shall not be counted against the Shares available for granting Awards.
(d)	Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, of treasury Shares or of both.
(e)	In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall equitably adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in Section 5(a), (ii) the number and type of Shares (or other securities, cash or property) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number. Any such adjustment with respect to a “stock right” outstanding under the Plan, as defined in Section 409A of the Code, shall be made in a manner that is intended to avoid the imposition of any additional tax or penalty under Section 409A.

SECTION 6. Options.

(a)	The Committee is hereby authorized to grant Options to Participants with the terms and conditions described in this Section 6 and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.
(b)	The purchase price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.
(c)	The term of each Option shall be fixed by the Committee but shall not exceed 10 years; provided, however, that the Committee may provide for a longer term to accommodate regulations in non-U.S. jurisdictions that require a minimum exercise or vesting period following a Participant’s death to achieve favorable tax results or comply with local law.
(d)	The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.
(e)	The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder, but the Company makes no representation that any options will qualify, or continue to qualify as an Incentive Stock Option and makes no covenant to maintain Incentive Stock Option status.

B-4 • 2014 PROXY STATEMENT	TEXAS INSTRUMENTS

SECTION 7. Restricted Stock and Restricted Stock Units.

(a)	The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants with the terms and conditions described in this Section 7 and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.
(b)	Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.
(c)	Any share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.
(d)	Except as otherwise determined by the Committee, upon termination of employment or cessation of the provision of services (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

SECTION 8. Performance Units.

(a)	The Committee is hereby authorized to grant Performance Units to Participants with terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan.
(b)	Subject to the terms of the Plan, a Performance Unit granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Unit, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Unit granted and the amount of any payment or transfer to be made pursuant to any Performance Unit shall be determined by the Committee.

SECTION 9. Stock Appreciation Rights (SARs).

(a)	The Committee is hereby authorized to grant SARs to Participants with terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan.
(b)	The term of each SAR shall be fixed by the Committee but shall not exceed 10 years; provided, however, that the Committee may provide for a longer term to accommodate regulations in non-U.S. jurisdictions that require a minimum exercise or vesting period following a Participant’s death.

SECTION 10. Other Stock-based Awards.

The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 10 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall, except in the case of Substitute Awards, not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

TEXAS INSTRUMENTS	2014 PROXY STATEMENT • B-5

SECTION 11. General Provisions Applicable to Awards.

(a)	Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.
(b)	Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(c)	Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in such form or forms as the Committee shall determine including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with Section 11(g) and rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or, with respect only to Awards other than Options and SARs, the grant or crediting of dividend equivalents in respect of installment or deferred payments.
(d)	Unless the Committee shall otherwise determine, (i) no Award, and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant; (ii) each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative; and (iii) no Award, and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.
(e)	All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal, state or foreign securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(f)	Every Award (other than an Option or SAR) to a member of the Executive Group that the Committee intends to constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Code shall include a pre-established formula, such that payment, retention or vesting of the Award is subject to the achievement during a performance period or periods, as determined by the Committee, of a level or levels, on an absolute basis or relative to other companies, as determined by the Committee, of one or more of the following performance measures: (i) Cash Flow, (ii) Cycle Time, (iii) Earnings Before Income Taxes, (iv) Earnings Per Share, (v) EBITDA, (vi) Free Cash Flow, (vii) Gross Profit, (viii) Gross Profit Margin, (ix) Manufacturing Process Yield, (x) Market Share, (xi) net income, (xii) Net Revenue Per Employee, (xiii) Operating Profit, (xiv) Return on Assets, (xv) Return on Capital, (xvi) Return on Common Equity, (xvii) Return on Invested Capital, (xviii) Return on Net Assets, (xix) Revenue Growth or (xx) Total Stockholder Return. For any Award subject to any such pre-established formula, no more than $5,000,000 can be paid in satisfaction of such Award to any Participant, provided, however, that if the performance formula relating to such Award is expressed in Shares, the maximum limit shall be 4,000,000 Shares in lieu of such dollar limit.
(g)	Unless the Committee expressly determines otherwise in the Award Agreement, any Award of an Option, SAR, or Restricted Stock is intended to qualify as a stock right exempt under Section 409A of the Code, and the terms of the Award Agreement and any related rules and procedures adopted by the Committee shall reflect such intention. Unless the Committee expressly determines otherwise in the Award Agreement, with respect to any other Award that would constitute deferred compensation within the meaning of Section 409A of the Code, the Award Agreement shall set forth the time and form of payment and the election rights, if any, of the holder in a manner that is intended to avoid the imposition of additional taxes and penalties under Section 409A. The Company makes no representation or covenant that any Award granted under the Plan will comply with Section 409A.
(h)	The Committee shall not have the authority to provide in any Award granted hereunder for the automatic award of an Option upon the exercise or settlement of such Award.

B-6 • 2014 PROXY STATEMENT	TEXAS INSTRUMENTS

(i)	This Section 11(i) applies with respect to Awards granted on or after January 1, 2010. If a Participant experiences an Involuntary Termination within 24 months after a Change in Control, then unless specifically provided to the contrary in any Award Agreement or the Committee otherwise determines under authority granted elsewhere in the Plan,
	(1)	Awards held by the Participant shall become fully vested and exercisable, and any restrictions applicable to the Awards shall lapse, upon the effective date of such termination;
	(2)	to the extent permitted without additional tax or penalty by Section 409A of the Code, the shares underlying Restricted Stock Units, Performance Units or other Stock-Based Awards held by the Participant will be issued on, or as soon as practicable (but no later than 60 days) after, the Participant’s Involuntary Termination, provided, however, that if the Participant is a Specified Employee upon such termination, the shares will be issued on, or as soon as practicable (but no more than 10 days) after, the first day of the seventh month following such Involuntary Termination; and
	(3)	to the extent that the issuance of shares as specified in (2) above is not permitted without additional tax or penalty by Section 409A, the Award will continue to full term and the shares will be issued at the issuance date specified in the Award Agreement as if the Participant were still an employee of TI on such date.

SECTION 12. Amendment and Termination.

(a)	Unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) stockholder approval if such approval is necessary to comply with the listing requirements of The NASDAQ Stock Market or (ii) the consent of the affected Participants, if such action would adversely affect the rights of such Participants under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations.
(b)	The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award, provided, however, that (i) no such action shall impair the rights of any affected Participant or holder or beneficiary under any Award theretofore granted under the Plan; (ii) except as provided in Section 5(e), no such action shall reduce the exercise price of any Option or SAR established at the time of grant thereof; and (iii) except in connection with a corporate transaction involving the Company (including an event described in Section 5(e)), an Option or SAR may not be terminated in exchange for (x) a cash amount greater than the excess, if any, of the Fair Market Value of the underlying Shares on the date of cancellation over the exercise price times the number of Shares outstanding under the Award (the “Award Value”), (y) another Option or SAR with an exercise price that is less than the exercise price of the cancelled Option or SAR, or (z) any other type of Award. For avoidance of doubt, in connection with a corporate transaction involving the Company (including an event described in Section 5(e)), any Award may be terminated in exchange for a cash payment, and such payment is not required to exceed the Award Value. Notwithstanding the foregoing, the Committee may terminate Awards granted in any jurisdiction outside the United States prior to their expiration date for consideration determined by the Committee when, in the Committee’s judgment, the administrative burden of continuing Awards in such locality outweighs the benefit to the Company. Any such action taken with respect to an Award intended to be a stock right exempt under Section 409A of the Code shall be consistent with the requirements for exemption under Section 409A, and any such action taken with respect to an Award that constitutes deferred compensation under Section 409A shall be in compliance with the requirements of Section 409A. The Committee also may modify any outstanding Awards to comply with Section 409A without consent from Participants. The Company makes no representation or covenant that any action taken pursuant to this Section 12(b) will comply with Section 409A.
(c)	The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Any such action taken with respect to an Award intended to be a stock right exempt under Section 409A of the Code shall be consistent with the requirements for exemption under Section 409A, and any such action taken with respect to an Award that constitutes deferred compensation under Section 409A shall be in compliance with the requirements of Section 409A. However, the Company makes no representation or covenants that Awards will comply with Section 409A.
(d)	The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

TEXAS INSTRUMENTS	2014 PROXY STATEMENT • B-7

SECTION 13. Miscellaneous.

(a)	No employee, independent contractor, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, independent contractors, Participants, or holders or beneficiaries of Awards, either collectively or individually, under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.
(b)	The Committee may delegate to another committee of the Board, one or more officers or managers of the Company, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend or terminate Awards held by, employees who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended; provided, however, that any such delegation to management shall conform with the requirements of the General Corporation Law of Delaware, as in effect from time to time.
(c)	The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes (including income tax, social insurance contributions, payment on account and other taxes) due in respect of an Award, its exercise, or any payment or transfer of Shares, cash or property under such Award or under the Plan and to take such other action (including, without limitation, providing for elective payment of such amounts in cash, Shares, other securities, other Awards or other property by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations of the Company for the payment of such taxes.
(d)	Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
(e)	The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant from employment or terminate the services of an independent contractor, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties.
(f)	If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.
(g)	Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
(h)	No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

SECTION 14. Effective Date of the Plan.

The Plan shall be effective as of the date of its approval by the stockholders of the Company.

SECTION 15. Term of the Plan.

No Award shall be granted under the Plan after the tenth anniversary of the effective date. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee and the Board under Section 12 to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and to amend the Plan, shall extend beyond such date.

SECTION 16. Governing Law.

The Plan shall be construed in accordance with and governed by the laws of the State of Texas without giving effect to the principles of conflict of laws thereof.

B-8 • 2014 PROXY STATEMENT	TEXAS INSTRUMENTS

APPENDIX
NON-GAAP RECONCILIATIONS

This proxy statement refers to (1) revenue excluding legacy wireless products (baseband products, and OMAP applications processors and connectivity products sold into smartphone and consumer tablet applications) and (2) ratios based on free cash flow. These are financial measures that were not prepared in accordance with generally accepted accounting principles in the U.S. (non-GAAP measures). Free cash flow is a non-GAAP measure calculated by subtracting Capital expenditures from the most directly comparable GAAP measure, Cash flows from operating activities (also referred to as Cash flow from operations). We believe revenue excluding legacy wireless products provides insight into our underlying business results. We believe free cash flow and these ratios based on it provide insight into our liquidity, our cash-generating capability and the amount of cash potentially available to return to investors, as well as insight into our financial performance. These non-GAAP measures are supplemental to the comparable GAAP measures and are reconciled in the tables below to the most directly comparable GAAP measures.

Revenue excluding legacy wireless products (amounts in millions of dollars)

					2013	2013
	For Years Ended December 31,				One-Year	Three-Year
	2013	2012	2011	2010	Growth	CAGR*
Revenue (GAAP)	$12,205	$12,825	$13,735	$13,966	-4.8%	-4.4%
Legacy wireless revenue	(470)	(1,200)	(2,391)	(2,870)
TI Revenue less legacy wireless revenue (non-GAAP)	$11,735	$11,625	$11,344	$11,096	0.9%	1.9%

*	CAGR (compound annual growth rate) is calculated using the formula: (Ending Value/Beginning Value)1/number of years-1.

Free cash flow as a percentage of revenue (amounts in millions of dollars)

					Percentage of Revenue
	For Years Ended December 31,				For Years Ended December 31,
	2013	2012	2011	Total	2013	2012	2011	Total
Revenue	$12,205	$12,825	$13,735	$38,765
Cash flow from operations (GAAP)	$3,384	$3,414	$3,256	$10,054	27.7%	26.6%	23.7%	25.9%
Capital expenditures	(412)	(495)	(816)	(1,723)
Free cash flow (non-GAAP)	$2,972	$2,919	$2,440	$8,331	24.4%	22.8%	17.8%	21.5%

Total cash returned to shareholders as a percentage of free cash flow (amounts in millions of dollars)

	For Years Ended December 31,
	2013	2012	2011	Total
Dividends paid	$1,175	$819	$644	$2,638
Stock repurchases	2,868	1,800	1,973	6,641
Total cash returned to shareholders	$4,043	$2,619	$2,617	$9,279

Percentage of Cash flow from operations (GAAP)	119.5%	76.7%	80.4%	92.3%
Percentage of free cash flow (non-GAAP)	136.0%	89.7%	107.3%	111.4%

TEXAS INSTRUMENTS	2014 PROXY STATEMENT • C-1

TEXAS INSTRUMENTS INCORPORATED
ATTN: JANE NAHRA
P.O. BOX 655474
MS 3999
DALLAS, TX 75265-5474

For registered shares, your proxy must be received by 11:59 P.M. (Eastern time) on April 16, 2014.

For shares allocable to a benefit plan account, your proxy must be received by 11:59 P.M. (Eastern time) on April 14, 2014.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until the applicable cut-off date and time above. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until the applicable cut-off date and time above. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received by the applicable date and time above.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M66495-P46257	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

TEXAS INSTRUMENTS INCORPORATED
The board of directors recommends you vote FOR each of the nominees for director and FOR Proposals 2 through 5.
Vote on Directors
1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	R. W. Babb, Jr.	☐	☐	☐

	1b.	M. A. Blinn	☐	☐	☐

	1c.	D. A. Carp	☐	☐	☐

	1d.	C. S. Cox	☐	☐	☐

	1e.	R. Kirk	☐	☐	☐

	1f.	P. H. Patsley	☐	☐	☐

	1g.	R. E. Sanchez	☐	☐	☐

	1h.	W. R. Sanders	☐	☐	☐

	1i.	R. J. Simmons	☐	☐	☐

	1j.	R. K. Templeton	☐	☐	☐

	1k.	C. T. Whitman	☐	☐	☐

		For	Against	Abstain

2.	Board proposal regarding advisory approval of the Company’s executive compensation.	☐	☐	☐

3.	Board proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2014.	☐	☐	☐

4.	Board proposal to approve the TI Employees 2014 Stock Purchase Plan.	☐	☐	☐

5.	Board proposal to reapprove the material terms of the performance goals under the Texas Instruments 2009 Long-Term Incentive Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

APRIL 17, 2014

You are invited to attend the 2014 annual meeting of stockholders on Thursday, April 17, 2014, at the cafeteria on our property at 12500 TI Boulevard, Dallas, Texas, at 10:00 a.m. (Central time). At the meeting we will consider the election of directors, advisory approval of the Company's executive compensation, ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014, a Board proposal to approve the TI Employees 2014 Stock Purchase Plan, a Board proposal to reapprove the material terms of the performance goals under the Texas Instruments 2009 Long-Term Incentive Plan, and such other matters as may properly come before the meeting.

Electronic Delivery of Proxy Materials

We are pleased to offer stockholders the opportunity to receive future proxy mailings by e-mail. To request electronic delivery, please vote via the Internet at www.proxyvote.com and, when prompted, enroll to receive proxy materials electronically in future years.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2014 Notice and Proxy Statement and 2013 Annual Report are also available at www.proxyvote.com.

M66496-P46257

PROXY FOR ANNUAL MEETING
TO BE HELD APRIL 17, 2014
This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints RALPH W. BABB, JR., CARRIE S. COX, CHRISTINE T. WHITMAN, RICHARD K. TEMPLETON, or any one or more of them, the true and lawful attorneys of the undersigned with power of substitution, to vote as proxies for the undersigned at the annual meeting of stockholders of Texas Instruments Incorporated to be held in Dallas, Texas, on April 17, 2014, at 10:00 a.m. (Central time) and at any or all adjournments thereof, according to the number of shares of common stock that the undersigned would be entitled to vote if then personally present, in the election of directors, upon the board proposals and upon other matters properly coming before the meeting. If no contrary indication is made, this proxy will be voted FOR the election of each director nominee and FOR Proposals 2 through 5. If other matters come before the meeting, this proxy will be voted in the discretion of the named proxies.

Should you have an account in the TI Contribution and 401(k) Savings Plan or the TI 401(k) Savings Plan, this proxy represents the number of TI shares allocable to that plan account as well as other shares registered in your name. As a "named fiduciary" under the plans for TI shares allocable to that plan account and for shares for which no voting instructions are received, this proxy will serve as voting instructions for The Northern Trust Company, trustee for the plans, or its designee. The plans provide that the trustee will vote each participant's shares in accordance with the participant's instructions unless otherwise required by law. If the trustee does not receive voting instructions for TI shares under the plans by April 14, 2014, those shares will be voted, in accordance with the terms of plans, in the same proportion as the shares for which voting instructions have been received unless otherwise required by law. If other matters come before the meeting, the named proxies will vote plan shares on those matters in their discretion.

IMPORTANT - On the reverse side of this card are procedures on how to vote the shares.
Please consider voting by Internet or telephone.

PROXYVOTE.COM

You received this e-mail because you are enrolled to receive TEXAS INSTRUMENTS INCORPORATED communications and vote by proxy via the Internet.

Important Notice Regarding the Availability of Proxy Materials

2014 TEXAS INSTRUMENTS INCORPORATED Annual Meeting of Shareholders

MEETING DATE: April 17, 2014
RECORD DATE: February 18, 2014
CUSIP NUMBER: 882508104

This e-mail represents all shares in the following account(s).

CONTROL NUMBER: 012345678901

You can enter your voting instructions and view the shareholder material at the Internet site below. If your browser supports secure transactions, you will automatically be directed to a secure site.

http://www.proxyvote.com/0012345678901

Note: If your e-mail software supports it, you can simply click on the above link.

To access ProxyVote, you will need the above CONTROL NUMBER and your four digit PIN:

-	If you are a shareholder who consented to receive proxy materials electronically, your PIN is the four digit number you selected at the time of your enrollment.

-	If you have forgotten your PIN or if your PIN is not accepted, please try the last four digits of your Social Security number. If you are still unable to access the site, please follow the "Forgot PIN" instructions on ProxyVote.com.

For registered shares, you may vote by Internet up until 11:59 p.m. Eastern time on April 16, 2014. For shares allocable to a benefit plan account, voting instructions must be received no later than 11:59 p.m. Eastern time on April 14, 2014.

To view the documents below, you may need Adobe Acrobat Reader. To download the Adobe Reader, click on the URL address below:
http://www.adobe.com/products/acrobat/readstep2.html

The relevant supporting documentations can also be found at the following Internet site(s):

Annual Report and Proxy Statement
http://materials.proxyvote.com/882508
*interactive*

If you would like to cancel your enrollment, or change your e-mail address or PIN, please go to http://www.InvestorDelivery.com. You will need the enrollment number below and your four-digit PIN. If you have forgotten your PIN, you can have it sent to your enrolled e-mail address by going to http://www.InvestorDelivery.com.

Your InvestorDelivery Enrollment Number is:	M012345678901

There are no charges for this service. There may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

Please do not send any e-mail to ID@ProxyVote.com. Please REPLY to this e-mail with any comments or questions about ProxyVote.com.
(Include the original text and subject line of this message for identification purposes).

AOL users: Please highlight the entire message before clicking the reply button.

TEXAS INSTRUMENTS INCORPORATED	Control#

2014 Annual Meeting of Shareholders

Thursday, April 17, 2014

For holders as of: Tuesday, February 18, 2014

Cusip: 882508

Meeting Material(s)
Annual Report and Proxy Statement

As your vote is very important, we recommend that all voting instructions be received at least one business day prior to the voting cut-off time stated in the proxy materials. Scroll down for proxy instructions and voting.

To vote via telephone, call 1-800-690-6903.
1. Vote	2. Review	3. Confirmed

PROXY BALLOT

TEXAS INSTRUMENTS INCORPORATED

2014 Annual Meeting of Shareholders
To be held on Thursday, April 17, 2014 for holders of record as of Tuesday, February 18, 2014

PROXY FOR ANNUAL MEETING
TO BE HELD APRIL 17, 2014
This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints RALPH W. BABB, JR., CARRIE S. COX, CHRISTINE T. WHITMAN, RICHARD K. TEMPLETON, or any one or more of them, the true and lawful attorneys of the undersigned with power of substitution, to vote as proxies for the undersigned at the annual meeting of stockholders of Texas Instruments Incorporated to be held in Dallas, Texas, on April 17, 2014, at 10:00 a.m. (Central time) and at any or all adjournments thereof, according to the number of shares of common stock that the undersigned would be entitled to vote if then personally present, in the election of directors, upon the board proposals and upon other matters properly coming before the meeting. If no contrary indication is made, this proxy will be voted FOR the election of each director nominee and FOR Proposals 2 through 5. If other matters come before the meeting, this proxy will be voted in the discretion of the named proxies.

Should you have an account in the TI Contribution and 401(k) Savings Plan or the TI 401(k) Savings Plan, this proxy represents the number of TI shares allocable to that plan account as well as other shares registered in your name. As a "named fiduciary" under the plans for TI shares allocable to that plan account and for shares for which no voting instructions are received, this proxy will serve as voting instructions for The Northern Trust Company, trustee for the plans, or its designee. The plans provide that the trustee will vote each participant's shares in accordance with the participant's instructions unless otherwise required by law. If the trustee does not receive voting instructions for TI shares under the plans by April 14, 2014, those shares will be voted, in accordance with the terms of plans, in the same proportion as the shares for which voting instructions have been received unless otherwise required by law. If other matters come before the meeting, the named proxies will vote plan shares on those matters in their discretion.

You are encouraged to specify your choices by marking the appropriate boxes below. To submit your vote instructions, please select the SUBMIT button at the bottom of the agenda.
If you select the SUBMIT button at the bottom of the agenda without specifying choices among the boxes below, your vote instructions will be cast in accordance with the recommendations of the Board of Directors.

	Proposal(s)	Recommendations of the Board of Directors	Vote Options
1A.	ELECTION OF DIRECTOR: R.W. BABB, JR.	For	¡	For	¡	Against	¡	Abstain
1B.	ELECTION OF DIRECTOR: M.A. BLINN	For	¡	For	¡	Against	¡	Abstain
1C.	ELECTION OF DIRECTOR: D.A. CARP	For	¡	For	¡	Against	¡	Abstain
1D.	ELECTION OF DIRECTOR: C.S. COX	For	¡	For	¡	Against	¡	Abstain
1E.	ELECTION OF DIRECTOR: R. KIRK	For	¡	For	¡	Against	¡	Abstain
1F.	ELECTION OF DIRECTOR: P.H. PATSLEY	For	¡	For	¡	Against	¡	Abstain
1G.	ELECTION OF DIRECTOR: R.E. SANCHEZ	For	¡	For	¡	Against	¡	Abstain
1H.	ELECTION OF DIRECTOR: W.R. SANDERS	For	¡	For	¡	Against	¡	Abstain
1I.	ELECTION OF DIRECTOR: R.J. SIMMONS	For	¡	For	¡	Against	¡	Abstain
1J.	ELECTION OF DIRECTOR: R.K. TEMPLETON	For	¡	For	¡	Against	¡	Abstain
1K.	ELECTION OF DIRECTOR: C.T. WHITMAN	For	¡	For	¡	Against	¡	Abstain
2.	BOARD PROPOSAL REGARDING ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION.	For	¡	For	¡	Against	¡	Abstain
3.	BOARD PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014.	For	¡	For	¡	Against	¡	Abstain
4.	BOARD PROPOSAL TO APPROVE THE TI EMPLOYEES 2014 STOCK PURCHASE PLAN.	For	¡	For	¡	Against	¡	Abstain
5.	BOARD PROPOSAL TO REAPPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE TEXAS INSTRUMENTS 2009 LONG-TERM INCENTIVE PLAN.	For	¡	For	¡	Against	¡	Abstain

Click to see: "Letter to our clients regarding voting authority"

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